EXHIBIT 10.3

EXECUTION VERSION

INDENTURE

by and between

KCAP Senior funding i, LLC
Issuer

and

U.S. BANK NATIONAL ASSOCIATION
Trustee

Dated as of June 18, 2013

i

(continued)

ii

(continued)

iii

(continued)

		Page

Section 10.11	Section 3(c)(7) Procedures	169

ARTICLE XI	Application Of Monies	172

Section 11.1	Disbursements of Monies from Payment Account	172

ARTICLE XII	SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS	180

Section 12.1	Sales of Collateral Obligations	180
Section 12.2	Purchase of Additional Collateral Obligations	183
Section 12.3	Optional Repurchase or Substitution of Collateral Obligations	187
Section 12.4	Conditions Applicable to All Sale and Purchase Transactions	189

ARTICLE XIII	Noteholders’ Relations	190

Section 13.1	Subordination	190
Section 13.2	Standard of Conduct	190

ARTICLE XIV	MISCELLANEOUS	191

Section 14.1	Form of Documents Delivered to Trustee	191
Section 14.2	Acts of Holders	192
Section 14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, Guggenheim Securities, the Collateral Administrator, the Paying Agent and each Rating Agency	192
Section 14.4	Notices to Holders; Waiver	195
Section 14.5	Effect of Headings and Table of Contents	195
Section 14.6	Successors and Assigns	196
Section 14.7	Severability	196
Section 14.8	Benefits of Indenture	196
Section 14.9	Provision or Notices, Reports and Other Information to Initial Purchaser	196
Section 14.10	Governing Law	196
Section 14.11	Submission to Jurisdiction	196
Section 14.12	WAIVER OF JURY TRIAL	197
Section 14.13	Counterparts	197
Section 14.14	Acts of Issuer	197
Section 14.15	Confidential Information	198
Section 14.16	Communications with Rating Agencies	199
Section 14.17	17g-5 Information	199

ARTICLE XV	Assignment Of Certain Agreements	200

Section 15.1	Assignment of Collateral Management Agreement	200

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Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	Moody’s Industry Classification Group List
Schedule 3	S&P Industry Classifications
Schedule 4	Diversity Score Classification
Schedule 5	Moody’s Rating Definitions
Schedule 6	S&P Recovery Rate Tables
Schedule 7	Moody’s RiskCalc Calculation

Exhibit A	Forms of Notes
A-1	Form of Global Secured Note
A-2	Form of Certificated Subordinated Note
A-3	Form of Certificated Secured Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Secured Note or Certificated Secured Note to Regulation S Global Secured Note
B-2	Form of Purchaser Representation Letter for Certificated Secured Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Secured Note or Certificated Secured Note to Rule 144A Global Secured Note
B-4	Form of Purchaser Representation Letter for Certificated Subordinated Notes
B-5	Form of Subordinated Note ERISA Certificate
B-6	Form of Transferee Certificate of Rule 144A Global Secured Note
B-7	Form of Transferee Certificate of Regulation S Global Secured Note
Exhibit C	Calculation of LIBOR
Exhibit D	Form of Beneficial Owner Certificate
Exhibit E	Form of Weighted Average S&P Recovery Rate Notice
Exhibit F	Form of Portfolio Acquisition and Disposition Certificate
Exhibit G	Form of Notice of Substitution

v

INDENTURE, dated as of June 18, 2013, by and between KCAP SENIOR FUNDING I, LLC, a Delaware limited liability company (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, a limited purpose national banking association with trust powers, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein. Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Collateral Manager and the Collateral Administrator (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, (a) the Collateral Obligations (listed, as of the Closing Date, in Schedule 1 to this Indenture) which the Issuer causes to be delivered to the Trustee (directly or through an intermediary or custodian) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto, (b) each of the Accounts and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the Collateral Administration Agreement and the Master Loan Sale Agreement, (d) all Cash or Money delivered to the Trustee (or its custodian) from any source for the benefit of the Secured Parties or the Issuer, (e) any Equity Securities received by the Issuer, (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, goods and other supporting obligations relating to the foregoing (in each case as defined in the UCC), (g) any other property otherwise delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments) and (h) all proceeds with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”).

The above Grant is made in trust to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture and subject to Section 10.3(e), (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Securities Account Control Agreement, the Collateral Administration Agreement and the Master Loan Sale Agreement and (iv) compliance with the provisions of this Indenture, all as provided herein. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments”, as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

Definitions

Section 1.1           Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation”. All references herein to designated “Articles”, “Sections”, “sub-Sections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-Section or other subdivision.

“17g-5 Information”: The meaning specified in Section 14.17(a).

“1940 Act”: The Investment Company Act of 1940, as amended from time to time.

“25% Limitation”: A limitation that is exceeded only if Benefit Plan Investors hold 25% or more of the value of any class of equity interests in the Issuer, as calculated under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Accountants’ Report”: A report of the firm or firms appointed by the Issuer pursuant to Section 10.8(a).

“Accounts”: (i) the Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Supplemental Expense Reserve Account and (vii) the Custodial Account.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

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“Adjusted Collateral Principal Amount”: As of any date of determination, without duplication (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations and Discount Obligations), plus (b)  the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, plus (c) the aggregate, for each Defaulted Obligation, of the Defaulted Obligation Balance thereof, plus (d) the aggregate, for each Discount Obligation, of the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof, for such Discount Obligation, minus (e) the Excess CCC/Caa Adjustment Amount; provided that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation or any asset that falls into the Excess CCC/Caa Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.03% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount on the related Determination Date and (b) U.S.$150,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months).

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, to the Trustee (including indemnities) pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Collateral Administrator (including indemnities) pursuant to the Collateral Administration Agreement, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer for fees and expenses; (ii) the Rating Agencies for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Collateral Management Fee; (iv) the Independent Manager for any fees or expenses due under the management agreement between the Issuer and Independent Manager; and (v) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, any amounts due in respect of the listing of the Secured Notes on any stock exchange or trading system and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.

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“Affected Class”: Any Class of Secured Notes that, as a result of the occurrence of a Tax Event described in the definition of “Tax Redemption”, have not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation, (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation.

“Aggregate Excess Funded Spread”: As of any Measurement Date, the amount obtained by multiplying: (a) the amount equal to LIBOR applicable to the Secured Notes during the Interest Accrual Period in which such Measurement Date occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance of the Collateral Obligations as of such Measurement Date minus (ii) the sum of (A) the Target Initial Par Amount plus (B) the aggregate amount of Principal Proceeds received from the issuance of additional Notes pursuant to Section 2.13 and Section 3.2 to the extent the proceeds thereof are used to purchase additional Collateral Obligations.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation that bears interest at a spread over a London interbank offered rate based index, (i)(A) the stated interest rate spread on such Collateral Obligation above such index, plus (B) for each Floating Rate Obligation that provides for a minimum LIBOR, the excess of such minimum LIBOR over LIBOR as of the immediately preceding Interest Determination Date; provided that this subclause (B) shall be disregarded and given no force or effect in connection with the running of each S&P CDO Monitor to the extent that the excess of such minimum LIBOR over such index is already included in calculations of aggregate funded spread in connection with such S&P CDO Monitor, multiplied by (ii) the outstanding principal balance of such Collateral Obligation and (b) in the case of each Floating Rate Obligation that bears interest at a spread over an index other than a London interbank offered rate based index, (i) the excess of the sum of such spread and such index over LIBOR as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the outstanding principal balance of such Collateral Obligation.

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“Aggregate Outstanding Amount”: With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding on such date (including any Deferred Interest previously added to the principal amount of any of the Class C-1 Notes or the Class D-1 Notes that remains unpaid except to the extent otherwise expressly provided herein).

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Applicable Advance Rate”: For each Collateral Obligation and for the applicable number of Business Days between the certification date for a sale or participation required by Section 9.4 and the expected date of such sale or participation, the percentage specified below:

	Same Day	1-2 Days	3-5 Days	6-15 Days
Senior Secured Loans with a Market Value of:
90% or more	100%	93%	92%	88%
below 90%	100%	80%	73%	60%
Other Collateral Obligations with a Moody’s Rating of at least “B3” and a Market Value of 90% or more	100%	89%	85%	75%
All other Collateral Obligations	100%	75%	65%	45%

“Applicable Recovery Rate”: For each Collateral Obligation with respect to any date of determination, the lower of (i) the Moody’s Recovery Rate and (ii) the S&P Recovery Rate, in each case, for such Collateral Obligation as of such date of determination.

“Applicable Qualified Valuation”: The meaning specified in Section 12.1(g).

“Article 122a”: Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended).

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“Asset Quality Matrix”: The following chart used to determine which of the “row/column combinations” are applicable for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Weighted Average Rating Factor Test and the Minimum Weighted Average Spread Test, as set forth in Section 7.18(g).

Minimum Weighted
Average Spread	Minimum Diversity Score
	22	25	28	30	33
4.00%	2600	2700	2780	2830	2900
4.25%	2660	2780	2857	2907	2975
4.50%	2720	2860	2934	2984	3050
4.75%	2780	2950	3011	3061	3125
5.00%	2840	3030	3088	3138	3200
5.25%	2900	3110	3165	3215	3275
5.50%	2960	3190	3242	3292	3350
5.75%	3020	3270	3319	3369	3425
6.00%	3080	3350	3396	3446	3500
6.25%	3140	3430	3473	3523	3575
6.50%	3200	3500	3550	3600	3650
	Weighted Average Moody’s
	Rating Factor

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning assigned in the Granting Clause hereof.

“Assigned Moody’s Rating”: The meaning specified in Schedule 5 (or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager).

“Assumed Reinvestment Rate”: LIBOR (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Available Funds”: With respect to any Payment Date, the amount of any positive balance (of Cash and Eligible Investments) in the Collection Account as of the Determination Date relating to such Payment Date and, with respect to any other date, such amount as of that date.

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“Balance”: On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: The U.S. Bank National Association, in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Beneficial Owner”: With respect to any Note (including any Global Secured Note), the owner of a beneficial interest in such Note who has delivered written notice or certification thereof to the Trustee, the Issuer and the Collateral Manager in accordance with this Indenture.

“Benefit Plan Investor”: A “benefit plan investor” as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, which includes an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan to which Section 4975 of the Code applies or an entity whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or a plan’s investment in such entity.

“Bond”: Any debt security (other than a loan) issued by a corporation, limited liability company, partnership or trust.

“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Caa Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation) with an Assigned Moody’s Rating of “Caa1” or lower.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

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“CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of “CCC+” or lower.

“CCC/Caa Collateral Obligations”: Each of the CCC Collateral Obligations and each of the Caa Collateral Obligations; provided that, for the avoidance of doubt, any Collateral Obligation which is both a CCC Collateral Obligation and a Caa Collateral Obligation shall be counted as constituting only one CCC/Caa Collateral Obligation.

“CCC/Caa Excess”: As of any date of determination, the amount equal to the greater of:

(i)	the excess of the outstanding Principal Balance of all CCC Collateral Obligations over an amount equal to 12.5% of the Collateral Principal Amount as of such date; and

(ii)	the excess of the outstanding Principal Balance of all Caa Collateral Obligations over an amount equal to 20.0% of the Collateral Principal Amount as of such date;

provided that, in the case of both clauses (i) and (ii) above, in determining which of the CCC Collateral Obligations or Caa Collateral Obligations, as applicable, shall be included in the CCC/Caa Excess, the CCC Collateral Obligations or Caa Collateral Obligations, as applicable, with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the outstanding principal balance of such Collateral Obligations as of such date) shall be deemed to constitute such CCC/Caa Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Notes”: The meaning specified in Section 2.2(b)(iv).

“Certificated Secured Note”: The meaning specified in Section 2.2(b)(iii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Certificated Subordinated Note”: The meaning specified in Section 2.2(b)(iv).

“Class”: A class of Notes consisting of each of the Class A-1 Notes; the Class B-1 Notes; the Class C-1 Notes; the Class D-1 Notes; each class or sub-class of additional Notes, if any, issued in accordance with Sections 2.13 or 3.2; or the Subordinated Notes. For the avoidance of doubt, Notes of each sub-class of the same Class shall be considered as Notes of the same Class.

“Class A-1 Notes”: The Class A-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A/B Notes.

“Class A/B Notes”: The Class A-1 Notes and the Class B-1 Notes, collectively.

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“Class B-1 Notes”: The Class B-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to any Class or Classes of Secured Notes, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor chosen by the Collateral Manager in accordance with the definition of “S&P CDO Monitor” that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Notes in full. After the Effective Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Collateral Manager (with a copy to the Collateral Administrator) from Section 2 of Schedule 6 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate that is selected by the Collateral Manager from time to time and confirmed by S&P.

“Class C-1 Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C-1 Notes.

“Class C-1 Notes”: The Class C-1 Secured Deferrable Floating Rate Notes issued pursuant to the Indenture and having the characteristics specified in Section 2.3.

“Class D-1 Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class D-1 Notes.

“Class D-1 Notes”: The Class D-1 Secured Deferrable Floating Rate Notes issued pursuant to the Indenture and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to any Class of Secured Notes, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Notes from the Class Break-even Default Rate for such Class of Notes at such time.

“Class Scenario Default Rate”: With respect to any Class of Secured Notes, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s Initial Rating of such Class of Notes, determined by the Collateral Manager and the Collateral Administrator (which determination shall be made solely by application of the S&P CDO Monitor at such time).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

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“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: June 18, 2013.

“Code”: The United States Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time.

“Collateral Administrator”: U.S. Bank National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations, but including (subject to clause (A) in the proviso in the definition of “Interest Proceeds”) Interest Proceeds actually received from Defaulted Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee, if any, payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8(b) of the Collateral Management Agreement and Section 11.1 of this Indenture, which consists of the Senior Collateral Management Fee, the Subordinated Collateral Management Fee and the Incentive Collateral Management Fee; provided, however, that so long as (i) KCAP Financial is the Collateral Manager and (ii) the Initial Subordinated Noteholder (together with its Affiliates) owns and holds 100% of the Aggregate Outstanding Amount of the Subordinated Notes, the Collateral Management Fees shall be zero.

“Collateral Manager”: KCAP Financial, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

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“Collateral Obligation”: A Senior Secured Loan or Participation Interest therein, a Second Lien Loan or Participation Interest therein, an Unsecured Loan or a Participation Interest therein, a Subordinated Loan or a Participation Interest therein, or a Bond, which, in each case, as of the date of acquisition by the Issuer:

(i)	is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(ii)	is not a Defaulted Obligation;

(iii)	is not a Credit Risk Obligation;

(iv)	is not a lease;

(v)	provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi)	does not constitute Margin Stock;

(vii)	causes the Issuer to receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding Tax, other than withholding Tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such Tax is the amount due to the Issuer before the imposition of any withholding Tax;

(viii)	has a Moody’s Rating and an S&P Rating;

(ix)	is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(x)	except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer;

(xi)	does not have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript assigned by S&P;

(xii)	is not a Zero Coupon Bond, a Bridge Loan, a Commercial Real Estate Loan, a Step-Down Obligation or a Step-Up Obligation;

(xiii)	will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xiv)	is not an Equity Security or by its terms convertible into or exchangeable for an Equity Security at the option of the issuer thereof or any other Person other than the Issuer; provided that a Collateral Obligation may be by its terms convertible into or exchangeable for an Equity Security if the convertible or exchangeable portion of such Collateral Obligation constitutes less than or equal to 2% of the portion of the Collateral Principal Amount represented by such Collateral Obligation;

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(xv)	is not the subject of an Offer of exchange, or tender by its issuer, for cash, securities or any other type of consideration other than (A) a Permitted Offer or (B) an exchange offer in which a security that is not registered under the Securities Act is exchanged for a security that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or a security that would otherwise qualify for purchase under the Investment Criteria described herein;

(xvi)	does not have a Moody’s Default Probability Rating that is below “Caa3” or an S&P Rating that is below “CCC-”; provided, however that a Collateral Obligation that is not a Defaulted Obligation and is not rated by S&P and Moody’s shall be deemed to have a rating of “CCC-” from S&P;

(xvii)	other than the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate, commercial deposit rate or any other index in respect of which the S&P Rating Condition is satisfied;

(xviii)	is Registered;

(xix)	is not a Structured Finance Obligation or a Synthetic Security;

(xx)	is not a letter of credit or a synthetic letter of credit, and does not include or support a letter of credit or a synthetic letter of credit;

(xxi)	does not pay interest less frequently than annually;

(xxii)	is not an interest in a grantor trust;

(xxiii)	is purchased at a price at least equal to 50% of its outstanding principal balance;

(xxiv)	is issued by an obligor Domiciled in the United States, Canada, a Group I Country, a Recovery Approved Country or a Tax Jurisdiction;

(xxv)	if it is a Participation Interest, the Moody's Counterparty Criteria is satisfied with respect to the acquisition thereof;

(xxvi)	is an Eligible Asset;

(xxvii)	is not an obligation of a Controlled Portfolio Company;

(xxviii)	if it is a Deferrable Obligation, a portion of the interest payable thereon is required to be paid currently in cash pursuant to the terms of the related Underlying Documents; and

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(xxix)	has an Obligor with a trailing twelve-month EBITDA (based on available data selected by the Collateral Manager in good faith) of not less than $5,000,000.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, except as otherwise expressly set forth herein) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein) representing Principal Proceeds; provided that for purposes of calculating the Concentration Limitations, Defaulted Obligations shall be included in the Collateral Principal Amount with a principal balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Test”: A test satisfied on any Measurement Date on and after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below or, after the Effective Date, if a test is not satisfied on such date, the degree of compliance with such test is maintained or improved after giving effect to the investment, calculated in each case as required by Section 1.3 herein:

(i)	the Minimum Weighted Average Spread Test;

(ii)	the Minimum Weighted Average Coupon Test;

(iii)	the Maximum Moody’s Weighted Average Rating Factor Test;

(iv)	the Moody’s Diversity Test;

(v)	the S&P CDO Monitor Test;

(vi)	the Minimum Weighted Average Moody’s Recovery Rate Test;

(vii)	the Minimum Weighted Average S&P Recovery Rate Test; and

(viii)	the Weighted Average Life Test.

“Collection Account”: The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on October 10, 2013; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption or Tax Redemption in whole of the Notes, on the Redemption Date and (c) in any other case, at the close of business on the fifth (5th) Business Day of the calendar month in which such Payment Date occurs.

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“Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the obligor and is evidenced by a note or other evidence of indebtedness.

“Concentration Limitations”: Limitations satisfied on any Measurement Date on or after the Effective Date if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i)          not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Second Lien Loans, Cash and Eligible Investments;

(ii)         not more than 15.0% of the Collateral Principal Amount may consist of Second Lien Loans;

(iii)        not more than 7.0% of the Collateral Principal Amount may consist of Bonds;

(iv)        not more than 3.0% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single Obligor and its Affiliates, except that, without duplication, (A) Collateral Obligations that are issued by up to three Obligors and their respective Affiliates may each constitute up to 3.5% of the Collateral Principal Amount, (B) Collateral Obligations that are issued by up to two additional Obligors and their respective Affiliates may each constitute up to 4.0% of the Collateral Principal Amount and (C) Collateral Obligations that are issued by up to two additional Obligors and their respective Affiliates may each constitute up to 5.0% of the Collateral Principal Amount; provided that if at any time there are ten or less Obligors constituting more than 33.0% in the aggregate of the Collateral Principal Amount, any new Collateral Obligation must have a Moody’s Default Probability Rating of at least B3 and an S&P Rating of at least B- if such purchase would result in the Obligor’s balance exceeding 3.0% of the Collateral Principal Amount;

(v)         not more than 3.0% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single Obligor and its Affiliates, which Collateral Obligations have a Moody's Rating based on credit estimates and/or private ratings, in each case, as set forth in the definition of “Assigned Moody’s Rating” on Schedule 5;

(vi)        not more than 20.0% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody’s Default Probability Rating of “Caa1” or below (other than a Defaulted Obligation);

(vii)       not more than 12.5% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating of “CCC+” or below (other than a Defaulted Obligation);

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(viii)      not more than 10.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(ix)         not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Unsecured Loans and Subordinated Loans, and not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Subordinated Loans;

(x)          not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that have a portion that may be convertible into or exchangeable for an Equity Security;

(xi)         not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(xii)        not more than 10.0% of the Collateral Principal Amount may consist of Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, and not more than 3.0% of the Collateral Principal Amount may consist of Revolving Collateral Obligations;

(xiii)       not more than 5.0% of the Collateral Principal Amount may consist of Participation Interests;

(xiv)      the Third Party Credit Exposure may not exceed 5.0% of the Collateral Principal Amount and the Third Party Credit Exposure Limits may not be exceeded;

(xv)       not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(a) of the definition of the term “S&P Rating”;

(xvi)      not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with a Moody’s Rating derived from an S&P Rating as provided in clauses (iv), (v) or (vi) under the heading “Moody’s Equivalent Senior Unsecured Rating” on Schedule 5;

(xvii)     not more than 2.5% of the Collateral Principal Amount may be issued by obligors Domiciled outside the United States;

(xviii)    not more than 2.5% of the Collateral Principal Amount may be issued by obligors Domiciled in all Tax Jurisdictions in the aggregate;

(xix)       not more than 15.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by obligors that belong to any single S&P Industry Classification, except that (x) the first and second largest S&P Industry Classification may each represent up to 20.0% of the Collateral Principal Amount; and (y) the third largest S&P Industry Classification may represent up to 17.5% of the Collateral Principal Amount;

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(xx)        not more than 15.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by obligors that belong to any single Moody’s Industry Classification, except that (x) the first and second largest Moody’s Industry Classification may each represent up to 20.0% of the Collateral Principal Amount; and (y) the third largest Moody’s Industry Classification may represent up to 17.5% of the Collateral Principal Amount;

(xxi)       not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(xxii)      not more than 30.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Cov-Lite Loans; and

(xxiii)     not more than 0.0% of the Collateral Principal Amount may consist of Long Dated Obligations.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Controlled Portfolio Company”: Any company that is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

“Controlling Class”: The Class A-1 Notes so long as any Class A-1 Notes are Outstanding; then the Class B-1 Notes so long as any Class B-1 Notes are Outstanding; then the Class C-1 Notes so long as any Class C-1 Notes are Outstanding; then the Class D-1 Notes so long as any Class D-1 Notes are Outstanding; and then the Subordinated Notes.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of an entity or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person.

“Corporate Family Rating”: The meaning specified in Schedule 5 (or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager).

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which the Trustee performs its duties under this Indenture, currently located at (a) for purposes of Note transfers and presentment of Notes for payment, 60 Livingston Ave., St. Paul, MN 55107 Attention: KCAP Senior Funding I, LLC, and (b) for all other purposes, One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services – KCAP Senior Funding I, LLC, or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

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“Cov-Lite Loan”: Any Collateral Obligation that, other than with respect to a period of no more than three months following the origination of such Collateral Obligation, that either:

(a)	does not contain any financial covenants, or

(b)	(i) requires the Obligor to comply with one or more financial covenants only upon the occurrence of certain actions of the Obligor as identified in the Underlying Documents (including, but not limited to, a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture), but (ii) does not require the Obligor to comply with one or more financial covenants during each reporting period, without regard to whether it has taken any specified action;

provided that, for all purposes, a Collateral Obligation described in clause (a) or (b) above which either contains a cross-default provision to, or is pari passu with, another loan of the underlying obligor forming part of the same loan facility that requires the underlying obligor to comply with a financial covenant during each reporting period regardless of whether it has taken any specified actions will be deemed not to be a Cov-Lite Loan.

“Coverage Tests”: The Overcollateralization Ratio Test and Interest Coverage Test, each as applied to each specified Class or Classes of Secured Notes; provided that for purposes of each of the Coverage Tests, the Class A-1 Notes and the Class B-1 Notes will be treated as one Class, Class A/B.

“Credit Improved Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a)	such Collateral Obligation has experienced a reduction in its credit spread of 10% or more compared to the credit spread in effect as of the Cut-Off Date for such Collateral Obligation, such reduction in spread being determined by reference to an Eligible Loan Index; or

(b)	such Collateral Obligation has a Market Value above the higher of (i) par and (ii) the initial purchase price paid by the Issuer for such Collateral Obligation.

“Credit Improved Obligation”: Any Collateral Obligation which, in the Collateral Manager’s reasonable commercial judgment, has significantly improved in credit quality after it was acquired by the Issuer; provided, that during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with positive implication by Moody’s or S&P since it was acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

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(a)	the spread over LIBOR or other Eligible Loan Index for such Collateral Obligation has been increased since the date of purchase by (A) 0.25% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) less than or equal to 3.0%), (B) 0.375% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 3.0% but less than or equal to 5.0%) or (C) 0.5% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate selected by the Collateral Manager in the exercise of its reasonable business judgment (prior to such increase) greater than 5.0%) due, in each case, to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation; or

(b)	the Market Value of such Collateral Obligation has decreased by at least 2.0% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation.

“Credit Risk Obligation”: Any Collateral Obligation that, in the Collateral Manager’s reasonable commercial judgment, has a significant risk of declining in credit quality or price unrelated to general market conditions; provided that, during a Restricted Trading Period or for purposes of clause (ii) of the definition of Prepaid/Sold Post-Reinvestment Collateral Obligation, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if (i) such Collateral Obligation has been downgraded by any Rating Agency at least one rating sub-category or has been placed and remains on a credit watch with negative implication by Moody’s or S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“Current Portfolio”: At any time, the portfolio of Collateral Obligations, Cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

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(a)	a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b)	a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of three Business Days or five calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable obligor or issuer or secured by the same collateral);

(c)	the obligor, issuer or others have instituted proceedings to have the obligor or issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such obligor or issuer has filed for protection under Chapter 11 of the Bankruptcy Code;

(d)	such Collateral Obligation has an S&P Rating of “CC” or lower, or “SD” or had such rating before such rating was withdrawn or the obligor or issuer on such Collateral Obligation has a “probability of default” rating assigned by Moody’s of “D” or “LD”;

(e)	such Collateral Obligation is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same obligor or issuer which has an S&P Rating of “CC” or lower, or “SD” or had such rating before such rating was withdrawn or the obligor or issuer on such Collateral Obligation has a “probability of default” rating assigned by Moody’s of “D” or “LD”; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable obligor or issuer or secured by the same collateral;

(f)	a default with respect to which the Collateral Manager has received notice or a Responsible Officer thereof has actual knowledge that a default has occurred under the Underlying Documents and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Documents;

(g)	the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

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(h)	such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; or

(i)	such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “CC” or lower, or “SD” or had such rating before such rating was withdrawn;

provided that a Collateral Obligation shall not constitute a Defaulted Obligation if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “CC” or lower).

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice should any Collateral Obligation become a Defaulted Obligation.

“Defaulted Obligation Balance”: For any Defaulted Obligation, the lesser of the (i) S&P Collateral Value of such Defaulted Obligation and (ii) Moody’s Collateral Value of such Defaulted Obligation; provided that the Defaulted Obligation Balance will be zero if the Issuer has owned such Defaulted Obligation for more than three years after its default date.

“Deferrable Obligation”: A Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest. For the avoidance of doubt, for purposes of calculating the numerator (but not the denominator) of any component of the Weighted Average Floating Spread, Weighted Average Coupon, Excess Weighted Average Floating Spread and Excess Weighted Average Coupon, each Deferrable Obligation shall be excluded from each such numerator (but not the denominator) to the extent of any interest that may be deferred or capitalized, and is not required to be paid currently in cash thereon pursuant to the terms of the related Underlying Documents (regardless of whether such portion that may be deferred or capitalized is currently paying in cash).

“Deferred Interest”: With respect to the Class C-1 Notes and the Class D-1 Notes, the meaning specified in Section 2.7.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer (or (i) in respect of a Participation Interest, the Selling Institution or (ii) solely for the purpose of determining whether a Collateral Obligation constitutes a Cov-Lite Loan for S&P Recovery Rate purposes, the lender thereunder) to make one or more future advances to the borrower under the Underlying Documents relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

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(i)	in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)	causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)	in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)	in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)	in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

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(a)	causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b)	causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c)	causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)	if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)	in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Documents relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Depositor”: KCAP Senior Funding I Holdings, LLC, a Delaware limited liability company, together with its successor and assigns.

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“Derivative Transaction”: Any forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index.

“Determination Date”: The last day of each Collection Period.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85.0% of its outstanding principal balance, if such Collateral Obligation has a Moody’s Rating lower than “B3”, or (b) 80.0% of its outstanding principal balance, if such Collateral Obligation has a Moody’s Rating of “B3”or higher; provided that (x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day; (y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65.0% and (D) has a Moody’s Default Probability Rating equal to or greater than the Moody’s Default Probability Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation; and (z) clause (y) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (A) more than 5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied (or more than 2.5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied if the purchase price of the Collateral Obligation is less than 75% of the outstanding principal balance thereof) or (B) the Aggregate Principal Balance of all Collateral Obligations to which such clause (y) has been applied since the Closing Date being more than 10% of the Target Initial Par Amount.

“Discount Rate”: The zero coupon swap rate (as determined by a nationally recognized swap dealer selected by the Collateral Manager on behalf of the Issuer) implied by the fixed rate offered to be paid by such swap dealer under a fixed for floating interest rate swap transaction with a remaining term equal to the period over which such Discount Rate is to be applied in exchange for the receipt of payments indexed to the London interbank offered rate for three month deposits denominated in Dollars.

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“Distribution Compliance Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are first offered to Persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

“Distribution Report”: The meaning specified in Section 10.6(b).

“Diversity Score”: A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 4 hereto.

“Dollar”, “USD” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any obligor with respect to, or issuer of, a Collateral Obligation:

(a)	except as provided in clause (b) below, its country of organization; or

(b)	if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such obligor or issuer).

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“EBITDA”: With respect to an Obligor of a Collateral Obligation, for any period, the net income of such Obligor plus the sum of interest, taxes, depreciation, and amortization, with such adjustments as the Collateral Manager determines to be appropriate in accordance with the Collateral Manager Standard, in each case for such period.

“Effective Date”: The earlier to occur of (i) September 20, 2013 and (ii) at the election of the Collateral Manager, the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

“Effective Date Accountants’ Report”: The meaning specified in Section 7.18(d).

“Effective Date Issuer Certificate”: The meaning specified in Section 7.18(d).

“Effective Date Report”: The meaning specified in Section 7.18(d).

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“Effective Date Reporting Due Date”: The 14th Business Day after the Effective Date (or, if the Effective Date occurs prior to September 20, 2013, the 20th Business Day after the Effective Date); provided that in no event shall the Effective Date Reporting Due Date be later than October 9, 2013.

“Effective Date Tests”: The meaning specified in Section 7.18(d).

“Eligible Assets”: Financial assets, either fixed or revolving, that by their terms convert into Cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to securityholders.

“Eligible Investment Required Ratings”: If such obligation or security (a)(i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) has a short-term credit rating from S&P of “A-1” or higher (or, in the absence of a short-term credit rating, has a long-term credit rating from S&P of “A+” or higher).

“Eligible Investments”: Either Cash or any Dollar investment that, at the time it is Delivered (directly or through an intermediary or custodian), (x) matures not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof, and (y) is one or more of the following obligations or securities:

(i)	direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America whose obligations are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(ii)	demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

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(iii)	unleveraged repurchase obligations (if treated as debt by the Issuer and the counterparty) with respect to (a) any security described in clause (i) above or (b) any other Registered security issued or guaranteed (subject to the S&P guarantee criteria) by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above or entered into with an entity (acting as principal) with, or whose parent company has (in addition to a guarantee agreement with such entity, which guarantee agreement complies with S&P’s then-current criteria with respect to guarantees), the Eligible Investment Required Ratings;

(iv)	Registered debt securities bearing interest or sold at a discount issued by a corporation formed under the laws of the United States of America or any State thereof that satisfies the Eligible Investment Required Ratings at the time of such investment or contractual commitment providing for such investment;

(v)	commercial paper or other short-term obligations (other than Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance;

(vi)	a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Reinvestment Agreement issued by any insurance company or other corporation or entity, in each case with the Eligible Investment Required Ratings; provided that (a) the Issuer has received written confirmation from each Rating Agency (with a copy to the Trustee), that such investment would not cause the then-current rating of the Secured Notes to be reduced or withdrawn or (b) such Reinvestment Agreement may be unwound at the option of the Issuer without penalty; and

(vii)	money market funds that have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” by S&P, respectively (or, if any Rating Agency revises its criteria to change the foregoing credit ratings, the highest credit ratings then applicable to such money market funds by each such Rating Agency);

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (vii) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript assigned by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding Taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding Tax on an after-Tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation, or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or an Affiliate of the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation and (3) Asset-backed Commercial Paper shall not be considered an Eligible Investment.

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“Eligible Loan Index”: With respect to each Collateral Obligation that is a Senior Secured Loan, one of the following indices as selected by the Collateral Manager in writing delivered to the Trustee upon acquisition of such Collateral Obligation: CS Leveraged Loan Index (formerly CSFB Leveraged Loan Index), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other loan index for which the Global Rating Agency Condition has been obtained.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Security”: Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity, any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and any security which the Issuer had initially purchased as part of a unit with a Collateral Obligation and that has been detached from the Collateral Obligation and that is itself not eligible for purchase by the Issuer; it being understood that Equity Securities may not be purchased by the Issuer but may be received by the Issuer in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: The meaning specified in Section 7.18(c).

“Excess CCC/Caa Adjustment Amount”: As of any date of determination, an amount equal to the product of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC/Caa Excess, (ii) multiplied by the difference of (I) one minus (II) the number, expressed as a percentage, obtained by (x) summing the Market Values of all CCC/Caa Collateral Obligations, (y) dividing such sum by the Aggregate Principal Balance of all CCC/Caa Collateral Obligations and (z) rounding up to the nearest tenth of a percentage.

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“Excess Weighted Average Coupon”: A percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations (including, for the avoidance of doubt, all Deferrable Obligations constituting Floating Rate Obligations in this clause (b)).

“Excess Weighted Average Floating Spread”: A percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Weighted Average Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations (including, for the avoidance of doubt, all Deferrable Obligations constituting Fixed Rate Obligations in this clause (b)).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exchanged Equity Security”: Any Equity Security received by the Issuer in exchange for a Defaulted Obligation.

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).

“FATCA”: The provisions of sections 1471-1474 of the Code, any regulations or guidance thereunder, any agreement entered into thereunder, and any law implementing an intergovernmental agreement or approach thereto.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the aggregate outstanding principal balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First-Lien-Last-Out Loan”: Any assignment of or Participation Interest in a Loan that would constitute a Senior Secured Loan (other than by operation of the proviso in the definition of such term) but that, in the case of an event of default under the applicable Underlying Document, will be paid after one or more tranches of first lien loans issued by the same Obligor have been paid in full in accordance with a specified waterfall of payments.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“GAAP”: The meaning specified in Section 6.3(j).

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“Global Rating Agency Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, satisfaction of both the Moody’s Rating Condition and the S&P Rating Condition.

“Global Secured Note”: Any Regulation S Global Secured Note or Rule 144A Global Secured Note.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, New Zealand and the United Kingdom (or such other countries as may be notified by Moody’s to the Collateral Manager from time to time), so long as each such country has a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s.

“Group I Obligation”: any first-lien senior secured loan.

“Group II Obligation”: any second-lien loan, senior secured bond or senior secured floating rate note.

“Group III Obligation”: any senior unsecured loan, senior unsecured bond or subordinated bond.

“Guggenheim Securities”: Guggenheim Securities, LLC.

“Holder” or “holder”: The registered owner of any Note; provided that, with respect to the delivery of notices, reports and other communications required to be delivered thereto under any Transaction Document, the “Holder” or “holder” shall be the registered owners of the related Class of Notes and each Beneficial Owner thereof.

“Incentive Collateral Management Fee”: A fee payable to the Collateral Manager if and to the extent funds are available for such purpose in accordance with the Priority of Payments, in arrears on each Payment Date in an amount equal to the sum of (i) 20% of the amount of Interest Proceeds available to be distributed after payment of amounts referred to in Section 11.1(a)(i)(A) through (Q), (ii) 20% of the amount of Principal Proceeds available to be distributed after payment of amounts referred to in Section 11.1(a)(ii)(A) through (O) and (iii) 20% of the amount of proceeds of the collateral available to be distributed after payment of amounts referred to in Section 11.1(a)(iii)(A) through (O); provided that the Incentive Collateral Management Fee will not be payable on any Payment Date unless the Subordinated Notes Internal Rate of Return exceeds 15%; provided, further, that so long as (i) KCAP Financial is the Collateral Manager and (ii) the Initial Subordinated Noteholder (together with its Affiliates) owns and holds 100% of the Aggregate Outstanding Amount of the Subordinated Notes, the Incentive Collateral Management Fee shall be zero.

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“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer and its Affiliates, and other than in the case of any certified public accountant, the Collateral Manager and its Affiliates.

“Independent Manager”: A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer or direct or indirect legal or beneficial owner (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer, consultant, creditor, contractor or supplier (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than his or her service as a special member or an independent manager of the Issuer); (iii) affiliated with a Tax-exempt entity that receives significant contributions from the member of the Issuer or any of its Affiliates; or (iv) any member of the immediate family of a person described in (i), (ii) or (iii) (other than with respect to clause (i), (ii) or (iii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has (i) prior experience as an Independent Manager for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. The term “Independent Manager” shall include any successor or permitted assign of any person who has served as the Independent Manager of the Issuer, so long as such person satisfies the requirements for being an Independent Manager as set forth in the preceding sentence.

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“Index Maturity”: With respect to the Secured Notes, the period indicated in Section 2.3.

“Ineligible Collateral Obligation”: The meaning set forth in the Master Loan Sale Agreement, as amended from time to time.

“Information”: S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Information Agent”: The meaning specified in Section 14.17(a).

“Initial Contribution”: The initial contribution of Collateral Obligations from the Depositor to the Issuer on the Closing Date.

“Initial Purchaser”: Guggenheim Securities, in its capacity as initial purchaser of the Secured Notes under the Purchase Agreement.

“Initial Rating”: With respect to the Secured Notes, the rating or ratings, if any, indicated in Section 2.3.

“Initial Subordinated Noteholder”: KCAP Senior Funding I Holdings, LLC, together with its successors and assigns.

“Institutional Accredited Investor”: The meaning set forth in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Notes is paid or made available for payment.

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

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“Interest Coverage Ratio”: For any designated Class or Classes of Secured Notes, as of any Measurement Date occurring on or after the Effective Date, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such Measurement Date;

B = Amounts payable (or expected as of such Measurement Date to be payable) on the following Payment Date as set forth in Section 11.1(a)(i)(A) and (B); and

C = Interest due and payable on the Secured Notes of such Class or Classes of each Class of Secured Notes that rank senior to or pari passu with such Class or Classes (excluding Deferred Interest but including any interest on Deferred Interest with respect to the Class C-1 Notes or the Class D-1 Notes) on such Payment Date.

“Interest Coverage Test”: With respect to the designated Class or Classes of Secured Notes, a test that is satisfied as of any Measurement Date occurring on or after the Effective Date if (i) the applicable Interest Coverage Ratio, as the case may be, is at least equal to the applicable Required Interest Coverage Ratio or (ii) such Class or Classes of Secured Notes are no longer outstanding.

“Interest Determination Date”: The second London Banking Day preceding the first day of each Interest Accrual Period.

“Interest Diversion Test”: A test that is satisfied if, when measured on each Measurement Date on or after the Effective Date and during the Reinvestment Period on which any Secured Notes remain Outstanding, the Overcollateralization Ratio with respect to the Class D-1 Notes as of such Measurement Date is at least equal to 125%.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)	all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)	all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par of the related Collateral Obligation, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

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(iv)	commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)	all dividend payments received by the Issuer during the related Collection Period on any Equity Securities;

(vi)	any amounts deposited in the Expense Reserve Account pursuant to Section 3.1(k)(ii);

(vii)	any amounts (a) in excess of the Supplemental Expense Reserve Amount on deposit in the Supplemental Expense Reserve Account and (b) transferred from the Supplemental Expense Reserve Account to the Collection Account on the Determination Date immediately preceding the final Payment Date in accordance with Section 10.3(e); and

(viii)	any additional amounts contributed to the Issuer by the Depositor and designated by the Collateral Manager as “Interest Proceeds” in its sole discretion;

provided that (A) any amounts received in respect of any Defaulted Obligation or any Exchanged Equity Security will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation or Exchanged Equity Security, as applicable, since such Defaulted Obligation (or, in the case of an Exchanged Equity Security, the related Underlying Exchanged Defaulted Obligation) became a Defaulted Obligation equals the outstanding principal balance of such Defaulted Obligation (or, in the case of an Exchanged Equity Security, the related Underlying Exchanged Defaulted Obligation) at the time it became a Defaulted Obligation, (B) any amounts deposited in Collection Account as Principal Proceeds as described in Section 11.1(a)(i)(M) shall not constitute Interest Proceeds, and (C) capitalized interest shall not constitute Interest Proceeds.

“Interest Rate”: With respect to the Secured Notes, the per annum stated interest rate payable on the Secured Notes with respect to each Interest Accrual Period equal to LIBOR for such Interest Accrual Period plus the spread specified in Section 2.3.

“Investment Criteria”: The criteria specified in Section 12.2.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order and Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or by a Responsible Officer of the Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer.

“Issuer’s Website”: The Issuer’s internet website, which shall initially be located at https://www.watchdox.com. Any change of the Issuer’s Website shall only occur after notice has been delivered to the Trustee, the Collateral Administrator, the Collateral Manager, the Initial Purchaser, and the Rating Agencies setting the date of change and new location of its website.

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“Junior Class”: With respect to a particular Class of Notes, each Class of Notes that is subordinated to such Class, as indicated in Section 2.3.

“KCAP Financial”: KCAP Financial, Inc., a Delaware corporation.

“KCAP Investment Committee”: The meaning specified in Section 5(b) of the Collateral Management Agreement.

“LIBOR”: The meaning set forth in Exhibit C hereto.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement or any debt security issued by a corporation, limited liability company, partnership or trust, including for the avoidance of doubt, a Bond.

“London Banking Day”: A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

“Long Dated Obligation”: Any Collateral Obligation included in the Assets as permitted under this Indenture the stated maturity date of which is (or becomes) scheduled to occur after the Stated Maturity.

“Majority”: With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as applicable.

“Make-Whole Payment”: With respect to any Optional Redemption occurring during the Make-Whole Period, the sum of the amounts for each Payment Date from but excluding the related Redemption Date to and including the last day of the Make-Whole Period equal to:

(a)          the Aggregate Outstanding Amount of the Class A-1 Notes redeemed in such Optional Redemption determined immediately prior to such Optional Redemption multiplied by

(b)          the Make-Whole Spread, multiplied by

(c)          the actual number of days during the period from and including the Redemption Date to but excluding the last day of the Make-Whole Period divided by 360,

in each case, discounted to present value using a discount rate equal to the Discount Rate with respect to such period.

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“Make-Whole Period”: In the case of any Make-Whole Payment due and payable to the Class A-1 Notes, the period that begins on the Payment Date occurring in July 2015 and ends on the Payment Date occurring in July 2016.

“Make-Whole Spread”: means 1.50%.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock”.

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof and the price determined in the following manner:

(i)	the bid price determined by (i) any one of the following as selected by the Collateral Manager in its sole discretion: Loan Pricing Corporation, LoanX Inc., Markit Group Limited, FT Interactive Data, Duff & Phelps, LLC, Lincoln Partners Advisors, LLC or Houlihan Lokey Financial Advisors, Inc., or (ii) any other nationally recognized pricing service selected by the Collateral Manager in its sole discretion with notice to Moody’s and S&P, and which selection is approved by a Majority of the Controlling Class in writing;

provided that the Collateral Manager shall certify to the Trustee which bid price was used to determine Market Value pursuant to this clause (i), which certification shall include a true, complete and correct copy of the bid price provided by the applicable pricing service (and the Trustee shall confirm such determination of Market Value solely based on the contents of such certification from the Collateral Manager); or

(ii)	if the price described in clause (i) is not available,

(A)	the average of the bids determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager;

(B)	if only two such bids can be obtained, the lower of such bids; or

(C)	if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such price;

provided that the Collateral Manager shall certify to the Trustee which bids were received to determine Market Value pursuant to this clause (ii), which certification shall include a true, complete and correct copy of each such bid (and the Trustee shall confirm such determination of Market Value solely based on the contents of such certification from the Collateral Manager); or

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(iii)	if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the Market Value of such Collateral Obligation for a period of 30 days after such date of determination shall be the lower of:

(A)	the bid side market value thereof as reasonably determined by the Collateral Manager consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee; and

(B)	the lower of (x) 70% multiplied by the outstanding principal balance of such Collateral Obligation and (y) the Applicable Recovery Rate multiplied by the outstanding principal balance of such Collateral Obligation, and, following such 30 day period, the Market Value of such Collateral Obligation shall be zero; provided that the Collateral Manager’s determination of any market value pursuant to clause (iii) hereof shall not be higher than the market value contemporaneously determined by the Collateral Manager for such asset in relation to any other account or portfolio for which the Collateral Manager serves as investment adviser; provided, further, that, until Market Value is able to be determined pursuant to clauses (i) or (ii) above, this clause (iii) may only be used for only one such 30 day period to determine the Market Value; or

(iv)	if the Market Value of an asset is not determined in accordance with clauses (i), (ii) or (iii) above (including, without limitation, by reason of the 30 day period specified clause (iii) above having lapsed), then such Market Value shall be deemed to be zero until such determination is made in accordance with clauses (i), (ii) or (iii) above.

“Master Loan Sale Agreement”: That certain Master Loan Sale Agreement, dated as of the Closing Date, by and between the Originator, the Depositor and the Issuer whereby (i) the Originator will sell and/or contribute to the Depositor, without recourse, all of the right, title and interest of the Originator in and to the Collateral Obligations and the proceeds thereof and (ii) the Depositor will transfer and assign to the Issuer, without recourse, all of the right, title and interest of the Depositor in and to the Collateral Obligations and the proceeds thereof.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Document, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance (other than in connection with an insolvency, bankruptcy or reorganization of the obligor thereof or a debt restructuring or workout of the related Defaulted Obligation) that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

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“Maximum Moody’s Weighted Average Rating Factor Test”: A test that will be satisfied on any Measurement Date if the Weighted Average Moody’s Rating Factor of the Collateral Obligations is less than or equal to the number set forth in the Asset Quality Matrix at the intersection of the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) as set forth in Section 7.18(g).

“Measurement Date”: (i) The Closing Date (solely for the purposes of Sections 3.1(l) and (m)), (ii) any Determination Date, (iii) the Effective Date, (iv) any Monthly Report Determination Date and (v) solely for the purpose of calculating the Concentration Limitations and the Collateral Quality Tests, any day on which a purchase of a Collateral Obligation occurs.

“Membership Interests”: The meaning specified in Section 2.5(c)(ii).

“Merging Entity”: The meaning specified in Section 7.10.

“Minimum Weighted Average Coupon”: With respect to any Collateral Obligations that are Fixed Rate Obligations, 5.25%.

“Minimum Weighted Average Coupon Test”: A test that is satisfied on any Measurement Date if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

“Minimum Weighted Average Moody’s Recovery Rate Test”: The test that will be satisfied on any Measurement Date if the Weighted Average Moody’s Recovery Rate equals or exceeds 39%.

“Minimum Weighted Average Spread”: The number set forth in the column entitled “Minimum Weighted Average Spread” in the Asset Quality Matrix based upon the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(g).

“Minimum Weighted Average Spread Test”: The test that is satisfied on any Measurement Date if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Weighted Average Spread.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any Measurement Date if the Weighted Average S&P Recovery Rate for each Class of Secured Notes outstanding equals or exceeds the Required Weighted Average S&P Recovery Rate for such Class.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.6(a).

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“Monthly Report Determination Date”: The meaning specified in Section 10.6(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Collateral Value”: As of any Measurement Date, with respect to any Defaulted Obligation, the lesser of (i) the Moody’s Recovery Amount of such Defaulted Obligation as of such Measurement Date and (ii) the Market Value of such Defaulted Obligation as of such Measurement Date.

“Moody’s Counterparty Criteria”: With respect to any Participation Interest proposed to be acquired by the Issuer, criteria that will be met if immediately after giving effect to such acquisition, (x) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with Selling Institutions that have the same or a lower Moody’s credit rating does not exceed the “Aggregate Percentage Limit” set forth below for such Moody’s credit rating and (y) the percentage of the Collateral Principal Amount that consists in the aggregate of Participation Interests with any single Selling Institution that has the Moody’s credit rating set forth below or a lower credit rating does not exceed the “Individual Percentage Limit” set forth below for such Moody’s credit rating:

Moody’s credit rating of Selling Institution (at or below)	Aggregate Percentage Limit	Individual Percentage Limit

Aaa	20%	20%
Aa1	20%	20%
Aa2	20%	20%
Aa3	20%	15%
A1 and P-1 (both)	12.5%	10%
A2* and P-1 (both)	7.5%	5%
A2 and below	0%	0%

* and not on watch for possible downgrade

“Moody’s Default Probability Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 5 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Diversity Test”: A test that will be satisfied on any Measurement Date if the Diversity Score (rounded to the nearest whole number) equals or exceeds the number set forth in the column entitled “Minimum Diversity Score” in the Asset Quality Matrix based upon the applicable “row/column combination” chosen by the Collateral Manager (or interpolating between two adjacent rows and/or two adjacent columns, as applicable) in accordance with Section 7.18(g).

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“Moody’s Equivalent Senior Unsecured Rating”: The meaning specified in Schedule 5 (or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager).

“Moody’s Industry Classification”: The industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if Moody’s publishes revised industry classifications.

“Moody’s Obligation Rating”: The meaning specified in Schedule 5 (or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager).

“Moody’s Ramp-Up Failure”: The meaning specified in Section 7.18(e).

“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 5 hereto (or such other schedule provided by Moody’s to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“Moody’s Rating Condition”: For so long as Moody’s is a Rating Agency, a condition that is satisfied if:

(i)	with respect to the Effective Date rating confirmation procedure described in Sections 7.18(d) through (f), either a Passing Report has been provided to Moody’s no later than 10 Business Days after the Effective Date or Moody’s provides written confirmation (which may take the form of a press release or other written communication) that Moody’s will not downgrade or withdraw its initial rating of any Class of the Secured Notes; or

(ii)	with respect to any other event or circumstance, Moody’s provides written confirmation (which may take the form of a press release or other written communication) that the occurrence of that event or circumstance will not cause Moody’s to downgrade or withdraw its then-current rating of any Class of Secured Notes; provided that the Moody’s Rating Condition will not be applicable if the Secured Notes then Outstanding are not rated by Moody’s;

provided further that, notwithstanding the foregoing, with respect to any event or circumstance that requires satisfaction of the Moody’s Rating Condition, such Moody’s Rating Condition shall be deemed inapplicable with respect to such event or circumstance if (x) Moody’s has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the Moody’s Rating Condition in this Indenture for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by Moody’s or (y) Moody’s has communicated to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current rating (or Initial Rating) of any Class of Secured Notes.

“Moody’s Rating Factor”: For each Collateral Obligation, the number set forth in the table below opposite the Moody’s Default Probability Rating of such Collateral Obligation;

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Moody’s Default Probability Rating	Moody’s Rating Factor	Moody’s Default Probability Rating	Moody’s Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

For purposes of the Maximum Moody’s Weighted Average Rating Factor Test, any Collateral Obligation issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody’s Rating Factor of 1.

“Moody’s Recovery Amount”: With respect to any Collateral Obligation that is a Defaulted Obligation, an amount equal to (a) the applicable Moody’s Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“Moody’s Recovery Rate”: With respect to any Collateral Obligation, as of any Measurement Date, the recovery rate determined in accordance with the following, in the following order of priority:

(i)	if the Collateral Obligation has been specifically assigned a recovery rate by Moody’s (for example, in connection with the assignment by Moody’s of an estimated rating), such recovery rate;

(ii)	if the preceding clause does not apply to the Collateral Obligation, and the Collateral Obligation is a Group I Obligation (other than a DIP Collateral Obligation), a Group II Obligation (other than a DIP Collateral Obligation) or a Group III Obligation (other than a DIP Collateral Obligation), the rate determined pursuant to the table below based on the number of rating subcategories difference between the Collateral Obligation’s Moody’s Obligation Rating and its Moody’s Default Probability Rating (for purposes of clarification, if the Moody’s Obligation Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

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Number of Moody’s Ratings Subcategories Difference Between the Moody’s Obligation Rating and the Moody’s Default Probability Rating	Group I Obligation	Group II Obligation*	Group III Obligation
+2 or more	60%	55%	45%
+1	50%	45%	35%
0	45%	35%	30%
-1	40%	25%	25%
-2	30%	15%	15%
-3 or less	20%	5%	5%

* If such Collateral Obligation is a Group II Obligation and does not have both a Corporate Family Rating and a Moody’s Obligation Rating determined pursuant to sections (i)(A) or (ii)(A) of the definition of “Moody’s Obligation Rating”, such Collateral Obligation’s Moody’s Recovery Rate will be determined based on the assumptions in the Group III Obligation column above.

(iii)	if the Collateral Obligation is a DIP Collateral Obligation (other than a DIP Collateral Obligation which has been specifically assigned a recovery rate by Moody’s), 50%.

“Moody’s RiskCalc”: The meaning specified in Schedule 7.

“Net Exposure Amount”: As of the applicable Cut-Off Date, with respect to any Substitute Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then unfunded funding obligations thereunder and (ii) the amount necessary to cause, upon completion of such substitution on the applicable Cut-Off Date, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations (without duplication) conveyed by the Originator to the Depositor and by the Depositor to the Issuer under the Master Loan Sale Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than from the Depositor prior to such date minus (b) the Aggregate Principal Balance of all Collateral Obligations (other than Ineligible Collateral Obligations and without duplication) repurchased or substituted by the Originator prior to such date.

“Non-Call Period”: The period from the Closing Date to but excluding the Payment Date occurring in July 2015.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(d).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

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“Note Interest Amount”: With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 outstanding principal amount of such Class of Secured Notes.

“Note Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)	to the payment of principal of the Class A-1 Notes (including any defaulted interest) until such amount has been paid in full;

(ii)	to the payment of principal of the Class B-1 Notes (including any defaulted interest) until such amount has been paid in full;

(iii)	to the payment of (1) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C-1 Notes and (2) second, to the payment of any Deferred Interest on the Class C-1 Notes, in each case, until such amounts have been paid in full;

(iv)	to the payment of principal of the Class C-1 Notes until the Class C-1 Notes have been paid in full;

(v)	to the payment of (1) first, any accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D-1 Notes and (2) second, to the payment of any Deferred Interest on the Class D-1 Notes, in each case, until such amounts have been paid in full; and

(vi)	to the payment of principal of the Class D-1 Notes until the Class D-1 Notes have been paid in full.

“Noteholder”: The registered owner of any Note; provided that, with respect to the delivery of notices, reports and other communications required to be delivered thereto under any Transaction Document, the “Noteholder” shall be the registered owners of the related Class of Notes and each Beneficial Owner thereof.

“Notes”: Collectively, the Secured Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Sections 2.3 and 2.13).

“Notice of Substitution”: The meaning specified in Section 12.3(a)(ii).

“NRSRO”: Any nationally recognized statistical ratings organization, other than any Rating Agency.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

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“Offer”: The meaning specified in Section 10.7(c).

“Offering”: The offering of any Notes pursuant to the relevant Offering Circular.

“Offering Circular”: Each offering circular relating to the offer and sale of the Notes, including any supplements thereto.

“Officer”: (a) With respect to any corporation, the Chairman of the board of directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity, (b) with respect to any limited liability company, any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company, (c) with respect to the Issuer, any Responsible Officer of the designated manager of the Issuer, or any Officer of the Collateral Manager on behalf of the Issuer and (d) with respect to the Collateral Manager, any manager of the Collateral Manager or any duly authorized officer of the Collateral Manager with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, each Rating Agency, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, each Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, each Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, each Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Notes in accordance with Section 9.2.

“Originator”: KCAP Financial, together with its successors and assigns, in its capacity as seller, transferor and/or assignor of Collateral Obligations pursuant to the Master Loan Sale Agreement.

“Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the fiduciary responsibility or prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

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(i)	Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9 (including, without limitation and for the avoidance of doubt, pursuant to Section 9.7);

(ii)	Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer or (only in the case of a vote on (i) the removal of the Collateral Manager for “cause”, (ii) the approval of a successor Collateral Manager if the appointment of the Collateral Manager is being terminated pursuant to the Collateral Management Agreement for “cause” and (iii) the waiver of any event constituting “cause”) Notes owned by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which it or an Affiliate exercises discretionary authority shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded and (b) Notes so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: As of any Measurement Date occurring on or after the Effective Date, with respect to any specified Class or Classes of Secured Notes, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Notes of such Class or Classes and each Class of Secured Notes senior to such Class or Classes.

“Overcollateralization Ratio Test”: With respect to the designated Class or Classes of Secured Notes, a test that is satisfied as of any Measurement Date occurring on or after the Effective Date if (i) the applicable Overcollateralization Ratio, as the case may be, is at least equal to the applicable Required Overcollateralization Ratio or (ii) such Class or Classes of Secured Notes are no longer outstanding.

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“Pari Passu Class”: With respect to any specified Class of Notes, each Class of Notes that ranks pari passu to such Class, as indicated in Section 2.3.

“Participation Interest”: A participation interest in a Loan that, at the time of acquisition or the Issuer’s commitment to acquire the same, is represented by a contractual obligation of a Selling Institution that has at the time of such acquisition or the Issuer’s commitment to acquire the same at least a short-term rating of “A-1” (or if no short-term rating exists, a long-term rating of “A+”) by S&P.

“Passing Report”: The meaning specified in Section 7.18(e).

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: The 20th day of January, April, July and October of each year (or, if such day is not a Business Day, then the next succeeding Business Day), commencing in October 2013, except that the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the Payment Date in July, 2024.

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to this Indenture, (iii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iv) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (v) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

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“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Portfolio Acquisition and Disposition Requirements”: With respect to any acquisition (whether by purchase or substitution) or disposition of a Collateral Obligation, each of the following conditions, which shall be certified to in writing in the form of Exhibit F or Exhibit G hereto (as applicable) by the Collateral Manager on behalf of the Issuer to the Trustee and the Collateral Administrator: (a) such Collateral Obligation, if being acquired by the Issuer, is an Eligible Asset; (b) such Collateral Obligation is being acquired or disposed of in accordance with the terms and conditions set forth herein; (c) the acquisition or disposition of such Collateral Obligation does not result in a reduction or withdrawal of the then-current rating issued by any Rating Agency on any Class of Secured Notes then Outstanding; and (d) such Collateral Obligation is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Post-Reinvestment Principal Proceeds”: Principal Proceeds received from Prepaid/Sold Post-Reinvestment Collateral Obligations.

“Prepaid/Sold Post-Reinvestment Collateral Obligation”: After the end of the Reinvestment Period, (i) a Collateral Obligation which has prepaid, whether by tender, redemption prior to the stated maturity thereof, exchange or other prepayment or (ii) any Credit Risk Obligation which is sold by the Issuer.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer (including by means of a capital contribution from the Depositor) during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

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“Priority Category”: With respect to any Collateral Obligation, the applicable category listed in the table under the heading “Priority Category” in clause 1(b) of Schedule 6.

“Priority Class”: With respect to any specified Class of Notes, each Class of Notes that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Purchase Agreement”: The agreement dated as of June 16, 2013 by and between the Issuer, the Originator and the Initial Purchaser of the Secured Notes, as amended from time to time.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Bank of America/Merrill Lynch; Bank of Ireland; The Bank of Montreal; Bank of Nova Scotia; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; General Electric Capital Corporation; Goldman Sachs & Co.; Guggenheim Securities, LLC; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; Lloyds TSB Bank; Macquarie; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; Oppenheimer & Co. Inc.; Royal Bank of Canada; The Royal Bank of Scotland plc; Societe Generale; The Toronto-Dominion Bank; UBS AG; U.S. Bank, National Association; Wells Fargo Bank, National Association; and any other regulated broker/dealer that the Collateral Manager reasonably believes is nationally recognized and that is selected by the Collateral Manager in good faith.

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-2 or 2a51-3 under the 1940 Act.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

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“Rating Agency”: Each of Moody’s and S&P or, with respect to Assets generally, if at any time Moody’s or S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time Moody’s ceases to be a Rating Agency, references to rating categories of Moody’s herein shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and Moody’s published ratings for the type of obligation in respect of which such alternative rating agency is used; provided that, if any S&P Rating is determined by reference to a rating by Moody’s, such change shall be subject to satisfaction of the S&P Rating Condition. If at any time S&P ceases to be a Rating Agency, references to rating categories of S&P herein shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used; provided that, if any Moody’s Rating is determined by reference to a rating by S&P, Moody’s shall be given written notice of such change.

“Record Date”: With respect to the Global Secured Notes, Certificated Secured Notes and Certificated Subordinated Notes, the date 15 days prior to the applicable Payment Date.

“Recovery Approved Country”: Each of (a) Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Iceland, Ireland, Liechtenstein, Luxembourg, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland, the United Kingdom, in each case, so long as such country has a foreign currency ceiling rating of at least “Aa2” from Moody's and a foreign currency issuer rating of at least “AA” from S&P, (b) the United States and its territories and possessions and (c) any other country for which the Global Rating Agency Condition is satisfied.

“Redemption Date”: Any Payment Date specified for a redemption of Notes pursuant to Article IX.

“Redemption Price”: (a) For each Secured Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (y) accrued and unpaid interest thereon (including, in the case of a Class C-1 Note or a Class D-1 Note, interest on any accrued and unpaid Deferred Interest) to the Redemption Date (in each case exclusive of accrued and unpaid interest and any other amounts, the payment of which shall have been duly provided for as provided hereunder), plus (z) during the Make-Whole Period, in the case of the Class A-1 Notes, the Make-Whole Payment and (b) for each Subordinated Note, its proportional share (based on the outstanding principal amount of such Notes) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption or Tax Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including all outstanding Collateral Management Fees and Administrative Expenses) of the Issuer; provided that, in connection with any Optional Redemption or Tax Redemption, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

“Reference Banks”: The meaning specified in Exhibit C hereto.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Notes in connection with an Optional Redemption.

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“Refinancing Proceeds”: The Cash proceeds from the Refinancing.

“Register and Registrar”: The respective meanings specified in Section 2.5(a).

“Registered”: In registered form for U.S. federal income tax purposes and issued after July 18, 1984; provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Secured Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Agreement”: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity having an Eligible Investment Required Rating; provided that such agreement provides that it is terminable by the purchaser, without penalty, if the rating assigned to such agreement by either Rating Agency is at any time lower than such agreement’s Eligible Investment Required Rating.

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date occurring in July 2017, (ii) the date of the acceleration of the Maturity of the Secured Notes pursuant to Section 5.2 and (iii) the date on which the Collateral Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof or the Collateral Management Agreement; provided, in the case of clause (iii), the Collateral Manager notifies the Issuer, the Trustee (who shall notify the Holders of Notes) and the Collateral Administrator thereof in writing at least one Business Day prior to such date.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Notes through the payment of Principal Proceeds plus (ii) the Aggregate Outstanding Amount of any additional Notes issued under and in accordance with Sections 2.13 and 3.2, or, if greater, the aggregate amount of Principal Proceeds that result from the issuance of such additional Notes.

“Related Person”: With respect to any Person, the owners of the equity interests therein, directors, officers, employees, managers, agents and professional advisors thereof.

“Repurchase and Substitution Limit”: The meaning specified in Section 12.3(c).

“Required Interest Coverage Ratio”: For each Class or Classes of Secured Notes, the applicable ratio indicated below:

Class:	Required Interest Coverage Ratio
A/B	150%
C-1	136%
D-1	127%

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“Required Overcollateralization Ratio”: For each Class or Classes of Secured Notes, the applicable ratio indicated below:

Class:	Required Overcollateralization Ratio
A/B	147%
C-1	132%
D-1	124%

“Required Weighted Average S&P Recovery Rate”: For each designated Class or Classes of Secured Notes, as of any Measurement Date, the applicable Weighted Average S&P Recovery Rate set forth in the column entitled “Required Weighted Average S&P Recovery Rate” in the applicable table below based upon the applicable Minimum Weighted Average Spread that must be maintained or exceeded to satisfy the Minimum Weighted Average Spread Test on such Measurement Date.

Class A-1:

Minimum Weighted Average Spread that Must be Maintained or Exceeded	Required Weighted Average S&P Recovery Rate
Greater than (or equal to) 4.00% but less than (and excluding) 4.25%	38.50%
Greater than (or equal to) 4.25% but less than (and excluding) 4.50%	37.80%
Greater than (or equal to) 4.50% but less than (and excluding) 4.75%	37.20%
Greater than (or equal to) 4.75% but less than (and excluding) 5.00%	36.50%
Greater than (or equal to) 5.00% but less than (and excluding) 5.25%	36.00%
Greater than (or equal to) 5.25% but less than (and excluding) 5.50%	35.50%
Greater than (or equal to) 5.50% but less than (and excluding) 5.75%	35.00%
Greater than (or equal to) 5.75% but less than (and excluding) 6.00%	34.50%
Greater than (or equal to) 6.00% but less than (and excluding) 6.25%	34.00%
Greater than (or equal to) 6.25% but less than (and excluding) 6.50%	33.50%
Greater than (or equal to) 6.50%	33.00%

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Class B-1:

Minimum Weighted Average Spread that Must be Maintained or Exceeded	Required Weighted Average S&P Recovery Rate
Greater than (or equal to) 4.00% but less than (and excluding) 4.25%	42.00%
Greater than (or equal to) 4.25% but less than (and excluding) 4.50%	41.50%
Greater than (or equal to) 4.50% but less than (and excluding) 4.75%	41.00%
Greater than (or equal to) 4.75% but less than (and excluding) 5.00%	40.50%
Greater than (or equal to) 5.00% but less than (and excluding) 5.25%	40.00%
Greater than (or equal to) 5.25% but less than (and excluding) 5.50%	39.50%
Greater than (or equal to) 5.50% but less than (and excluding) 5.75%	39.00%
Greater than (or equal to) 5.75% but less than (and excluding) 6.00%	38.50%
Greater than (or equal to) 6.00% but less than (and excluding) 6.25%	38.00%
Greater than (or equal to) 6.25% but less than (and excluding) 6.50%	37.50%
Greater than (or equal to) 6.50%	37.00%

Class C-1:

Minimum Weighted Average Spread that Must be Maintained or Exceeded	Required Weighted Average S&P Recovery Rate
Greater than (or equal to) 4.00% but less than (and excluding) 4.25%	47.00%
Greater than (or equal to) 4.25% but less than (and excluding) 4.50%	46.60%
Greater than (or equal to) 4.50% but less than (and excluding) 4.75%	46.20%
Greater than (or equal to) 4.75% but less than (and excluding) 5.00%	45.75%
Greater than (or equal to) 5.00% but less than (and excluding) 5.25%	45.20%
Greater than (or equal to) 5.25% but less than (and excluding) 5.50%	44.70%
Greater than (or equal to) 5.50% but less than (and excluding) 5.75%	44.00%
Greater than (or equal to) 5.75% but less than (and excluding) 6.00%	43.60%
Greater than (or equal to) 6.00% but less than (and excluding) 6.25%	43.10%
Greater than (or equal to) 6.25% but less than (and excluding) 6.50%	42.50%
Greater than (or equal to) 6.50%	42.00%

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Class D-1:

Minimum Weighted Average Spread that Must be Maintained or Exceeded	Required Weighted Average S&P Recovery Rate
Greater than (or equal to) 4.00% but less than (and excluding) 4.25%	51.50%
Greater than (or equal to) 4.25% but less than (and excluding) 4.50%	51.00%
Greater than (or equal to) 4.50% but less than (and excluding) 4.75%	50.50%
Greater than (or equal to) 4.75% but less than (and excluding) 5.00%	50.00%
Greater than (or equal to) 5.00% but less than (and excluding) 5.25%	49.60%
Greater than (or equal to) 5.25% but less than (and excluding) 5.50%	49.10%
Greater than (or equal to) 5.50% but less than (and excluding) 5.75%	48.70%
Greater than (or equal to) 5.75% but less than (and excluding) 6.00%	48.20%
Greater than (or equal to) 6.00% but less than (and excluding) 6.25%	47.90%
Greater than (or equal to) 6.25% but less than (and excluding) 6.50%	47.40%
Greater than (or equal to) 6.50%	47.00%

“Resolution”: A resolution of, or written consent of, the designated manager of the Issuer.

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; provided that, with (i) respect to the Issuer or the Depositor, a Responsible Officer shall only include the chairman, chief executive officer and chief financial officer of the designated manager of the Issuer or the Depositor, as applicable, and (ii) with respect to the Originator, a Responsible Officer shall only include the chairman, chief executive officer and chief financial officer of the Originator. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

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“Restricted Trading Period”: The period during which (a) the Moody’s rating of the Class A-1 Notes is one or more sub-categories below its rating on the Closing Date or (b) the Moody’s rating of the Class B-1 Notes, Class C-1 Notes or Class D-1 Notes is two or more sub-categories below its rating on the Closing Date; provided, that such period will not be a Restricted Trading Period (so long as the Moody’s rating of any Class of Secured Notes has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Issuer with the consent of a Majority of the Controlling Class.

“Revolver Funding Account”: The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer (or (i) in respect of a Participation Interest, the Selling Institution or (ii) solely for the purpose of determining whether a Collateral Obligation constitutes a Cov-Lite Loan for S&P Recovery Rate purposes, the lender thereunder); provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Secured Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5 Information”: The meaning specified in Section 14.17(a).

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto.

“S&P CDO Monitor”: Each dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Administrator and the Trustee. Each S&P CDO Monitor shall be chosen by the Collateral Manager and associated with either (x) the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate from Section 2 of Schedule 6 or (y) the Weighted Average S&P Recovery Rate and the Weighted Average Floating Spread confirmed by S&P; provided that, in each case pursuant to sub-clauses (x) and (y) above, for the purpose of calculating the Weighted Average Floating Spread for purposes of the S&P CDO Monitor, the Aggregate Excess Funded Spread shall be excluded; provided further that as of any Measurement Date the Weighted Average S&P Recovery Rate for each Class of Secured Notes Outstanding equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

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“S&P CDO Monitor Test”: A test that will be satisfied during the Reinvestment Period on any Measurement Date on or after the Effective Date following receipt by the Issuer and the Collateral Administrator of the requisite input files for the S&P CDO Monitor if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, each Class Default Differential of the Proposed Portfolio is positive. The S&P CDO Monitor Test will be considered to be improved if each Class Default Differential of the Proposed Portfolio is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation, as of the relevant Measurement Date.

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 3 hereto, and such industry classifications shall be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)	(a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than “BB+”, and shall be two sub-categories above such rating if such rating is “BB+” or lower;

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(ii)	with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P;

(iii)	if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)	if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower;

(b)	the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, any affiliate of the Collateral Manager or the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further, that if such 90-day period (or other extended period) elapses pending S&P’s decision with respect to such application, the S&P Rating of such Collateral Obligation shall be “CCC-”; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided further that the S&P Rating may not be determined pursuant to this clause (b) if the Collateral Obligation is a DIP Collateral Obligation; provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer, the Collateral Manager on behalf of the Issuer or any affiliate of the Collateral Manager applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter;

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(c)	with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; provided, further, that the Issuer, or the Collateral Manager on behalf of the Issuer, must submit all S&P Required Information available to the Issuer or the Collateral Manager in respect of such Collateral Obligation to S&P within 30 days of the acquisition of such Collateral Obligation; or

(iv)	with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Collateral Manager), “CCC-” or the S&P Rating determined pursuant to clause (iii)(b) above;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

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“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has confirmed in writing to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Notes will occur as a result of such action; provided that the S&P Rating Condition will be deemed to be satisfied if the Secured Notes then Outstanding are not rated by S&P; provided further that, notwithstanding the foregoing, with respect to any event or circumstance that requires satisfaction of the S&P Rating Condition, such S&P Rating Condition shall be deemed inapplicable with respect to such event or circumstance if (x) S&P has made a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition in this Indenture for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by S&P or (y) S&P has communicated to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current rating (or Initial Rating) of the Secured Notes.

“S&P Rating Confirmation Failure”: The meaning specified in Section 7.18(e)(y).

“S&P Recovery Amount”: With respect to any Collateral Obligation that is a Defaulted Obligation, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 6 using the initial rating of the most senior Secured Notes Outstanding at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon the following table:

Recovery Rating	Description of Recovery	Recovery Range (%)
1+	High expectation, full recovery	75-95
1	Very high recovery	65-95
2	Substantial recovery	50-85
3	Meaningful recovery	30-65
4	Average recovery	20-45
5	Modest recovery	5-25
6	Negligible recovery	2-10

“S&P Required Information”: S&P’s “Credit Estimate Information Requirements” dated April 2011 and any other information S&P reasonably requests in order to produce a credit estimate for the relevant Collateral Obligation.

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

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“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, Principal Balance, coupon/spread, the stated maturity, the Moody’s Rating, the S&P Rating (unless such rating is based on a credit estimate or is a private or confidential rating from S&P), the Moody’s Industry Classification and the S&P Industry Classification for each Collateral Obligation and the percentage of the aggregate commitment under each Revolving Collateral Obligation and Delayed Drawdown Collateral Obligation that is funded, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof, the inclusion of additional Collateral Obligations pursuant to Section 7.18 hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after (a) in the case of the initial Collateral Obligations, the Closing Date or (b) in the case of Collateral Obligations added or substituted after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Documents.

“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (1)(a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; or (2) is a First-Lien-Last-Out Loan.

“Secured Noteholders”: The Holders of the Secured Notes.

“Secured Notes”: The Class A-1 Notes, the Class B-1 Notes, the Class C-1 Notes and the Class D-1 Notes, collectively.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date between the Issuer, the Trustee and U.S. Bank National Association, as securities intermediary.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

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“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Collateral Management Fee”: A fee, if any, payable to the Collateral Manager equal to the percentage per annum, specified in Section 8(b) of the Collateral Management Agreement (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided, however, that so long as (i) KCAP Financial is the Collateral Manager and (ii) the Initial Subordinated Noteholder (together with its Affiliates) owns and holds 100% of the Aggregate Outstanding Amount of the Subordinated Notes, the Senior Collateral Management Fee shall be zero.

“Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan; (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan (including pari passu with other obligations of the related Obligor, but subject to customary permitted liens, such as, but not limited to, any tax liens); (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided, that a First-Lien-Last-Out Loan shall not constitute a Senior Secured Loan.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“Special Redemption”: The meaning specified in Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation that is not publicly rated by S&P or Moody’s, any amendment, waiver or modification which would:

(a)	modify the amortization schedule with respect to such Collateral Obligation in a manner that:

(i)	reduces the Dollar amount of any Scheduled Distribution by more than the greater of (x) 20% and (y) $250,000;

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(ii)	postpones any Scheduled Distribution by more than two payment periods or eliminates a Scheduled Distribution; or

(iii)	causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 10%.

(b)	reduce or increase the Cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(c)	extend the stated maturity date of such Collateral Obligation by more than 24 months;

(d)	contractually or structurally subordinate in any material respect such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(e)	release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(f)	reduce the principal amount thereof; or

(g)	in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the value of such Collateral Obligation.

“STAMP”: Shall mean the Securities Transfer Agents Medallion Program.

“Standby Directed Investment”: Shall mean, initially, U.S. Bank Money Market Account (which investment, for the avoidance of doubt, shall constitute an Eligible Investment so long as it satisfies the criteria set forth in the definition of Eligible Investment); provided that the Issuer, or the Collateral Manager on behalf of the Issuer, may by written notice to the Trustee change the Standby Directed Investment to any other Eligible Investment of the type described in clause (ii) of the definition of “Eligible Investments” maturing not later than the earlier of (i) 30 days after the date of such investment (unless putable at par to the issuer thereof) or (ii) the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein).

“Stated Maturity”: With respect to the Notes of any Class, the date specified as such in Section 2.3.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

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“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including, without limitation, collateralized loan obligations, collateralized debt obligations, mortgage-backed securities and credit linked notes.

“Subordinated Collateral Management Fee”: A fee, if any, payable to the Collateral Manager equal to a percentage per annum specified in Section 8(b) of the Collateral Management Agreement (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided, however, that so long as (i) KCAP Financial is the Collateral Manager and (ii) the Initial Subordinated Noteholder (together with its Affiliates) owns and holds 100% of the Aggregate Outstanding Amount of the Subordinated Notes, the Subordinated Collateral Management Fee shall be zero.

“Subordinated Loan”: A Loan obligation of any Person that is subordinated in right of payment to any senior secured or unsecured debt obligation of the related obligor.

“Subordinated Notes”: The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Subordinated Notes Internal Rate of Return”: An annualized internal rate of return (computed using the “XIRR” function in Microsoft® Excel 2002 or an equivalent function in another software package), stated on a per annum basis, for the following cash flows, assuming all Subordinated Notes were purchased on the Closing Date for U.S.$34,750,000:

(i)	each distribution of Interest Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date; and

(ii)	each distribution of Principal Proceeds made to the Holders of the Subordinated Notes on any prior Payment Date and, to the extent necessary to reach the applicable Subordinated Notes Internal Rate of Return, the current Payment Date.

“Substitute Collateral Obligation”: Collateral Obligations conveyed by the Depositor to the Issuer as substitute Collateral Obligations pursuant to Section 12.3(a).

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“Substitute Collateral Obligations Qualification Conditions”: The following conditions:

(i)	The Coverage Tests, Collateral Quality Tests (except, following the Reinvestment Period, the S&P CDO Monitor Test) and Concentration Limitations are maintained or improved;

(ii)	the outstanding principal balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the outstanding principal balance of the Collateral Obligation being substituted and the Net Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii)	the Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the aggregate Market Value of such Substitute Collateral Obligations) equals or exceeds the Market Value of the Collateral Obligation being substituted;

(iv)	(x) if the Collateral Obligation being substituted is not a Senior Secured Loan, the Aggregate Principal Balance of all Collateral Obligations that are not Senior Secured Loans immediately following such substitution is equal to (or less than) the Aggregate Principal Balance of all Collateral Obligations that were not Senior Secured Loans immediately prior to such substitution and (y) if the Collateral Obligation being substituted is a Senior Secured Loan, then the related Substitute Collateral Obligation shall be a Senior Secured Loan;

(v)	the Assigned Moody’s Rating of each Substitute Collateral Obligation is equal to or higher than the Assigned Moody’s Rating of the Collateral Obligation being substituted;

(vi)	the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Collateral Obligation being substituted; and

(vii)	solely in the case of a substitution of a Collateral Obligation by reason of it becoming subject to a proposed Specified Amendment or a Credit Risk Obligation, in each case, after the Reinvestment Period, (A) the remaining term to maturity of the related Substitute Collateral Obligation is equal to or shorter than the remaining term to maturity of such Collateral Obligation being substituted and (B) the Overcollateralization Ratio Test with respect to the Class D-1 Notes will be satisfied immediately following such substitution.

“Substitution Event”: An event which shall have occurred with respect to any Collateral Obligation that:

(i)	becomes a Defaulted Obligation;

(ii)	has a Material Covenant Default;

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(iii)	becomes subject to a proposed Specified Amendment;

(iv)	becomes a Credit Risk Obligation; or

(v)	becomes an Ineligible Collateral Obligation that would cause such Collateral Obligation to be subject to mandatory substitution or repurchase under the Master Loan Sale Agreement.

“Substitution Period”: The meaning specified in Section 12.3(a)(ii).

“Successor Entity”: The meaning specified in Section 7.10.

“Supplemental Expense Reserve Account”: The trust account established pursuant to Section 10.3(e).

“Supplemental Expense Reserve Amount”: With respect to any Determination Date, an amount equal to the sum of (a) 0.03% per annum of the Fee Basis Amount on such Determination Date and (b) U.S.$150,000.

“Synthetic Security”: A security or swap transaction, other than a Participation Interest or letter of credit that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”: U.S.$139,650,000.

“Target Initial Par Condition”: A condition satisfied as of any date of determination if the Aggregate Principal Balance of Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations by the Issuer on such date of determination), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to such date of determination shall be treated as having a Principal Balance equal to its Moody’s Collateral Value.

“Tax”: Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that occurs if a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date results in (i)(x) any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or Tax burden to, the Issuer that results or will result in the withholding of 5% or more of Scheduled Distributions for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$1,000,000. Withholding Taxes imposed under FATCA shall be disregarded in applying the definition of Tax Event. The Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof.

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“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands or the Netherlands Antilles and any other Tax advantaged jurisdiction as may be notified by Moody’s to the Collateral Manager from time to time, so long as each such country has a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s.

“Tax Redemption”: The meaning specified in Section 9.3(a).

“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or lower	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” (each as shown above) shall be 0%.

“Trading Plan Period”: The meaning specified in Section 12.2(c).

“Transaction Documents”: The Indenture, the Collateral Management Agreement, the Master Loan Sale Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Secured Note Purchase Agreement and the Purchase Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

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“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, and in connection with any Substitute Collateral Obligation which is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, an amount equal to the Net Exposure Amount thereof as of the applicable Cut-Off Date.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: As defined in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Document”: The indenture, loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“Underlying Exchanged Defaulted Obligation”: Any Defaulted Obligation that was exchanged by the Issuer for an Equity Security.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

“U.S. Person” and “U.S. person”: The meanings specified in Section 7701(a)(30) of the Code or in Regulation S, as the context requires.

“Valuation”: With respect to any Collateral Obligation, a recent (as determined by the Collateral Manager in its commercially reasonable business judgment in accordance with the Collateral Manager Standard) valuation of the fair market value of such Collateral Obligation determined by any one of the following as selected by the Collateral Manager in its sole discretion: Loan Pricing Corporation, LoanX, Inc., Markit Group Limited, FT Interactive Data, Duff & Phelps, LLC, Lincoln Partners Advisors, LLC, Houlihan Lokey Financial Advisors, Inc., or any other valuation firm that the Collateral Manager reasonably believes is nationally recognized and that is reasonably selected by the Collateral Manager in good faith to establish a fair market value of such Collateral Obligation which reflects the price that would be paid by a willing buyer to a willing seller of such Collateral Obligation in a sale on an arm’s-length basis.

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“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a)	the amount equal to the Aggregate Coupon; provided that each Deferrable Obligation shall be excluded from this clause (a) to the extent of any interest that may be deferred or capitalized, and is not required to be paid currently in cash thereon pursuant to the terms of the related Underlying Documents (regardless of whether such portion that may be deferred or capitalized is currently paying in cash); by

(b)	an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations (including, for the avoidance of doubt, all Deferrable Obligations constituting Fixed Rate Obligations) as of such Measurement Date.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread plus (C) the Aggregate Excess Funded Spread; provided that this subclause (C) shall be disregarded and given no force or effect in connection with the selection of the appropriate scenario for running each S&P CDO Monitor to the extent that such Aggregate Excess Funded Spread is already included in calculations of the weighted average floating spread under such scenario; provided further that each Deferrable Obligation shall be excluded from this clause (a) to the extent of any interest that may be deferred or capitalized, and is not required to be paid currently in cash thereon pursuant to the terms of the related Underlying Documents (regardless of whether such portion that may be deferred or capitalized is currently paying in cash) by (b) an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations (including, for the avoidance of doubt, all Deferrable Obligations constituting Floating Rate Obligations) as of such Measurement Date.

“Weighted Average Life”: As of any Measurement Date with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by (b) the outstanding principal balance of such Collateral Obligation and dividing such sum by:

(b) the Aggregate Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the “Average Life” is, on any Measurement Date with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such Measurement Date to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

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“Weighted Average Life Test”: A test satisfied on any Measurement Date if the Weighted Average Life of the Collateral Obligations as of such date is (A) as of any Measurement Date occurring  prior to the last day of the Reinvestment Period, less than or equal to (i) 4.0 plus (ii) (x) 0.25 multiplied by (y) the aggregate number of Determination Dates remaining until the end of the Reinvestment Period and (B) as of any Measurement Date occurring on or after the last day of the Reinvestment Period, less than or equal to (i) 4.0 minus (ii) (x) 0.25 multiplied by (y) the aggregate number of Determination Dates that have elapsed since the end of the Reinvestment Period.

“Weighted Average Moody’s Rating Factor”: The number (rounded up to the nearest whole number) determined by:

(a) summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities) multiplied by (ii) the Moody’s Rating Factor of such Collateral Obligation; and

(b) dividing such sum by the Principal Balance of all such Collateral Obligations.

“Weighted Average Moody’s Recovery Rate”: As of any Measurement Date, the number, expressed as a percentage, obtained by summing the product of the Moody’s Recovery Rate on such Measurement Date of each Collateral Obligation and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding up to the first decimal place.

“Weighted Average S&P Recovery Rate”: As of any Measurement Date, the number, expressed as a percentage and determined separately for each Class of Secured Notes, obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 6 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2        Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

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Section 1.3        Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)        All calculations with respect to Scheduled Distributions on the Assets securing the Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)        For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c)        For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.

(d)        Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.6(b)(iv), Article XII and the definition of “Interest Coverage Ratio”, the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(e)        References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

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(f)        For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(g)        Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(h)        For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(i)        For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(j)        For all purposes where expressly used in this Indenture, the “outstanding principal balance” of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation shall exclude all unfunded commitments.

(k)        Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(l)        Any reference herein to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Interest Accrual Period and shall be based on the aggregate face amount of the Assets.

(m)        To the extent of any ambiguity in the interpretation of any definition or term contained herein or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the resolution of such ambiguity with respect to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(n)        For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

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(o)        For purposes of calculating compliance with any trade testing and providing reports under this Indenture, the settlement date (and not the trade date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(p)        For all purposes where expressly used in this Indenture, the “outstanding principal balance” shall exclude capitalized interest, if any.

(q)        For purposes of calculating the numerator (but not the denominator) of any component of Weighted Average Floating Spread, Weighted Average Coupon, Excess Weighted Average Floating Spread and Excess Weighted Average Coupon, each Deferrable Obligation shall be excluded from each such numerator (but not the denominator) to the extent of any interest that may be deferred or capitalized, and is not required to be paid currently in cash thereon pursuant to the terms of the related Underlying Documents (regardless of whether such portion that may be deferred or capitalized is currently paying in cash).

ARTICLE II

The Notes

Section 2.1        Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2        Forms of Notes.

(a)        The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes and Rule 144A Global Secured Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b)        Regulation S Global Secured Notes and Rule 144A Global Secured Notes.

(i)        The Secured Notes sold to Qualified Purchasers who are not U.S. persons in offshore transactions (as defined in Regulation S) in reliance on Regulation S shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Regulation S Global Secured Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

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(ii)        The Secured Notes sold to Persons that are QIB/QPs shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Rule 144A Global Secured Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iii)        The Secured Notes sold to Persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Secured Note, are Institutional Accredited Investors that are Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be issued in the form of definitive, fully registered notes without interest coupons substantially in the applicable form attached as Exhibit A-3 hereto (a “Certificated Secured Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iv)        The Subordinated Notes will only be sold to U.S. persons that are (x) Qualified Institutional Buyers or Institutional Accredited Investors and (y) Qualified Purchasers and shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A-2 hereto (each, a “Certificated Subordinated Note” and, together with the Certificated Secured Notes, “Certificated Notes”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Subordinated Notes will be sold only to Persons that give certificates in the form of Exhibits B-4 and B-5 attached hereto.

(v)        The aggregate principal amount of the Regulation S Global Secured Notes and the Rule 144A Global Secured Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(c)        Book Entry Provisions. This Section 2.2(c) shall apply only to Global Secured Notes deposited with or on behalf of DTC. In addition, the Beneficial Owners will have the rights of the Beneficial Owners expressly provided in this Indenture.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Secured Notes insofar as interests in such Global Secured Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

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Except, in each case, to the extent that they may have rights as Beneficial Owners hereunder, Agent Members shall have no rights under this Indenture with respect to any Global Secured Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3        Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Secured Notes and Subordinated Notes that may be authenticated and delivered under this Indenture is limited to U.S.$140,000,000 aggregate principal amount of Notes (except for (i) Deferred Interest with respect to the Class C-1 Notes and the Class D-1 Notes, (ii) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (iii) additional notes issued in accordance with Sections 2.13 and 3.2).

Such Notes shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Class Designation	A-1	B-1	C-1	D-1	Subordinated
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate	Subordinated
Original Principal Amount[1]	U.S.$77,250,000	U.S.$9,000,000	U.S.$10,000,000	U.S.$9,000,000	U.S.$34,750,000
Stated Maturity (as defined herein)	July, 2024	July, 2024	July, 2024	July, 2024	July, 2024
Fixed Rate Note	No	No	No	No	N/A
Interest Rate:
Floating Rate Note	Yes	Yes	Yes	Yes	N/A
Index	LIBOR	LIBOR	LIBOR	LIBOR	N/A
Index Maturity[2]	3 month	3 month	3 month	3 month	N/A
Spread	1.50%	3.25%	4.25%	5.25%	N/A
Initial Rating(s):
S&P	“AAA (sf)”	“AA (sf)”	“A (sf)”	“BBB (sf)”	None
Moody’s	“Aaa (sf)”	“Aa2 (sf)”	“A2 (sf)”	“Baa2 (sf)”	None
Priority Classes	None	A-1	A-1 and B-1	A-1, B-1 and C-1	A-1, B-1, C-1 and D-1
Pari Passu Classes	None	None	None	None	None
Junior Classes	B-1, C-1, D-1 and Subordinated	C-1, D-1 and Subordinated	D-1 and Subordinated	Subordinated	None
Interest deferrable	No	No	Yes	Yes	N/A

[1]	As of the Closing Date.

[2]	LIBOR for each floating rate note shall be calculated by reference to three-month LIBOR, in accordance with the definition of LIBOR set forth in Exhibit C hereto; provided that LIBOR for the first Interest Accrual Period shall equal 0.32298%.

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The Secured Notes shall be issued in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof. The Subordinated Notes shall be issued in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4        Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Officers. The signature of such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Officers of the Issuer, shall bind the Issuer notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5        Registration, Registration of Transfer and Exchange.

(a)        The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

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If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders as reflected in the Register.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Collateral Manager or the Initial Purchaser may request a list of Holders from the Trustee.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Notes Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any transfer Tax or other governmental charge payable in connection therewith. The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

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(b)        No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c)        (i)        No transfer of any Subordinated Note (or any interest therein) will be effective, and the Trustee will not recognize any such transfer, if after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of the Subordinated Notes would be held by Persons who have represented that they are Benefit Plan Investors. For purposes of these calculations and all other calculations required by this sub-section, (A) any Notes of the Issuer held by a Controlling Person, the Trustee, the Collateral Manager, the Initial Purchaser or any of their respective affiliates shall be disregarded and not treated as Outstanding and (B) an “affiliate” of a Person shall include any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and “control” with respect to a Person other than an individual shall mean the power to exercise a controlling influence over the management or policies of such Person. The Trustee shall be entitled to rely exclusively upon the information set forth in the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee actually knows to be so held shall be so disregarded.

(ii)        No issuance, transfer, sale, pledge or other disposition of one or more Subordinated Notes shall be made unless simultaneously with the issuance or transfer of such Subordinated Note (1) a proportionate amount of the Membership Interests of the Issuer (the “Membership Interests,” which shall be initially held by the holder of the Subordinated Notes) are issued or transferred so that the ratio of the percentage interest of the Membership Interests so issued or transferred to all Membership Interests and the ratio of the percentage interest of the Subordinated Notes so issued or transferred to all Subordinated Notes are equal and (2) the issuances or the transfers of the Membership Interests and Subordinated Notes referred to in this paragraph are made to the same Person and (3) the percentage interest of the Membership Interests and Subordinated Notes, respectively, so transferred is no less than ten percent (10%). The Subordinated Notes and Membership Interests in the Issuer must at all times be held such that the ratio of the percentage interest of Membership Interests held by any one Person to all Membership Interests is equal to the ratio of Subordinated Notes held by the same Person to all outstanding Subordinated Notes. All of the Subordinated Notes and Membership Interests in the Issuer to be issued on the Closing Date are intended to be issued to the Initial Subordinated Noteholder, but may be sold to related and/or unrelated Persons at any time thereafter in accordance with the applicable provisions of this Indenture and, with respect to the Membership Interests of the Issuer, the Issuer’s organizational documents. As to the transfer and ownership of Subordinated Notes and Membership Interests, the Trustee shall be entitled to rely exclusively upon the information set forth in the transfer certificates received pursuant to the terms of this Section 2.5, and the Trustee shall have no obligation to determine or monitor the ownership and transfer of Membership Interests.

(iii)        No Subordinated Note (or interest therein) may be acquired or owned by any Person that is classified for U.S. federal income Tax purposes as a disregarded entity (unless the beneficial owner for U.S. federal income Tax purposes of the disregarded entity is a corporation, other than a subchapter S corporation, or is otherwise taxable as a corporation), partnership, subchapter S corporation or grantor trust unless such Person obtains an Opinion of Counsel that such acquisition or transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation.

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(iv)        No Subordinated Note (or interest therein) may be acquired, and no Holder of a Subordinated Note may sell, transfer, assign, participate, pledge or otherwise dispose of any Subordinated Note (or interest therein) or cause any Subordinated Note (or interest therein) to be marketed, (1) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treas. Reg. § 1.7704-1(b), including, without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, (2) on or through a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code, including a market wherein any Subordinated Note (or interest therein) is regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to any Subordinated Note (or interest therein) and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others, or (3) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the Subordinated Notes (or interest therein) to be held by more than 100 Persons at any time, taking into account the anti-avoidance rule in U.S. Treasury Regulation Section 1.7704-1(h)(3).

(d)        Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(e)        Transfers of Global Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(e).

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(i)        Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder (provided that such holder or, in the case of a transfer, the transferee is (x) not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S) and (y) is a Qualified Purchaser) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is a Qualified Purchaser and not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-7 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Purchaser and a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.

(ii)        Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-6 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.

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(iii)        Global Secured Note to Certificated Secured Note. If a holder of a beneficial interest in a Global Secured Note deposited with DTC wishes at any time to transfer its interest in such Global Secured Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Secured Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Secured Note by the aggregate principal amount of the beneficial interest in the Global Secured Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Secured Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Secured Note transferred by the transferor), and in authorized denominations.

(f)        Transfers of Certificated Secured Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).

(i)        Transfer of Certificated Secured Notes to Global Secured Notes. If a holder of a Certificated Secured Note wishes at any time to transfer such Certificated Secured Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Secured Note for a beneficial interest in a corresponding Global Secured Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-6 or B-7 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Secured Notes in an amount equal to the Certificated Secured Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Secured Note equal to the principal amount of the Certificated Secured Note transferred or exchanged.

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(ii)        Transfer of Certificated Secured Notes to Certificated Secured Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Secured Note properly endorsed for assignment to the transferee, and (B) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Secured Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Secured Notes bearing the same designation as the Certificated Secured Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Secured Note surrendered by the transferor), and in authorized denominations.

(iii)        Notwithstanding any other provision of this Indenture to the contrary, so long as any Secured Notes are Outstanding, no interest, direct or indirect, in the Subordinated Notes may be transferred (including, without limitation, by pledge or hypothecation) if, after such transfer, the Initial Subordinated Noteholder (together with its Affiliates) shall own and hold less than 51% of the Aggregate Outstanding Amount of the Subordinated Notes. In connection with the transfer of the Subordinated Notes by the Initial Subordinated Noteholder, the Collateral Manager shall notify the Trustee whether or not such transferee is an Affiliate of the Initial Subordinated Noteholder.

(g)        Transfer and Exchange of Certificated Subordinated Note to Certificated Subordinated Note. Transfers of Subordinated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g). Upon receipt by the Registrar of (A) a Holder’s Certificated Subordinated Note properly endorsed for assignment to the transferee, and (B) certificates in the form of Exhibits B-4 and B-5 attached hereto given by the transferee of such Certificated Subordinated Note, the Registrar shall cancel such Certificated Subordinated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Subordinated Notes bearing the same designation as the Certificated Subordinated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Subordinated Note surrendered by the transferor), and in authorized denominations.

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(h)        If Notes are issued upon the transfer, exchange or replacement of Notes bearing the securities law legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such securities law legend on such Notes, the Notes so issued shall bear such securities law legend, or such securities law legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such securities law legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act and the 1940 Act and, if required pursuant to Section 8.1(a)(vii), the consent thereto from a Majority of the Controlling Class and a Majority of each other Class affected thereby (such consent not to be unreasonably withheld or delayed). Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such securities law legend.

(i)        Each Person who becomes a beneficial owner of Secured Notes represented by an interest in a Global Secured Note will be deemed to have represented and agreed as follows:

(i)        In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, Guggenheim Securities, the Trustee, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Guggenheim Securities or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, Guggenheim Securities or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note)  both (a) a Qualified Institutional Buyer and (b) a Qualified Purchaser or (2) both (a) not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S and (b) a Qualified Purchaser; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the minimum denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

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(ii)        Each Person who acquires a Secured Note or any interest therein will be required or deemed to represent, warrant and agree that (A) if such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such interest does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if such Person is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, such Person’s acquisition, holding and disposition of such Note will not constitute or result in a non-exempt violation of any such Other Plan Law.

(iii)        Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that the Issuer has been registered under the 1940 Act, and that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) and Rule 3a-7 of the 1940 Act.

(iv)        Such beneficial owner is aware that, except as otherwise provided herein, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v)        Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(j)        Each Person who becomes an owner of a Certificated Secured Note will be required to make the representations and agreements set forth in Exhibit B-2. Each Person who becomes an owner of a Certificated Subordinated Note will be required to make the representations and agreements set forth in Exhibit B-4 and Exhibit B-5.

(k)        Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

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(l)        To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make such representations to the Issuer as may be required in connection with such compliance.

(m)        The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(n)        The Subordinated Notes may only be owned by United States persons (as defined in Section 7701(a)(30) of the Code).

(o)        Each Person who acquires a Subordinated Note or any interest therein will be required to (i) represent and warrant in writing to the Trustee (1) whether or not, for so long as such Person holds such Notes or interest herein, such Person is, or is acting on behalf of, a Benefit Plan Investor, (2) whether or not, for so long as such Person holds such Notes or interest therein, such Person is a Controlling Person and (3) that (a) if such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (b) if it is a governmental, church or non-U.S. plan, (x) such Person is not, and for so long as such Person holds such Notes or interest therein will not be, subject to any Similar Law and (y) such Person’s acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any Other Plan Law, and (ii) agree to certain transfer restrictions regarding its interest in such Notes.

Section 2.6        Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

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If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7        Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a)        The Secured Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Secured Notes (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. So long as any Priority Class is Outstanding with respect to the Class C-1 Notes or the Class D-1 Notes, any payment of interest due on the Class C-1 Notes or the Class D-1 Notes, respectively, which is not available to be paid in accordance with the Priority of Payments on any Payment Date (such interest, “Deferred Interest”) shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Notes and (iii) the Stated Maturity of such Class of Notes. Deferred Interest on the Class C-1 Notes and the Class D-1 Notes shall be added to the principal balance of the Class C-1 Notes and the Class D-1 Notes, respectively, and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments. Regardless of whether any Priority Class is Outstanding with respect to the Class C-1 Notes or the Class D-1 Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity of, such Class of Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Secured Note, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A-1 Notes or Class B-1 Notes or, if no Class A-1 Notes or Class B-1 Notes are Outstanding, any Class C-1 Notes or, if no Class C-1 Notes are Outstanding, any Class D-1 Notes, shall accrue at the Interest Rate for such Class until paid as provided herein. The Subordinated Notes shall not bear interest at a stated rate. Distributions in respect of interest will be made on the Subordinated Notes on a noncumulative basis if and when payments are available for such purpose in accordance with Section 11.1.

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(b)        The principal of each Secured Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of the Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on the Secured Notes, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)        Principal payments on the Notes will be made in accordance with the Priority of Payments and Article IX.

(d)        The Paying Agent shall require the previous delivery of properly completed and signed applicable Tax certifications (generally, in the case of U.S. federal income Tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a United States person within the meaning of Section 7701(a)(30) of the Code or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a United States person within the meaning of Section 7701(a)(30) of the Code) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any Taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future Taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any Tax certification or withholding requirements, or any Tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

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(e)          Payments in respect of interest on and principal of any Secured Note and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Secured Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Secured Note, and to the Holder or its nominee with respect to a Certificated Note; provided that in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. chartered bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Neither the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Secured Note.

(f)          Payments of principal to Holders of the Secured Notes shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date. Distributions to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g)          Interest accrued with respect to the Secured Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)          All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

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(i)          Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Notes and this Indenture are limited recourse obligations of the Issuer payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, manager, partner, member, employee, shareholder, authorized Person or incorporator of the Issuer, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.

(j)          Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8           Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and, except with respect to the rights reserved to the Beneficial Owners hereunder, on any other date for all other purposes whatsoever (whether or not such Note is overdue), and, except with respect to the rights reserved to the Beneficial Owners hereunder, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9           Cancellation. All Notes surrendered for payment, cancellation pursuant to Section 9.7, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including, without limitation, any surrender in connection with any abandonment, donation, gift, contribution or any event or circumstances) except for payment as provided herein, for cancellation pursuant to Section 9.7, for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of Special Redemption or a mandatory redemption, only to the extent that such Special Redemption or mandatory redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it. Except in accordance with Article IX, the Issuer may not acquire any of the Notes (including any Notes voluntarily surrendered without payment or abandoned).

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Section 2.10         DTC Ceases to be Depository.

(a)          A Global Secured Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Secured Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by the Holder of such Global Secured Note.

(b)          Any Global Secured Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Secured Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Secured Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)          Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Secured Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)          In the event of the occurrence of either of the events specified in sub-Section (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Secured Notes as required by sub-Section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Secured Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Secured Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the depository and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

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Section 2.11         Non-Permitted Holders.

(a)          Notwithstanding anything to the contrary elsewhere herein, (x) any transfer of a beneficial interest in any Secured Note to (i) a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (ii) a non-U.S. person that is not purchasing such beneficial interest in an offshore transaction pursuant to Regulation S or that is not a Qualified Purchaser, and in each case, that is not made pursuant to an applicable exemption under the Securities Act and the 1940 Act and (y) any transfer of a beneficial interest in any Subordinated Note to a Person that is not (i) a U.S. person as defined in Section 7701(a)(30) of the Code, (ii) a Qualified Institutional Buyer or an Institutional Accredited Investor and (iii) a Qualified Purchaser and that is not made pursuant to an applicable exemption under the Securities Act and the 1940 Act shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b)          If (x)(i) any U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (ii) any non-U.S. person that is not purchasing such beneficial interest in an offshore transaction pursuant to Regulation S or that is not a Qualified Purchaser, shall become the beneficial owner of an interest in any Secured Note or (y) any Person that is not (i) a U.S. person as defined in Section 7701(a)(30) of the Code, (ii) a Qualified Institutional Buyer or an Institutional Accredited Investor and (iii) a Qualified Purchaser or that does not have an exemption available under the Securities Act and the 1940 Act shall become the beneficial owner of an interest in any Subordinated Note (any such Person a “Non-Permitted Holder”), the Trustee shall, promptly after a Trust Officer obtains actual knowledge that such Person is a Non-Permitted Holder, send notice to such Non-Permitted Holder (with a copy to the Issuer and the Collateral Manager), demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Trustee shall send the Issuer and the Collateral Manager prompt notice thereof, and upon receipt of such notice from the Trustee, the Issuer (or the Collateral Manager acting on behalf of and at the direction for the Issuer) shall, without further notice to the Non-Permitted Holder, sell such Notes or interest in such Notes to a purchaser selected by the Issuer that the Issuer reasonably determines is not a Non-Permitted Holder on such terms as the Issuer may choose in its sole discretion. The Issuer (or the Collateral Manager acting on behalf of and at the direction of the Issuer) in its sole discretion may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that deal in securities similar to the Notes and sell such Notes to such bidder or bidders for an aggregate purchase price determined by the Collateral Manager in its sole discretion; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled (but shall not be obligated) to bid in any such sale and may purchase such Notes pursuant thereto at a price which, in the good faith estimate of the Collateral Manager, results in the highest aggregate purchase price for the totality of such Notes. However, the Issuer (or the Collateral Manager acting on behalf of and at the direction of the Issuer) may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer (or the Collateral Manager acting on behalf of the Issuer), and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion and shall not be liable to any Person for failing to discover that any Person is a Non-Permitted Holder.

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(c)          Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Subordinated Note to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(d)          If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) if it makes the discovery (and who agrees to notify the Issuer of such discovery), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder and that otherwise satisfies all applicable requirements for holding such Notes within 20 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder and that otherwise satisfies all applicable requirements for holding such Notes on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-Section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

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Section 2.12         Treatment and Tax Certification.

(a)          The Issuer and the Trustee agree, and each Holder and each beneficial owner of a Secured Note, by acceptance of such Secured Note or an interest in such Secured Note shall be deemed to have agreed, to treat, and shall treat, the Secured Notes as debt of the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise Tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority. The Issuer will also treat the Secured Notes as debt for legal and accounting purposes.

(b)          The Issuer and the Trustee agree, and each Holder and each beneficial owner of a Subordinated Note, by acceptance of such Subordinated Note or an interest in such Subordinated Note shall be deemed to have agreed, to treat, and shall treat, the Subordinated Notes as equity in the Issuer for United States federal and, to the extent permitted by law, state and local income and franchise Tax purposes and shall take no action inconsistent with such treatment unless required by any relevant taxing authority.

(c)          Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer, the Trustee or any Paying Agent with the properly completed and signed applicable Tax certifications (generally, in the case of U.S. federal income tax, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a U.S. Person or the applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Person) may result in withholding from payments in respect of such Note, including U.S. federal tax withholding or back-up withholding.

(d)          Each purchaser, beneficial owner and subsequent transferee of a Note or interest therein, by acceptance of such Note or an interest in such Note, shall be deemed to have agreed to provide the Issuer and Trustee any information or documentation that is required under FATCA or is otherwise necessary (in the sole determination of the Issuer, the Trustee, or other agent of the Issuer, as applicable) to enable the Issuer, the Trustee, or other agent of the Issuer to (i) determine their duties and liabilities with respect to any Taxes they may be required to withhold pursuant to FATCA in respect of such Note or the Noteholder of such Note or beneficial interest therein or (ii) otherwise comply with the requirements of FATCA. Each purchaser and subsequent transferee of the Notes will be deemed to acknowledge and agree that the Issuer may provide such information and any other information concerning its investment in the Notes to the U.S. Internal Revenue Service. In addition, each purchaser, beneficial owner and subsequent transferee of the Notes will be deemed to acknowledge and agree that the Issuer has the right under the Indenture to withhold on a payment on a Note if the purchaser, beneficial owner or subsequent transferee of an interest in a Note fails to comply with FATCA or provide evidence of its compliance with FATCA.

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(e)          Each purchaser, beneficial owner and subsequent transferee of a Note or interest therein, by acceptance of such Note or an interest in such Note, shall be deemed to have represented that, if it is not a “United States person” as defined in Section 7701(a)(30) of the Code, (i) either (A) it is not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (B) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States or (C) all payments received or to be received by it from the Issuer are effectively connected with the conduct of trade or business in the United States by the beneficial owner, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan.

Section 2.13         Additional Issuance.

(a)          At any time during the Reinvestment Period (or, in the case of an issuance of Subordinated Notes only, after the Reinvestment Period), the Issuer (or the Collateral Manager on its behalf), as applicable, may issue and sell (A) additional Notes of any one or more new Classes of Notes that are subordinated to the Secured Notes issued pursuant to this Indenture then Outstanding, provided such issuance is approved by a Majority of the Subordinated Notes and/or (B) additional Notes of all then existing Classes (which may be issued in the form of pari passu sub-classes), so long as such issuance of additional Notes is proportional across all then existing Classes (provided that the principal amount of Subordinated Notes issued in any such issuance may exceed the proportion otherwise applicable to the Subordinated Notes (with the consent of a Majority of the Subordinated Notes)) and, in each case, use the proceeds to purchase additional Collateral Obligations or as otherwise permitted under the Indenture (including, with respect to the issuance of Subordinated Notes, after the Reinvestment Period, to apply proceeds of such issuance as Principal Proceeds); provided that the following conditions are met:

(i)          the Collateral Manager consents to such issuance;

(ii)         solely in the case of an issuance of additional Notes pursuant to subclause (B) above, if the Aggregate Outstanding Amount of the Class A-1 Notes on the date of such issuance is less than the Aggregate Outstanding Amount of the Class A-1 Notes as of the Closing Date, the Majority of the Class A-1 Notes consents to such issuance;

(iii)        in the case of additional Notes of any one or more existing Classes (other than the Subordinated Notes), the aggregate principal amount of Notes of such Class issued in all additional issuances shall not exceed 100% of the Aggregate Outstanding Amount of the Notes of such Class on the Closing Date;

(iv)        in the case of additional Notes of any one or more existing Classes, the terms of the Notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except for legends, transfer restrictions and other provisions that do not affect the economic terms of the additional Secured Notes, and except that the interest due on additional Secured Notes will accrue from the issue date of such additional Secured Notes and the interest rate, price and spread of such Notes do not have to be identical to those of the initial Notes of that Class; provided that the interest rate of any such additional Secured Notes will not be greater than the interest rate on the applicable Class of Secured Notes) and such additional issuance shall not be considered a Refinancing hereunder;

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(v)         such additional Notes must be issued at a price equal to or greater than the principal amount thereof;

(vi)        the Issuer (or the Collateral Manager on its behalf) shall notify each Rating Agency then rating a Class of Secured Notes of each issuance of additional Notes (other than Subordinated Notes) prior to the issuance date;

(vii)       the proceeds of any additional Notes (net of fees and expenses incurred in connection with such issuance, which fees and expenses shall be paid solely from the proceeds of such additional issuance) shall not be treated as Refinancing Proceeds and shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments;

(viii)      immediately after giving effect to such issuance, each Coverage Test is satisfied or, with respect to any Coverage Test that was not satisfied immediately prior to giving effect to such issuance and will continue not to be satisfied immediately after giving effect to such issuance, the degree of compliance with such Coverage Test is maintained or improved immediately after giving effect to such issuance and the application of the proceeds thereof; and

(ix)         an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Issuer and the Trustee to the effect that (A) such issuance would not cause the Holders or beneficial owners of Secured Notes previously issued to be deemed to have sold or exchanged such Notes under Section 1001 of the Code, (B) such issuance will not result in the Issuer being treated as a corporation or a “publicly traded partnership” taxable as a corporation for U.S. federal income Tax purposes and (C) any additional Class A-1 Notes, Class B-1 Notes, Class C-1 Notes or Class D-1 Notes will be treated as debt for U.S. federal income Tax purposes.

ARTICLE III

Conditions Precedent

Section 3.1           Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(a)          Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (i) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement and related transaction documents and the execution, authentication and delivery of the Notes applied for by it, with such Officer’s certificate specifying the Stated Maturity, principal amount and Interest Rate of the Secured Notes to be authenticated and delivered and the Stated Maturity and principal amount of Subordinated Notes to be authenticated and delivered and (ii) certifying that (A) the attached copy of the Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

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(b)          Governmental Approvals. From the Issuer either (i) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (ii) an Opinion of Counsel of Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.

(c)          U.S. Counsel Opinions. Opinions of (i) Dechert LLP, counsel to the Initial Purchaser, (ii) Sutherland Asbill & Brennan LLP, counsel to the Issuer, the Collateral Manager and the Originator, (iii) Pepper Hamilton LLP, special Delaware counsel to the Issuer and the Depositor and (iv) Nixon Peabody LLP, counsel to the Trustee and Collateral Administrator, each dated the Closing Date.

(d)          Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the Closing Date.

(e)          Certain Transaction Documents. An executed counterpart of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement and the Master Loan Sale Agreement.

(f)          Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(i)          the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct in all material respects and such schedule is complete with respect to each such Collateral Obligation;

(ii)         each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”;

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(iii)        the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(iv)        the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired in the Initial Contribution or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$81,000,000.

(g)          Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Documents related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(h)          Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(i)          in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (F)(II) below) on the Closing Date;

(A)         the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (I) those which are being released on the Closing Date; (II) those Granted pursuant to this Indenture and (III) any other Permitted Liens;

(B)         the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in paragraph (A) above;

(C)         the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(D)         the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(E)         based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct in all material respects;

(F)         (I)         based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (II) the requirements of Section 3.1(g) have been satisfied; and

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(G)         upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture;

(ii)         based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), each Collateral Obligation that the Collateral Manager on behalf of the Issuer purchased or committed to purchase on or prior to the Closing Date satisfies, or will upon its acquisition satisfy, the requirements of the definition of “Collateral Obligation”; and

(iii)        based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(f), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired in the Initial Contribution or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$81,000,000.

(i)          Rating Letters. An Officer’s certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by each Rating Agency, as applicable, and confirming that each Class of Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(j)          Accounts. Evidence of the establishment of each of the Accounts.

(k)          Issuer Order for Deposit of Funds into Accounts. (i) An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$93,865,946 from the proceeds of the issuance of the Notes into the Ramp-Up Account for use pursuant to Section 10.3(c), and (ii) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of U.S.$50,000 from the proceeds of the issuance of the Notes into the Expense Reserve Account as Interest Proceeds for use pursuant to Section 10.3(d).

(l)          Accountant’s Letter. An accountants’ letter satisfactory to the Issuer (i)(A) recalculating and comparing the information with respect to each Collateral Obligation set forth on the Schedule of Collateral Obligations attached hereto as Schedule 1, by reference to such sources as shall be specified therein and (B) recalculating and comparing the results of each Collateral Quality Test (other than the S&P CDO Monitor Test), and (ii) specifying the procedures undertaken by them to recalculate and compare data and computations relating to the foregoing statement.

(m)          Certain Calculations by the Collateral Manager. The Collateral Manager shall deliver to Moody’s, the Collateral Administrator, the Trustee and the Initial Purchaser a report calculating the Diversity Score, the Weighted Average Moody’s Rating Factor, the Weighted Average Floating Spread and the Weighted Average Moody’s Recovery Rate, in each case, as of the Closing Date.

(n)          Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (n) shall imply or impose a duty on the part of the Trustee to require any other documents.

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Section 3.2           Conditions to Additional Issuance.

Any additional Notes to be issued in accordance with Section 2.13 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

(a)          Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (i) evidencing the authorization by Resolution of the execution, authentication and and delivery of the additional Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the additional Notes to be authenticated and delivered and (ii) certifying that (A) the attached copy of the Resolution is a true and complete copy thereof, (B) such Resolutions have not been rescinded and are in full force and effect on and as of the date of such issuance and (C) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(b)          Governmental Approvals. From the Issuer either (i) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional Notes or (ii) an Opinion of Counsel of Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional Notes except as has been given.

(c)          Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default under this Indenture and that the issuance of the additional Notes applied for by it will not result in a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the additional Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the offering of such additional Notes or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made. The Officer’s certificate of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the additional issuance.

(d)          Supplemental Indenture. A fully executed counterpart of the supplemental indenture making such changes to this Indenture as shall be necessary to permit such additional issuance.

(e)          Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Principal Collection Subaccount for use pursuant to Section 10.2.

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(f)          Evidence of Required Consents. A certificate of the Collateral Manager consenting to such issuance, and, if required by Section 2.13, satisfactory evidence of the consent of a Majority of the Subordinated Notes to such issuance (which may be in the form of an Officer certificate of the Issuer).

Section 3.3           Custodianship; Delivery of Collateral Obligations and Eligible Investments.

(a)          The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”), all Assets in accordance with the definition of “Deliver”. Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that has capital and surplus of at least U.S.$200,000,000 and is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b)          Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

Satisfaction And Discharge

Section 4.1           Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights, obligations and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

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(a)          either:

(i)          all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii)         all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as reviewed and compared by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority and free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7;

(b)          the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c)          the Issuer has delivered to the Trustee, Officers’ certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

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Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, and 13.1 shall survive.

Section 4.2           Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3           Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE V

Remedies

Section 5.1           Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)          a default in the payment, when due and payable, of (i) any interest on any Class A-1 Note or Class B-1 Note or, if there are no Class A-1 Notes or Class B-1 Notes Outstanding, any Class C-1 Note or, if there are no Class A-1 Notes, Class B-1 Notes or Class C-1 Notes Outstanding, any Class D-1 Note, and, in each case, the continuation of any such default for five Business Days after a Trust Officer of the Trustee has actual knowledge or receives notice from any holder of Notes of such payment default, or (ii) any principal of, or interest (or Deferred Interest) on, or any Redemption Price (including without limitation any Make-Whole Payment) in respect of, any Secured Note at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided, further, that, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, Collateral Administrator or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of the occurrence of such administrative error or omission;

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(b)          the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $10,000 in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, Collateral Administrator or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of the occurrence of such administrative error or omission;

(c)          either of the Issuer or the Assets becomes an investment company required to be registered under the 1940 Act;

(d)          except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or breach in a material respect, of any other material covenant of the Issuer herein (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test, Interest Diversion Test or Coverage Test is not an Event of Default and any failure to satisfy the requirements of Section 7.18 is not an Event of Default, except in either case to the extent provided in clause (g) below), or the failure of any material representation or warranty of the Issuer made herein or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by registered or certified mail or overnight delivery service, by the Trustee, the Issuer or the Collateral Manager or to the Issuer, the Collateral Manager and the Trustee by the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)          the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)          the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(g)          on any Measurement Date, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (A) the Collateral Principal Amount plus (B) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A-1 Notes, to equal or exceed 100.0%.

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Upon a Responsible Officer’s obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Noteholders (as their names appear on the Register), each Paying Agent and each of the Rating Agencies of such Event of Default in writing; provided that no such notice to Noteholders or any Paying Agent shall be required if such Event of Default has been waived as provided in Section 5.14.

Section 5.2           Acceleration of Maturity; Rescission and Annulment.

(a)          If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f), the Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Issuer, the Trustee and each Rating Agency, declare the principal of all the Secured Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.

(b)          At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)          The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)         all unpaid installments of interest and principal then due on the Secured Notes (other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely due to such acceleration);

(B)         to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C)         all unpaid Taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Collateral Management Fees then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Collateral Management Fees.

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(ii)         It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have (A) been cured, and a Majority of the Controlling Class by written notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)          Notwithstanding anything in this Section 5.2 to the contrary, the Secured Notes will not be subject to acceleration by the Trustee or the Holders of a Majority of the Controlling Class solely as a result of the failure to pay any amount due on the Notes that are not of the Controlling Class.

Section 5.3           Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if an Event of Default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Note, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Note, the whole amount, if any, then due and payable on such Secured Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

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In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)          to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Secured Noteholders allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b)          unless prohibited by applicable law and regulations, to vote on behalf of the Secured Noteholders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c)          to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Secured Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.

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Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4           Remedies.

(a)          If an Event of Default has occurred and is continuing, and the Secured Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)          institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)         sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii)        institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)        exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v)         exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Notes, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

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(b)          If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)          Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)          Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Noteholders may, prior to the date which is one year and one day (or if longer, any applicable preference period) after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Depositor any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or the Depositor or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or the Depositor or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5           Optional Preservation of Assets.

(a)          Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

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(i)          the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest (including accrued and unpaid Deferred Interest), and all other amounts payable prior to payment of principal on such Secured Notes (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and due and unpaid Collateral Management Fees) and a Majority of the Controlling Class agrees with such determination; or

(ii)         Holders of at least a Majority of each Class of Secured Notes voting separately by Class direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

(b)          Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Notes if prohibited by applicable law.

(c)          In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

Section 5.6           Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

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Section 5.7           Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) and Section 4.1(a)(ii) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8           Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)          such Holder has previously given to the Trustee written notice of an Event of Default;

(b)          the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c)          the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d)          no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

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Section 5.9           Unconditional Rights of Secured Noteholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings or, except as otherwise expressly set forth in Section 5.8(b), to request the Trustee to institute proceedings for the enforcement of any such payment until such time as no Secured Note ranking senior to such Secured Note remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10         Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

Section 5.11         Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12         Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes.

Section 5.13         Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a)          such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)          the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

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(c)          the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d)          notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes of the Controlling Class specified in Section 5.4 and/or Section 5.5.

Section 5.14         Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default or Event of Default:

(a)          in the payment of the principal of any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(b)          in the payment of interest on the Secured Notes (which may be waived only with the consent of the Holder of each Outstanding Note of the Secured Notes);

(c)          in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d)          in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the S&P Rating Condition and the Moody’s Rating Condition are satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to each Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15         Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

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Section 5.16         Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that Issuer may lawfully do so) that Issuer will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that the Issuer may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that the Issuer will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17         Sale of Assets.

(a)          The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b)          The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including fees and expenses of its agents and attorneys) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)          If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

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(d)          The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse to, or representation or warranty, from the Trustee. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18         Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

The Trustee

Section 6.1           Certain Duties and Responsibilities.

(a)          Except during the continuance of an Event of Default known to the Trustee:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)          In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other smaller percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

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(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)          this sub-Section shall not be construed to limit the effect of sub-Section (a) of this Section 6.1;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other smaller percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under this Indenture; and

(v)         in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d)          For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), (f), or (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)          Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, notify the Noteholders (as their names appear in the Register) of the receipt thereof, which notice may include a copy of the written notice of the Collateral Manager to the Trustee.

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(f)          Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2           Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, each Rating Agency, and all Holders, as their names and addresses appear on the Register, notice of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3           Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a)          the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)          whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d)          as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)          the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

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(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee may, and upon the written direction of a Majority of the Controlling Class or a request of a Rating Agency shall (subject to the right hereunder to be satisfactorily indemnified for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed, with due care by it hereunder;

(h)          the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including acts or omissions to act at the direction of the Collateral Manager;

(i)          nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein;

(j)          to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k)          the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer or any Paying Agent, DTC, Euroclear, Clearstream, or any other clearing agency or depository (other than the Trustee) and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

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(l)          notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Document, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m)          in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(n)          any permissive right of the Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o)          to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p)          the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q)          the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(r)          to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s)          to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement;

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(t)          in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u)          the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v)         the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance; and

(w)          neither the Trustee nor the Collateral Administrator shall be responsible for determining; (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture or (ii) if the Collateral Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of “Delivered” have been complied with.

Section 6.4           Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5           May Hold Notes. The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6           Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

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Section 6.7           Compensation and Reimbursement.

(a)          The Issuer agrees:

(i)          to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)         except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.6, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii)        to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv)        to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13  or Article V, respectively hereof.

(b)          The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in Sections 11.1(a)(i) and (ii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee shall be payable and sufficient funds are available therefor.

(c)          The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all Notes issued under this Indenture.

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(d)          The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8           Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a rating of at least “Baa1” by Moody’s and at least “BBB+” by S&P and having an office within the United States. The Trustee shall not be “affiliated” (as defined in Rule 405 under the Securities Act) with the Issuer or any person involved in the organization or operation of the Issuer. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9           Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)          The Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of the Notes and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Notes or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

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(c)          The Trustee may be removed at any time by Act of a Majority of each Class of Notes or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d)          If at any time:

(i)          the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)         the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)          The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, to each Rating Agency and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10         Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of the Secured Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

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Section 6.11         Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12         Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to the written approval of the Rating Agencies), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)          the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

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(b)          the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)          the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)          no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)          the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)          any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify each Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13         Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Document or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation or a Substitute Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release and/or substitution shall be subject to Section 10.5 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation or Substitute Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

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Section 6.14         Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15         Withholding. If any withholding Tax is imposed on the Issuer’s payment (or allocations of income) under the Notes, such Tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any Tax that is legally owed or required to be withheld by the Issuer (but such authorization shall not prevent the Trustee from contesting any such Tax in appropriate proceedings and withholding payment of such Tax, if permitted by law, pending the outcome of such proceedings) and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding Tax imposed with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a possibility that withholding Tax is payable with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding Tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any Tax or withholding obligation on the part of the Issuer or in respect of the Notes.

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Section 6.16         Fiduciary for Secured Noteholders Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Secured Noteholders, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17         Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a)          Organization. The Bank has been duly organized and is validly existing as a limited purpose national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b)          Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. The execution and delivery of the Indenture has been duly authorized by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)          Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d)          No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

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ARTICLE VII

Covenants

Section 7.1           Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Notes, in accordance with the terms of such Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2           Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Notes, and appoints the Trustee or Transfer Agents at its applicable Corporate Trust Office as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange.

Section 7.3           Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.

When the Issuer shall have a Paying Agent that is not also the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, Issuer shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

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The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of “A+” or higher by S&P and “A1” or higher by Moody’s or a short-term debt rating of “P-1” by Moody’s and “A-1” by S&P or (ii) the Global Rating Agency Condition is satisfied. If such successor Paying Agent ceases to have a long-term debt rating of “A+” or higher by S&P and “A1” or higher by Moody’s or a short-term debt rating of “P-1” by Moody’s and “A-1” by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)          allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)          hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)          if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)          if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e)          if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

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Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4           Existence of Issuer.

(a)          The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business as a foreign limited liability company, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of formation from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders, the Collateral Manager and each Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)          The Issuer shall ensure that all limited liability company formalities regarding its existence are followed. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, the Issuer shall (i) maintain books and records separate from any other Person, (ii) maintain its accounts separate from those of any other Person, (iii) not commingle its assets with those of any other Person, (iv) conduct its own business in its own name, (v) maintain separate financial statements, (vi) pay its own liabilities out of its own funds, (vii) maintain an arm’s length relationship with its Affiliates, (viii) use separate stationery, invoices and checks, (ix) hold itself out as a separate Person and (x) correct any known misunderstanding regarding its separate identity.

Section 7.5           Protection of Assets.

(a)          The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(c)  to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to:

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(i)          Grant more effectively all or any portion of the Assets;

(ii)         maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)        perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)        enforce any of the Assets or other instruments or property included in the Assets;

(v)         preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets against the claims of all Persons and parties; or

(vi)        pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired” as the Assets in which the Trustee has a Grant.

(b)          The Trustee shall not, except in accordance with Section 5.5, Section 10.7(a), (b) and (c), or Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

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Section 7.6           Opinions as to Assets. On or before July 20th in each calendar year, commencing in 2014, the Issuer shall furnish to the Trustee and Moody’s an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7           Performance of Obligations.

(a)          The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b)          The Issuer shall notify S&P and Moody’s within 10 Business Days after it has received notice from any Noteholder or the Issuer of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8           Negative Covenants.

(a)          The Issuer will not undertake any activities other than the issuance, redemption and payment of the Notes, the acquisition, holding, selling, exchanging, redeeming and pledging of the Assets, solely for its own account, and other incidental activities, including entering into the Transaction Documents to which it is a party, and from and after the Closing Date, the Issuer shall not:

(i)          sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)         claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws or other applicable jurisdiction);

(iii)        (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby or (B)(1) issue any additional class of Notes except in accordance with Sections 2.13 and 3.2 or (2) issue any additional Membership Interests, except in accordance with the Issuer’s organizational documents and as necessary to permit the transfer of any Subordinated Notes in accordance with this Indenture;

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(iv)        (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)         amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)        dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)       pay any distributions other than in accordance with the Priority of Payments;

(viii)      permit the formation of any subsidiaries (provided, however, that this restriction shall not prohibit the Issuer or the Collateral Manager from receiving any Equity Securities in accordance with this Indenture or the Collateral Management Agreement);

(ix)         conduct business under any name other than its own;

(x)          have any employees (other than its managers to the extent they are employees);

(xi)         sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement;

(xii)        fail to maintain an Independent Manager under the Issuer's limited liability company agreement; and

(xiii)       enter into any Derivative Transaction with respect to any Collateral Obligation.

(b)          The Issuer shall not be party to any agreement without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

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(c)          The Issuer may not acquire any of the Secured Notes, except as provided in Section 9.7; provided that this Section 7.8(c) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture.

Section 7.9           Statement as to Compliance. On or before July 31st in each calendar year commencing in 2014, or immediately if there has been a Default under this Indenture and prior to the issuance of any additional Notes pursuant to Section 2.13, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, each Noteholder making a written request therefor and each Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10         Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Delaware law and unless:

(a)          the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) shall be a company organized and existing under the laws of any of the United States, any state thereof or the District of Columbia or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Notes, the payments of the Subordinated Notes and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b)          each Rating Agency shall have been notified in writing of such consolidation or merger and the Trustee shall have received written confirmation from each Rating Agency that its then-current ratings issued with respect to the Secured Notes then rated by such Rating Agency will not be reduced or withdrawn as a result of the consummation of such transaction;

(c)          if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

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(d)          if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and each Rating Agency an Officer’s certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub-Section (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Secured Notes and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; provided, that nothing in this clause shall imply or impose a duty on the Trustee to require other documents as to such other matters;

(e)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f)          the Merging Entity shall have notified each Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with; and

(g)          the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the 1940 Act.

Section 7.11         Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

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Section 7.12         No Other Business. The Issuer shall not have any employees (other than its managers to the extent they are employees) and shall not engage in any business or activity other than issuing, paying and redeeming the Notes and any additional Notes issued pursuant to this Indenture, purchasing, acquiring (including acting as a lender at the time of origination of a Collateral Obligation), holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities, including entering into the Transaction Documents to which it is a party. The Issuer may amend, or permit the amendment of, its certificate of formation and limited liability company agreement, respectively, only if such amendment would satisfy the Global Rating Agency Condition.

Section 7.13         Requests for Confirmation of Credit Estimates. On or before each successive one year anniversary of the Closing Date (commencing in 2014), the Issuer (or the Collateral Manager on behalf of the Issuer) shall submit a request to each Rating Agency to confirm each credit estimate previously received from such Rating Agency and then being relied on with respect to any Collateral Obligation, unless such credit estimate was obtained during such year. Notwithstanding the foregoing, the Issuer (or the Collateral Manager on behalf of the Issuer) shall submit a request to each Rating Agency to update each credit estimate within 12-months of the letter date of the most recent such credit estimate (or confirmation thereof) from the applicable Rating Agency.

Section 7.14         Annual Rating Review.

(a)          To ensure that the Secured Notes shall be monitored by the Rating Agencies, the Issuer shall provide all information and pay all fees required to maintain such monitoring, including, so long as any of the Secured Notes remain Outstanding, obtaining and paying for an annual review of the rating of the Secured Notes from each Rating Agency on or before December 31 in each year commencing in 2014, with any such payment being an Administrative Expense. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of the Secured Notes has been, or is known will be, changed or altered in any manner.

(b)          The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has an Assigned Moody’s Rating based on an estimated rating (including, without limitation, any such estimated rating based on Moody’s RiskCalc) expressly assigned to such Collateral Obligation by Moody’s and any DIP Collateral Obligation. The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has a S&P Rating derived as set forth in clause (iii)(b) of the part of the definition of the term “S&P Rating”. In addition, with respect to (i) any Collateral Obligation that is the subject of a credit estimate by S&P and (ii) any Collateral Obligation (that is not a Defaulted Obligation), which is not rated by S&P and Moody’s, and is deemed to have a rating of “CCC-” from S&P pursuant to clause (xvi) of the definition of Collateral Obligation, the Issuer shall provide to S&P, on a quarterly basis, all Information available to the Issuer or the Collateral Manager in respect of such Collateral Obligation or the related Obligor.

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Section 7.15         Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16         Calculation Agent.

(a)          The Issuer hereby agrees that for so long as any Secured Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Exhibit C hereto (the “Calculation Agent”). The Issuer hereby appoints the Trustee as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)          The Calculation Agent shall be required to agree (and the Trustee as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Secured Notes during the related Interest Accrual Period and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify to the Issuer the quotations upon which the foregoing rates and amounts are based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

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Section 7.17         Certain Tax Matters.

(a)          So long as the Subordinated Notes and Membership Interests are held by one Person, the Issuer will not elect to be treated as other than an entity disregarded from its owner for U.S. federal income Tax purposes without first obtaining the consent of a Majority of the Holders of the Subordinated Notes. So long as the Subordinated Notes and Membership Interests are held by more than one Person, the Issuer will not elect to be treated as other than a partnership for U.S. federal income Tax purposes without first obtaining the consent of a Majority of the Holders of the Subordinated Notes.

(b)          The Issuer shall file, or cause to be filed, any Tax returns, including information Tax returns, required by any governmental authority.

(c)          The Issuer shall provide to any Holder of a Subordinated Note, in a timely manner upon request, all information required by such Holder to satisfy its obligations, if any, under U.S. Treasury Regulations Section 1.6011-4 with respect to transactions undertaken by the Issuer.

(d)          Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons may disclose to any and all Persons, without limitation of any kind, the U.S. Tax treatment and Tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other Tax analyses, that are provided to those Persons. This authorization to disclose the U.S. Tax treatment and Tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. Tax structure or Tax treatment of such transactions).

(e)          Upon the Issuer’s receipt of a request of a Holder of a Secured Note that has been issued with more than a de minimis “original issue discount” (as defined in Section 1273 of the Code) or written request of a Person certifying that it is an owner of a beneficial interest in a Secured Note that has been issued with more than a de minimis “original issue discount” for the information described in United States Treasury Regulation Section 1.1275-3(b)(1)(i) that is applicable to such Secured Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Secured Note all of such information.

(f)          If required to prevent the withholding and imposition of United States income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered a United States Internal Revenue Service Form W-9 or applicable successor form certifying as to the U.S. Person status of the Issuer to the issuer or obligor of or counterparty with respect to an Asset at the time such Asset is purchased by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(g)          For the avoidance of doubt, notwithstanding anything in this Section 7.17 or any other section of this Indenture to the contrary, neither the Effective Date Accountant’s Report nor any of the reports prepared by the accountants pursuant to Section 10.8(a) shall be provided to the Holders of the Notes or to any of the Rating Agencies.

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Section 7.18         Effective Date; Purchase of Additional Collateral Obligations.

(a)          The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test and each Overcollateralization Ratio Test.

(b)          During the period from the Closing Date to and including the Effective Date, the Issuer will use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account (including proceeds deposited as a result of a failure to meet the Interest Diversion Test) and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account (including proceeds deposited as a result of a failure to meet the Interest Diversion Test). In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Overcollateralization Ratio Test.

(c)          Within 10 Business Days after the Effective Date, the Issuer shall provide, or cause the Collateral Manager to provide, to S&P a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), the LoanX Mark-It Partners identifier (if any), name of Obligor, coupon, spread (if applicable), legal final maturity date, average life, outstanding principal balance, Principal Balance, LIBOR floor (if applicable), identification as a Cov-Lite Loan or otherwise, settlement date, S&P Industry Classification and S&P Recovery Rate.

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(d)          Unless clause (e) below is applicable, on or before the Effective Date Reporting Due Date, the Issuer shall provide, or cause the Collateral Manager to provide, the following documents: (i) to each Rating Agency, a report identifying the Collateral Obligations and requesting that S&P reaffirm its Initial Ratings of the Secured Notes; (ii) to the Trustee and each Rating Agency, (x) a report (which the Issuer shall cause the Collateral Administrator to prepare on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) stating the following information (the “Effective Date Report”): (1) the Obligor, Principal Balance, coupon/spread, stated maturity, country of Domicile, Moody’s Default Probability Rating, Moody’s Industry Classification and S&P Rating with respect to each Collateral Obligation as of the Effective Date and substantially similar information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, and (2) calculating as of the Effective Date, the level of compliance with, and satisfaction or non-satisfaction of, (A) the Target Initial Par Condition, (B) each Overcollateralization Ratio Test, (C)  the Concentration Limitations and (D) the Collateral Quality Test (excluding the S&P CDO Monitor Test) (the tests reflected in the foregoing clauses (A) through (D) above, the “Effective Date Tests”); and (y) a certificate of the Issuer (such certificate, the “Effective Date Issuer Certificate”) notifying that the Issuer has received an Accountants' Report that recalculates and compares the information set forth in the Effective Date Report (such Accountants' Report, the “Effective Date Accountants' Report”); and (iii) to the Trustee, the Effective Date Accountants' Report. Upon receipt of the Effective Date Report, the Trustee and the Collateral Manager shall each compare the information contained in such Effective Date Report to the information contained in their respective records with respect to the Assets and shall, within three Business Days after receipt of such Effective Date Report, notify such other party and the Issuer, the Collateral Administrator and each Rating Agency if the information contained in the Effective Date Report does not conform to the information maintained by the Trustee or the Collateral Manager, as the case may be, with respect to the Assets. In the event that any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be resolved within five Business Days after the delivery of such a notice of discrepancy, the Collateral Manager shall request that the Independent accountants selected by the Issuer pursuant to Section 10.8 perform agreed-upon procedures on the Effective Date Report and the Collateral Manager's and Trustee's records to determine the cause of such discrepancy. If such procedures reveal an error in the Effective Date Report or the Collateral Manager's or Trustee's records, the Effective Date Report or the Collateral Manager's or Trustee's records shall be revised accordingly and notice of any error in the Effective Date Report shall be sent as soon as practicable by the Issuer to all recipients of such report. For the avoidance of doubt, the Effective Date Report shall not include or refer to the Effective Date Accountants’ Report.

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(e)          (x) If (1) the Issuer or the Collateral Manager, as the case may be, has not provided to Moody’s both (A) an Effective Date Report that shows that the Target Initial Par Condition was satisfied, each Overcollateralization Ratio Test was satisfied, the Concentration Limitations were complied with and the Collateral Quality Test (excluding the S&P CDO Monitor Test) was satisfied and (B) the Effective Date Issuer Certificate that (i) indicates the Issuer has received an Effective Date Accountants’ Report that recalculates information set forth on the Effective Date Report, (ii) certifies, based on the information in such Effective Date Accountants’ Report and the comparisons performed by the Trustee and the Collateral Manager in accordance with Section 7.18(d), that the information in the Effective Date Report is accurate in all material respects and (iii) attributes such conclusions from the foregoing review to the Issuer (such Effective Date Report described in clause (A) above, together with such Effective Date Issuer Certificate described in clause (B) above, a “Passing Report”) on or before the Effective Date Reporting Due Date or (2) any of the Effective Date Tests are not satisfied ((1) or (2) constituting a (“Moody’s Ramp-Up Failure”), then (A) the Issuer (or the Collateral Manager on the Issuer’s behalf) shall either (i) provide a Passing Report to Moody's on or before the Determination Date occurring immediately after the Effective Date or (ii) satisfy the Moody's Rating Condition on or before the Determination Date occurring immediately after the Effective Date and (B) if, on or before the Determination Date occurring immediately after the Effective Date, the Issuer (or the Collateral Manager on the Issuer’s behalf) has not provided a Passing Report to Moody's or satisfied the Moody’s Rating Condition, each as described in the preceding clause (A) of this paragraph, the Issuer (or the Collateral Manager on the Issuer’s behalf) shall instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the Payment Date occurring immediately after the Effective Date, purchase additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Collateral Manager on the Issuer's behalf) to (i) provide a Passing Report to Moody's or (ii) satisfy the Moody's Rating Condition; provided that, in lieu of complying with the preceding clauses (A) and (B), the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer's behalf) to (1) provide to Moody's a Passing Report or (2) satisfy the Moody's Rating Condition; and (y) if S&P (which must receive Effective Date Report to provide written confirmation of its Initial Rating of the Secured Notes) does not provide written confirmation (which may take the form of a press release or other written communication) of its Initial Rating of the Secured Notes (such event, an “S&P Rating Confirmation Failure”) on or before the Determination Date occurring immediately after the Effective Date, then the Issuer (or the Collateral Manager on the Issuer’s behalf) will instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the Payment Date occurring immediately after the Effective Date, use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations until such time as S&P has provided written confirmation (which may take the form of a press release or other written communication) of its Initial Rating of the Secured Notes; provided that, in lieu of complying with this clause (y), the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to obtain written confirmation (which may take the form of a press release or other written communication) from S&P of its Initial Rating of the Secured Notes; it being understood that, if the events specified in both of clauses (x) and (y) occur, the Issuer (or the Collateral Manager on the Issuer’s behalf) will be required to satisfy the requirements of both clause (x) and clause (y); provided, further, that, in the case of each of the foregoing clauses (x) and (y), amounts may not be transferred from the Interest Collection Subaccount to the Principal Collection Subaccount if, after giving effect to such transfer, (I) the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay in full the amount of the accrued and unpaid interest on any Class of Secured Notes on such next succeeding Payment Date, or (II) such transfer would result in a deferral of interest with respect to the Class C-1 Notes or Class D-1 Notes on the next succeeding Payment Date.

(f)          The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith. Of the proceeds of the issuance of the Notes which are not applied to pay for the purchase of Collateral Obligations acquired by the Issuer on the Closing Date (including, without limitation, the acquisition of the initial Collateral Obligations from the Depositor on the Closing Date) U.S.$93,865,946 will be deposited in the Ramp-Up Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied (or earmarked for settlement of a binding commitment entered into prior to that date) to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

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(g)          Asset Quality Matrix. On or prior to the Effective Date, the Collateral Manager shall elect the “row/column combination” of the Asset Quality Matrix that shall on and after the Effective Date apply to the Collateral Obligations for purposes of determining compliance with the Moody’s Diversity Test, the Maximum Moody’s Weighted Average Rating Factor Test and the Minimum Weighted Average Spread Test, and if such “row/column combination” differs from the “row/column combination” chosen to apply as of the Closing Date, the Collateral Manager will so notify the Trustee, the Collateral Administrator and Moody’s in writing. Thereafter, at any time on written notice of one Business Day to the Trustee and Moody’s, the Collateral Manager may elect a different “row/column combination” to apply to the Collateral Obligations; provided that if: (i) the Collateral Obligations are currently in compliance with the Asset Quality Matrix case then applicable to the Collateral Obligations, the Collateral Obligations comply with the Asset Quality Matrix case to which the Collateral Manager desires to change or (ii) the Collateral Obligations are not currently in compliance with the Asset Quality Matrix case then applicable to the Collateral Obligations or would not be in compliance with any other Asset Quality Matrix case, the Collateral Obligations need not comply with the Asset Quality Matrix case to which the Collateral Manager desires to change, so long as the level of compliance with such Asset Quality Matrix case maintains or improves the level of compliance with the Asset Quality Matrix case in effect immediately prior to such change; provided that if subsequent to such election the Collateral Obligations comply with any Asset Quality Matrix case, the Collateral Manager shall elect a “row/column combination” that corresponds to a Asset Quality Matrix case in which the Collateral Obligations are in compliance. If the Collateral Manager does not notify the Trustee, Moody’s and the Collateral Administrator that it will alter the “row/column combination” of the Asset Quality Matrix chosen on the Effective Date in the manner set forth above, the “row/column combination” of the Asset Quality Matrix chosen on or prior to the Effective Date shall continue to apply. Notwithstanding the foregoing, the Collateral Manager may (by notice to the Trustee, Moody’s and the Collateral Administrator) elect at any time after the Effective Date, in lieu of selecting a “row/column combination” of the Asset Quality Matrix, to interpolate between two adjacent rows and/or two adjacent columns, as applicable, on a straight-line basis and round the results to two decimal points.

(h)          Weighted Average S&P Recovery Rate. On or prior to the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that shall on and after the Effective Date apply to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and if such Weighted Average S&P Recovery Rate differs from the Weighted Average S&P Recovery Rate chosen to apply as of the Closing Date, the Collateral Manager will so notify the Trustee and the Collateral Administrator by providing written notice in the form of Exhibit E. Thereafter, at any time on written notice to the Trustee, the Collateral Administrator and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided that, if: (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations, the Collateral Obligations comply with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 1 of Schedule 6. If the Collateral Manager does not notify the Trustee, the Rating Agencies and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date shall continue to apply.

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Section 7.19         Representations Relating to Security Interests in the Assets.

(a)          The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i)          The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are created under, or permitted by, this Indenture and any other Permitted Liens.

(ii)         Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or Tax lien filings against the Issuer.

(iii)        All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv)        All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v)         This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b)          The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

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(i)          Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii)         The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c)          The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i)          All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii)         The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii)        (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv)        The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

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(d)          The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i)          The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)         The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

The Issuer agrees to notify the Rating Agencies promptly if the Issuer becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

ARTICLE VIII

Supplemental Indentures

Section 8.1           Supplemental Indentures Without Consent of Holders of Notes.

(a)          Without the consent of the Holders of any Notes (except for the consents required by clauses (iii), (vii) or (ix) below) but with the written consent of the Collateral Manager, at any time and from time to time subject to Section 8.3 and without an Opinion of Counsel being provided to the Issuer or the Trustee as to whether any Class of Notes would be materially and adversely affected thereby, the Issuer and the Trustee may enter into one or more indentures supplemental hereto, for any of the following purposes:

(i)          to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Notes;

(ii)         to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties;

(iii)        to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes; provided that consent to such supplemental indenture has been obtained from a Majority of the Controlling Class;

(iv)        to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

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(v)         to clarify or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)        to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii)       to remove restrictions on resale and transfer to the extent not required under clause (vi) above; provided that, consent to such supplemental indenture has been obtained from a Majority of the Controlling Class;

(viii)      to correct or supplement any inconsistent or defective provisions herein, to cure any ambiguity, omission or errors herein; provided that the Issuer shall have received a written opinion of its counsel that is a nationally recognized law firm (which will be promptly forwarded to the Trustee and upon which the Trustee may rely) stating that (a) the execution of such supplemental indenture is permitted by this clause (viii) and (b) the Secured Notes would not be materially and adversely affected by such supplemental indenture (which written opinion, solely for purposes of this sub-clause (b), may be based on an Officer’s certificate from the Collateral Manager certifying as to whether the Secured Notes would be materially and adversely affected by such supplemental indenture);

(ix)         to take any action necessary or helpful to prevent the Issuer or the Trustee from becoming subject to (or to reduce) any withholding or other Taxes or assessments; provided that consent to such supplemental indenture has been obtained from a Majority of the Controlling Class;

(x)          to make such changes as shall be necessary to permit the Issuer (A) to issue additional Notes of any one or more new Classes of Notes that are subordinated to the Secured Notes issued pursuant to this Indenture then Outstanding; provided that any such additional issuance of Notes shall be issued in accordance with the Indenture, including Sections 2.13 and 3.2; or (B) to issue additional Notes of all then existing Classes (which may be issued in the form of pari passu sub-classes), so long as such issuance of additional Notes is proportional across all then existing Classes (provided that the principal amount of Subordinated Notes issued in any such issuance may exceed the proportion otherwise applicable to the Subordinated Notes (with the consent of a Majority of the Subordinated Notes)); provided that any such additional issuance of Notes shall be issued in accordance with this Indenture, including Sections 2.13 and 3.2; or

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(xi)         to modify or implement procedures necessary to comply with Rule 17g-5.

Section 8.2           Supplemental Indentures With Consent of Holders of Notes.

(a)          With the written consent of the Collateral Manager, a Majority of each Class of Secured Notes voting separately by Class and a Majority of the Subordinated Notes, the Trustee and the Issuer may, subject to Section 8.3, execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that notwithstanding anything herein to the contrary, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note of each Class:

(i)          change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Note, reduce the principal amount thereof or the rate of interest thereon or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Note, the Make-Whole Payment (if any), or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii)         reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii)        impair or adversely affect the Assets except as otherwise permitted herein;

(iv)        except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture;

(v)         reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

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(vi)        modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Class A-1 Notes, Class B-1 Notes, Class C-1 Notes, Class D-1 Notes or Subordinated Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Class A-1 Note Outstanding, Class B-1 Note Outstanding, Class C-1 Note Outstanding, Class D-1 Note Outstanding or Subordinated Note Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii)       modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(viii)      modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Note or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Secured Notes to the benefit of any provisions for the redemption of such Secured Notes contained herein.

Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Notes has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture, the written consent of any Holder of any Note of such Class will not be required with respect to such supplemental indenture.

Section 8.3           Execution of Supplemental Indentures.

(a)          The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII.

(b)          The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(c)          In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, (i) an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied and (ii) in the case of any proposed supplemental indenture pursuant to Section 8.1, an Officer’s certificate from the Collateral Manager certifying as to whether any Class of Notes would be materially and adversely affected by such supplemental indenture. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel.

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(d)          At the cost of the Issuer, for so long as any Notes shall remain Outstanding, not later than 10 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 and not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.2, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Holders of the Notes and the Beneficial Owners a copy of such supplemental indenture. Except with respect to any supplemental indenture described in clauses (viii), (ix), (x) or (xi) of Section 8.1(a), if the Secured Notes are then Outstanding and are rated by a Rating Agency, the Trustee shall not enter into any such supplemental indenture unless, (i) the Global Rating Agency Condition is satisfied in connection with such supplemental indenture or (ii) the Holders of 100% of the Outstanding Notes of each Class have consented to such supplemental indenture. At the cost of the Issuer, for so long as the Secured Notes shall remain Outstanding and the Secured Notes are rated by a Rating Agency, the Trustee shall provide to such Rating Agency a copy of any proposed supplemental indenture (including any proposed supplemental indenture described in clauses (viii), (ix), (x) or (xi) of Section 8.1(a)) at least 10 Business Days prior to the execution thereof by the Trustee (unless such period is waived by the applicable Rating Agency) and, for so long as the Secured Notes are Outstanding and so rated, request written confirmation that the Global Rating Agency Condition is satisfied (except with respect to any supplemental indenture described in clauses (viii), (ix), (x) or (xi) of Section 8.1(a)) and, as soon as practicable after the execution of any such supplemental indenture, provide to such Rating Agency a copy of the executed supplemental indenture (including any supplemental indenture described in clauses (viii), (ix), (x) or (xi) of Section 8.1(a)). At the cost of the Issuer, the Trustee shall provide to the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(e)          It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

Section 8.4           Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5           Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

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ARTICLE IX

Redemption Of Notes

Section 9.1           Mandatory Redemption. If any of the Coverage Tests are not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Notes pursuant to the Priority of Payments to the extent necessary to cause such Coverage Test, as measured on such Determination Date, to be met.

Section 9.2           Optional Redemption.

(a)          The Secured Notes shall be redeemable by the Issuer at the written direction of a Majority of the Subordinated Notes in whole (with respect to all Classes of Secured Notes) but not in part on any Payment Date after the end of the Non-Call Period. In connection with any such redemption, the Secured Notes shall be redeemed at the applicable Redemption Prices and a Majority of Subordinated Notes must provide the above described written direction to the Issuer and the Trustee not later than 45 days (unless a shorter time period is reasonably acceptable to the Trustee) prior to the Payment Date on which such redemption is to be made; provided that all Secured Notes to be redeemed must be redeemed simultaneously.

(b)          In connection with any Optional Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c)          Upon receipt of a notice of any redemption of Secured Notes (from the Majority of Subordinated Notes via overnight delivery service, if addresses are available) pursuant to Section 9.2(a), the Collateral Manager in its reasonable business judgment shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account, the Payment Account and the Supplemental Expense Reserve Account will be at least sufficient to pay the Redemption Prices of the Secured Notes and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Collateral Management Fees due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account, the Payment Account and the Supplemental Expense Reserve Account would not be sufficient to redeem all Secured Notes and to pay such fees and expenses, the Secured Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(d)          The Subordinated Notes may be redeemed, in whole but not in part, on any Payment Date on or after the redemption or repayment in full of the Secured Notes, at the direction of a Majority of the Subordinated Notes.

(e)          In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(c), the Secured Notes may be redeemed in whole (with respect to all Classes of Secured Notes) from Refinancing Proceeds and Sale Proceeds; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below. Prior to effecting any Refinancing, the Issuer shall satisfy the Global Rating Agency Condition in relation to such Refinancing.

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(f)          The Holders of the Subordinated Notes will not have any cause of action against the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, then the Issuer and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Notes other than a Majority of the Subordinated Notes directing the redemption. The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such counsel shall have no obligation to opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Report required pursuant to Section 7.18).

(g)          In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 30 days (unless a shorter time period is reasonably acceptable to the Trustee) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices; provided, that failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default.

Section 9.3           Tax Redemption.

(a)          The Notes shall be redeemed in whole but not in part (any such redemption, a “Tax Redemption”) at the written direction (delivered to the Trustee) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(b)          In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c)          Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and each Rating Agency thereof.

(d)          If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes and each Rating Agency thereof

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Section 9.4           Redemption Procedures.

(a)          In the event of any redemption pursuant to Section 9.2, the written direction of the Holders of the Subordinated Notes required thereby shall be provided to the Issuer, the Trustee and the Collateral Manager not later than 45 days (unless a shorter time period is reasonably acceptable to the Trustee, the Collateral Manager and the Issuer) prior to the Payment Date on which such redemption is to be made (which date shall be designated in such notice). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by the Trustee by overnight delivery service, postage prepaid, mailed not later than nine Business Days prior to the applicable Redemption Date, to each Holder of Notes, at such Holder’s address in the Register and each Rating Agency.

(b)          All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)          the applicable Redemption Date;

(ii)         the Redemption Prices of the Notes to be redeemed;

(iii)        all of the Secured Notes that are to be redeemed are to be redeemed in full and that interest on such Secured Notes shall cease to accrue on the Payment Date specified in the notice;

(iv)        the place or places where Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2; and

(v)         if all Secured Notes are being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

(c)          The Issuer may withdraw any such notice of redemption delivered pursuant to Section 9.2 on any day up to and including the later of (x) the day on which the Collateral Manager is required to deliver to the Trustee the sale agreement or agreements or certifications as described in Section 9.4(e), by written notice to the Trustee that the Collateral Manager will be unable to deliver the sale agreement or agreements or certifications described in Section 9.4(e) and Sections 12.1(b) and (g) and (y) the day on which the Holders of Notes are notified of such redemption in accordance with Section 9.4(a), at the written direction of a Majority of the Subordinated Notes to the Trustee and the Collateral Manager.

(d)          Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

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(e)          Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Notes may be optionally redeemed unless (i) at least five Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee (which may be an Officer’s certificate of the Collateral Manager), that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “A-1” by S&P and at least “P-1” by Moody’s to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, as applicable, and redeem the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its Market Value and its Applicable Advance Rate, shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of an Optional Redemption or Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the Secured Notes and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, as applicable. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any holder of Notes, the Originator, the Collateral Manager or any of their Affiliates or accounts managed thereby or by their respective affiliates shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

Section 9.5           Notes Payable on Redemption Date.

(a)          Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(c) , become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Notes that are Secured Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

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(b)          If any Secured Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.

Section 9.6           Special Redemption. Principal payments on the Secured Notes shall be made in part in accordance with the Priority of Payments on any Payment Date (i) during the Reinvestment Period, if the Collateral Manager in good faith notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date (or such lesser period as shall be acceptable to the Trustee) that it has been unable, for a period of at least 90 consecutive days, to identify additional Collateral Obligations that would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations or (ii) after the Effective Date, if the Collateral Manager notifies the Trustee that a redemption is required pursuant to Section 7.18 in order to obtain from each Rating Agency its written confirmation of its Initial Ratings of the Secured Notes (in each case, a “Special Redemption”). On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing as applicable either (1) Principal Proceeds that the Collateral Manager has been unable to reinvest in additional Collateral Obligations or (2) Interest Proceeds and Principal Proceeds available therefor in accordance with the Priority of Payments on each Payment Date until the Issuer obtains confirmation from each of the Rating Agencies of the initial ratings of the Secured Notes (such amount, a “Special Redemption Amount”) will be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given by the Trustee not less than (x) in the case of a Special Redemption described in clause (i) above, three Business Days prior to the applicable Special Redemption Date and (y) in the case of a Special Redemption described in clause (ii) above, one Business Day prior to the applicable Special Redemption Date, in each case by facsimile, email transmission or first class mail, postage prepaid, to each Holder of Secured Notes affected thereby at such Holder’s facsimile number, email address or mailing address in the Register and to both Rating Agencies.

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Section 9.7           Issuer Purchases of Secured Notes.

(a)          Notwithstanding anything to the contrary in this Indenture, the Collateral Manager, on behalf of the Issuer, may conduct purchases of the Secured Notes, in whole or in part, in accordance with, and subject to, the terms and conditions of this Section 9.7. Notwithstanding the provisions of Section 10.2 (or any other terms hereof to the contrary), Principal Proceeds in the Collection Account may be disbursed for purchases of Secured Notes in accordance with the provisions described in this Section 9.7. Upon receipt of an Issuer Order, the Trustee shall cancel any such purchased Secured Notes surrendered to it for cancellation in accordance with the provisions of Section 2.9 or, in the case of any Global Secured Notes, the Trustee shall decrease the Aggregate Outstanding Amount of such Global Secured Notes in its records by the full par amount of the purchased Secured Notes, and instruct DTC or its nominee, as the case may be, to conform its records. The cancellation (and/or decrease, as applicable) of any such surrendered Notes shall be taken into account for purposes of all relevant calculations thereafter made pursuant to the terms of this Indenture. The Issuer (or the Collateral Manager on the Issuer’s behalf) shall provide written notice to each Rating Agency of any purchase of Secured Notes conducted in accordance with this Section 9.7.

(b)          No purchases of the Secured Notes may occur unless each of the following conditions is satisfied:

(i)          such purchases of Secured Notes shall occur in the following sequential order of priority: first, the Class A-1 Notes, until the Class A-1 Notes are retired in full; second, the Class B-1 Notes, until the Class B-1 Notes are retired in full; third, the Class C-1 Notes, until the Class C-1 Notes are retired in full; and fourth, the Class D-1 Notes, until the Class D-1 Notes are retired in full;

(ii)         (A) each such purchase of Secured Notes of any Class shall be made pursuant to an offer made to all Holders of the Notes of such Class, by notice to such Holders, which notice shall specify the purchase price (as a percentage of par) at which such purchase will be effected, the maximum amount of Principal Proceeds that will be used to effect such purchase and the length of the period during which such offer will be open for acceptance, (B) each such Holder or beneficial owner of a Secured Note shall have the right, but not the obligation, to accept such offer in accordance with its terms and (C) if the Aggregate Outstanding Amount of Notes of the relevant Class held by the Holders or beneficial owners who accept such offer exceeds the amount of Principal Proceeds specified in such offer, a portion of the Notes of each accepting Holder or beneficial owner shall be purchased pro rata based on the respective principal amount held by each such Holder or beneficial owner;

(iii)        each such purchase shall be effected only at prices discounted from par;

(iv)        no Event of Default shall have occurred and be continuing;

(v)         any Secured Notes to be purchased shall be surrendered to the Trustee for cancellation in accordance with Section 2.9;

(vi)        each such purchase will otherwise be conducted in accordance with applicable law; and

(vii)       the Trustee has received an officer’s certificate of the Collateral Manager to the effect that the conditions in the foregoing clauses (i) through (vi) have been satisfied.

(c)          The Issuer reserves the right to cancel any offer to purchase Secured Notes prior to finalizing such offer, and shall give written notice to the Trustee of any such cancellation.

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ARTICLE X

Accounts, Accountings And Releases

Section 10.1         Collection of Money.

(a)          Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided herein. Each Account shall be established and maintained with an institution that is authorized under the laws of the United States of America or of any state thereof to exercise corporate trust powers, and is subject to supervision or examination by federal or state banking authority that (i)(A) has (I) in the case of a segregated trust account subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), a long-term debt rating of at least “BBB” by S&P and (II) in the case of any other account, has a long-term debt rating of at least “A” and a short-term debt rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “A+” by S&P) and (B) has either (I) with respect to cash accounts (any accounts holding only cash) and any accounts that are not held in a segregated trust account, a long-term debt rating of at least “A3” or a short-term credit rating of “P-1” by Moody’s or (II) with respect to securities accounts (any accounts other than a cash account) held in a segregated trust account, a rating of at least “Baa3” by Moody’s and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b) and (ii) has a combined capital and surplus of at least U.S.$200,000,000.

(b)          If any institution described in Section 10.1(a) above falls below the requirements specified in Section 10.1(a)(i) or (ii), the assets held in such Account shall be moved within 30 calendar days to another institution that has ratings that satisfy the such requirements.

(c)          All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture.

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Section 10.2         Collection Account.

(a)          In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian two segregated trust accounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.5(a) and Section 10.3(e), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds. The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.5(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.5(a).

(b)          The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)          At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Finance Accrued Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

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(d)          The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to exercise a right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order, and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e)          The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f)          The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, (i) transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(e)(x)(B), the proviso to Section 7.18(e)(x), Section 7.18(e)(y) or the proviso to Section 7.18(e)(y), in each case subject to the last proviso in Section 17.8(e) and/or (ii) apply amounts in the Principal Collection Subaccount to the purchase of Notes pursuant to Section 9.7.

Section 10.3         Transaction Accounts.

(a)          Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. Amounts in the Payment Account shall remain uninvested.

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(b)          Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments.

(c)          Ramp-Up Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(k)(i) to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b). On the Effective Date or upon the occurrence of an Event of Default (and excluding any proceeds that will be used to settle binding commitments entered into prior to such date), the Trustee will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds. Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount.

(d)          Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(k)(ii) to the Expense Reserve Account. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance of the Notes or to the Collection Account as Principal Proceeds. By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Principal Proceeds and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

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(e)          Supplemental Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties, which shall be designated as the Supplemental Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Trustee shall deposit the amount, if any, payable pursuant to Section 11.1(a)(i)(P) into the Supplemental Expense Reserve Account on each Payment Date. On any Payment Date, the Trustee may apply the amounts on deposit in the Supplemental Expense Reserve Account to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof; provided that the aggregate amount of Administrative Expenses paid from the Supplemental Expense Reserve Account (together with any Administrative Expenses paid pursuant to Section 11.1(a)(i)(A), Section 11.1(a)(ii)(A) and Section 11.1(a)(iii)(A)) on any four consecutive Payment Dates shall not exceed the Administrative Expense Cap in the aggregate for such four consecutive Payment Dates. The Trustee shall, on the Determination Date immediately preceding each Payment Date (other than the final Payment Date), withdraw any amount from the Supplemental Expense Reserve Account in excess of the Supplemental Expense Reserve Amount (determined as of such Determination Date) and deposit such amount in the Interest Collection Subaccount as Interest Proceeds. On the Determination Date immediately preceding the final Payment Date, all funds in the Supplemental Expense Reserve Account (in excess of any amounts that are necessary to pay any Administrative Expenses (without regard to the Administrative Expense Cap) on such Payment Date after giving effect to funds in the Collection Account and the Payment Account that will be available for such purpose on such final Payment Date) shall be withdrawn by the Trustee and deposited into the Collection Account as Interest Proceeds.

Section 10.4         The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by written notice to the Trustee, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp-Up Account and, if necessary, from the Principal Collection Subaccount and deposited by the Trustee in a single, segregated trust account established (in accordance with this Indenture and the Securities Account Control Agreement) at the Custodian and held in the name of U.S. Bank National Association, as Trustee, for the benefit of the Secured Parties (the “Revolver Funding Account”), which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation shall be deemed to constitute a part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.5 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

The Issuer shall, at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be at least equal to the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collections Subaccount to the Revolver Funding Account.

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Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5         Reinvestment of Funds in Accounts; Reports by Trustee.

(a)          By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Expense Reserve Account and the Supplemental Expense Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, it shall invest and reinvest the funds held in such accounts, as fully as practicable, in the Standby Directed Investment or other Eligible Investments of the type described in clause (ii) of the definition of “Eligible Investments” maturing no later than the Business Day immediately preceding the next Payment Date (or such shorter maturities expressly provided herein). If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in the Standby Directed Investment unless and until contrary investment instructions as provided in the preceding sentence are received or the Trustee receives a written instruction from the Issuer, or the Collateral Manager on behalf of the Issuer, changing the Standby Directed Investment. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

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(b)          The Trustee agrees to give the Issuer prompt notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)          The Trustee shall supply, in a timely fashion, to the Issuer, each Rating Agency and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agencies or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.6 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such obligor or issuer and Clearing Agencies with respect to such issuer.

Section 10.6         Accountings.

(a)          Monthly. Not later than the 10th Business Day after the second Business Day of each calendar month (other than January, April, July and October in each year) and commencing in August 2013, the Issuer shall compile and make available (or cause to be compiled and made available) to each Rating Agency, the Trustee, the Collateral Manager, the Initial Purchaser, each Beneficial Owner and each other Holder shown on the Register a monthly report on a settlement date basis (except as otherwise expressly provided in this Indenture) (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the second Business Day of such calendar month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month:

(i)          Aggregate Principal Balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)         Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)        Collateral Principal Amount of Collateral Obligations.

(iv)        A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

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(A)         The obligor thereon (including the issuer ticker, if any);

(B)         The CUSIP or security identifier thereof, if available;

(C)         The Principal Balance thereof, the outstanding principal balance thereof (in each case, other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) and any unfunded commitment pertaining thereto;

(D)         The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E)         The related interest rate or spread and whether such interest rate or spread was calculated with or without regard to any specified “floor” rate per annum;

(F)         The stated maturity thereof;

(G)         The related Moody’s Industry Classification;

(H)         The related S&P Industry Classification;

(I)         The Moody’s Rating, unless such rating is based on a credit estimate unpublished by Moody’s (and, in the event of a downgrade or withdrawal of the applicable Moody’s Rating, the prior rating and the date such Moody’s Rating was changed), and the source from which such Moody’s Rating was derived pursuant to Schedule 5;

(J)         The Moody’s Default Probability Rating;

(K)         The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(L)         The country of Domicile;

(M)         An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) an Unsecured Loan, (4) a Subordinated Loan, (5) a Bond (6) a Defaulted Obligation, (7) a Delayed Drawdown Collateral Obligation, (8) a Revolving Collateral Obligation, (9) a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by each Rating Agency), (10)  a Fixed Rate Obligation, (11) a DIP Collateral Obligation, (12) a Discount Obligation, (13) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”, (14) an obligation that pays interest less frequently than quarterly, (15) a Cov-Lite Loan, (16) a First-Lien-Last-Out Loan or (17) a Long Dated Obligation;

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(N)         With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”,

(I)         the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II)        the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(III)       the Moody’s Default Probability Rating assigned to the purchased Collateral Obligation and the Moody’s Default Probability Rating assigned to the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(IV)        the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (z)(A) and (z)(B) of the proviso to the definition of “Discount Obligation.”

(O)         The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans;

(P)         The Principal Balance of each Unsecured Loan and the Aggregate Principal Balance of all Unsecured Loans;

(Q)         The Principal Balance of each Subordinated Loan and the Aggregate Principal Balance of all Subordinated Loans;

(R)         The Principal Balance of each Bond and the Aggregate Principal Balance of all Bonds;

(S)         The Moody’s Recovery Rate;

(T)         The S&P Recovery Rate;

(U)         The letter date of each credit estimate from the applicable Rating Agency or the date of Moody’s RiskCalc rating of such Collateral Obligation, in each case, if applicable; and

(V)         The LIBOR floor for each Collateral Obligation with a LIBOR floor (as applicable).

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(v)         If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)        The calculation of each of the following:

(A)         The Interest Coverage Ratio (and setting forth the percentage required to satisfy the Interest Coverage Test);

(B)         The Overcollateralization Ratio (and setting forth the percentage required to satisfy the Overcollateralization Ratio Test); and

(C)         The Interest Diversion Test (and setting forth the percentage required to satisfy the Interest Diversion Test).

(vii)       The calculation specified in Section 5.1(g).

(viii)      For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(ix)         A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A)         Interest Proceeds from Collateral Obligations; and

(B)         Interest Proceeds from Eligible Investments.

(x)          Purchases, prepayments, and sales:

(A)         The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale;

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(B)         The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any) and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date; and

(C)         The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any) Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was substituted pursuant to Section 12.3(a) or repurchased pursuant to Section 12.3(b) (and, in either case, an indication as to whether each such substitution or repurchase was a mandatory substitution or repurchase) since the last Monthly Report Determination Date, all as reported to the Trustee by the Collateral Manager at the time of such purchase, repurchase or substitution.

(xi)         The identity of each Defaulted Obligation, the Moody’s Collateral Value and S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xii)        The identity of each CCC/Caa Collateral Obligation, the Market Value of each such Collateral Obligation, the Market Value of each such Collateral Obligation and where such Collateral Obligation is included in the CCC/Caa Excess.

(xiii)       The Excess CCC/Caa Adjustment Amount.

(xiv)      The Weighted Average Moody’s Rating Factor.

(xv)       The calculation of the Aggregate Funded Spread and the Weighted Average Floating Spread, in each case, for purposes of running the S&P CDO Monitor.

(xvi)      The identity and Principal Balance of each Eligible Investment.

(xvii)     Whether immediately following each Maturity Amendment (A) the Collateral Principal Amount consisting of Long Dated Obligations is 3.0% or less (or, if more than 3.0% of the Collateral Principal Amount consisted of Long Dated Obligations immediately prior to such Maturity Amendment, whether the percentage of the Collateral Principal Amount consisting of Long Dated Obligations immediately following such Maturity Amendment is greater than the percentage of the Collateral Principal Amount consisting of Long Dated Obligations immediately prior to such Maturity Amendment) and (B) the Weighted Average Life Test is satisfied (or if the Weighted Average Life Test was not satisfied immediately prior to such Maturity Amendment, whether the level of compliance with the Weighted Average Life Test is maintained or improved immediately following such Maturity Amendment).

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(xviii)    A statement as to whether or not the Issuer and the Trustee received a confirmation from the Initial Subordinated Noteholder as to the ongoing direct holding of a retained net economic interest in the transaction in the form of holding a minimum principal amount of Subordinated Notes required by Article 122a and that such retained net economic interest in the Subordinated Notes is not subject to any credit risk mitigation, any short positions or any other hedge (in each case, to the extent not permitted by Article 122a).

(xix)       Such other information as any Rating Agency or the Collateral Manager may reasonably request.

For each instance in which the Market Value is reported pursuant to the foregoing, the Monthly Report shall also indicate the manner in which such Market Value was determined and the source(s) (if applicable) used in such determination.

Upon receipt of each Monthly Report, the Trustee, if it is not the same entity as the Collateral Administrator, shall (a) if the relevant Monthly Report Determination Date occurred on or prior to the last day of the Reinvestment Period, notify S&P if such Monthly Report indicates that the S&P CDO Monitor Test has not been satisfied as of the relevant Measurement Date and (b) compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agencies and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.8 review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)          Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager, the Initial Purchaser, each Beneficial Owner, each Rating Agency and any other Holder shown on the Register of a Note not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i)          the information required to be in the Monthly Report pursuant to Section 10.6(a);

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(ii)         (a) the Aggregate Outstanding Amount of the Secured Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes, (b) the amount of principal payments to be made on the Secured Notes on the next Payment Date, the amount of any Deferred Interest on the Class C-1 Notes and the Class D-1 Notes and the Aggregate Outstanding Amount of the Secured Notes after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class and (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes, the amount of payments, if any, to be made on the Subordinated Notes on the next Payment Date, and the Aggregate Outstanding Amount of the Subordinated Notes after giving effect to such payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;

(iii)        the Interest Rate (including LIBOR for such Interest Accrual Period and the spread specified in Section 2.3) and accrued interest for the Secured Notes for such Payment Date;

(iv)        the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v)         for the Collection Account:

(A)         the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

(B)         the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C)         the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi)        such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)          Interest Rate Notice. The Trustee shall include in the Distribution Report a notice setting forth the Interest Rate (including LIBOR for such Interest Accrual Period and the spread specified in Section 2.3) for the Secured Notes for the Interest Accrual Period preceding the next Payment Date.

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(d)          Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)          Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that (a) (i) are Qualified Purchasers who are not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction (as defined in Regulation S) or (ii) are Qualified Institutional Buyers or Institutional Accredited Investors and, in either case, are Qualified Purchasers and (b) can make the representations set forth in Section 2.5 of the Indenture or the appropriate Exhibit to the Indenture. Beneficial ownership interests in the Rule 144A Global Secured Notes may be transferred only to a Person that is both a Qualified Institutional Buyer and a Qualified Purchaser and that can make the representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner of an interest in Rule 144A Global Secured Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of the Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of the Indenture.

(f)          Initial Purchaser Information. The Issuer, KCAP Financial and the Initial Purchaser, or any successor to KCAP Financial or the Initial Purchaser, may post the information contained in a Monthly Report or Distribution Report to a publicly available internet site.

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(g)          Distribution of Reports. The Trustee will make the Monthly Report and the Distribution Report available to the Issuer, the Collateral Manager, the Collateral Administrator and the Holders of the Notes via its internet website. The Trustee’s internet website shall initially be located at “www.usbank.com/cdo”. The Trustee shall have the right to change the way such statements are distributed and the Trustee shall provide timely and adequate notification to all above Persons regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report (other than information with respect to itself) which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

Section 10.7         Release of Assets.

(a)          Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, repurchase or substitution of such Asset is being made in accordance with Section 12.1 or 12.3 hereof or Section 7.2 of the Master Loan Sale Agreement (as applicable) and such sale, repurchase or substitution complies with all applicable requirements of Section 12.1 or 12.3 hereof or Section 7.2 of the Master Loan Sale Agreement (as applicable) (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.4(c)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b)          Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c)          Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Notes have been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

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(d)          As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)          The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f)          Any security, Collateral Obligation or amounts that are released pursuant to Section 10.7(a), (b) or (c) shall be released from the lien of this Indenture.

(g)          Any amounts paid from the Payment Account to the Holders of the Subordinated Notes or the Issuer in accordance with the Priority of Payments shall be released from the lien of this Indenture.

Section 10.8         Reports by Independent Accountants.

(a)          At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and each Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, and the Collateral Manager shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.

(b)          On or before the date which is 30 days after the Payment Date occurring in July of each year commencing in 2014, the Issuer shall cause to be delivered to the Trustee and the Collateral Manager a statement from a firm of Independent certified public accountants for each Distribution Report received since the last statement indicating that the calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) have been performed in accordance with the applicable provisions of this Indenture; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent public accountants shall be conclusive.

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(c)          In the event the firm of Independent certified public accountants requires the Bank, in any of its capacities including but not limited to the Collateral Administrator, to agree to the procedures performed by such firm or execute any agreement in order to access its report, the Issuer hereby directs the Bank to so agree or execute any such agreement; it being understood and agreed that the Bank will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Bank shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. Without limiting the generality of the foregoing, it is further acknowledge and agreed that such letter of agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the procedures to be performed by the Independent accountants are sufficient for the Issuer’s purposes, (ii) releases by the Trustee and/or Collateral Administrator (each on behalf of itself and the Holders) of claims against the Independent accountants and acknowledgement of other limitations of liability in favor of the Independent accountants, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Bank in any of its capacities, be required to execute any agreement in respect of the Independent accountants that it reasonably determines adversely affects it.

Section 10.9         Reports to Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide each Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any letter or report provided by the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager), notice of any Specified Amendment (which notice shall include (x) a copy of such Specified Amendment, (y) a brief summary of its purpose (which, at the option of the Issuer, may be a copy of any amendment summary provided to the Issuer or the Collateral Manager by the administrative agent for the relevant Collateral Obligation) and (z) which criteria under the definition of “Collateral Obligation” are no longer satisfied with respect to such Collateral Obligation after giving effect to the Specified Amendment, if any), and such additional information as either Rating Agency may from time to time reasonably request (with the exception of any letter or report provided by the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager) (including notification to Moody’s and S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation); provided, that any notification to Moody’s regarding a Specified Amendment shall be delivered to GMOCreditEstimatesAmericas@moodys.com. Moody’s may, at its option, re-determine the credit estimate of any such Collateral Obligation which is subject to a Specified Amendment. Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor or issuer thereof, the CUSIP number thereof (if applicable) and the Priority Category (as specified in the definition of “Weighted Average S&P Recovery Rate”). The Issuer (or the Collateral Manager on behalf of the Issuer) shall deliver to GMOCreditEstimatesAmericas@moodys.com the following: (i) updated RiskCalc input and output files within five Business Days of delivery of the Monthly Report (or upon request by Moody’s) and (ii) in connection with each Monthly Report, a file containing the current RiskCalc estimates, a certification by the Issuer that the Pre-Qualifying Conditions are satisfied for each Collateral Obligation which has a Moody’s Rating determined by reference to Moody’s RiskCalc, any financial statements used to satisfy the Pre-Qualifying Conditions for such Collateral Obligations and the rating date and rating for such Collateral Obligations.

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Section 10.10         Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.11         Section 3(c)(7) Procedures. For so long as any Notes are Outstanding, the Issuer shall do the following:

(a)          Notification. Each Monthly Report and Distribution Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note will be deemed to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is (x) an Institutional Accredited Investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”) or (z) in the case of Secured Notes only, not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser who is a QIB, IAI or, in the case of the Secured Notes only, not a U.S. Person (as defined in Regulation S) (as applicable); (iii) the purchaser is not formed for the purpose of investing in Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Notes specified in the Indenture; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Notes may only be transferred to another Qualified Purchaser who is also a QIB, IAI or, in the case of the Secured Notes only, not a U.S. Person (as defined in Regulation S) (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

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“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, a Trust Officer of the Trustee obtains actual knowledge that any holder of, or beneficial owner of an interest in a Note who is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Trustee shall send notice to such Holder or beneficial owner (with a copy to the Issuer and the Collateral Manager), demanding that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is a Qualified Purchaser that is either (x) solely in the case of the Secured Notes, not a “U.S. person” (as defined in Regulation S) or (y) an IAI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, the Trustee shall send the Issuer and the Collateral Manager prompt notice thereof, and upon receipt of such notice from the Trustee, the Issuer (or the Collateral Manager acting on behalf of and at the direction for the Issuer) shall, without further notice to the Non-Permitted Holder, sell such Notes or interest in such Notes to a purchaser selected by the Issuer that the Issuer reasonably determines is not a Non-Permitted Holder on such terms as the Issuer may choose in its sole discretion. The Issuer (or the Collateral Manager acting on behalf of and at the direction of the Issuer) in its sole discretion may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that deal in securities similar to the Notes and sell such Notes to such bidder or bidders for an aggregate purchase price determined by the Collateral Manager in its sole discretion; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled (but shall not be obligated) to bid in any such sale and may purchase such Notes pursuant thereto at a price which, in the good faith estimate of the Collateral Manager, results in the highest aggregate purchase price for the totality of such Notes. However, the Issuer (or the Collateral Manager acting on behalf of and at the direction of the Issuer) may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any such sale shall be determined in the sole discretion of the Issuer (or the Collateral Manager acting on behalf of the Issuer), and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion and shall not be liable to any Person for failing to discover that any Person is a Non-Permitted Holder.”

(b)          DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Secured Notes:

(i)          The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Secured Notes in order to indicate that sales are limited to Qualified Purchasers.

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(ii)         The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)        On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Secured Notes.

(iv)        In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Secured Notes.

(v)         The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c)          Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Secured Notes. Without limiting the foregoing, the Initial Purchaser will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i)         Bloomberg

(A)         “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Secured Notes;

(B)         a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C)         a link to an “Additional Security Information” page on such indicator stating that the Global Secured Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D)         a statement on the “Disclaimer” page for the Global Secured Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Secured Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

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(ii)         Reuters.

(A)         a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B)         a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C)         a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

Application Of Monies

Section 11.1         Disbursements of Monies from Payment Account.

(a)          Notwithstanding any other provision herein, but subject to the other sub-Sections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i)          On each Payment Date, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)         (1) first, to the payment of Taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or Tax Redemption); provided that the aggregate amount of Administrative Expenses paid from the Supplemental Expense Reserve Account (together with any Administrative Expenses paid pursuant to this Section 11.1(a)(i)(A), Section 11.1(a)(ii)(A) and Section 11.1(a)(iii)(A)) on any four consecutive Payment Dates shall not exceed the Administrative Expense Cap in the aggregate for such four consecutive Payment Dates;

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(B)         to the payment of the Senior Collateral Management Fee, if any, due and payable to the Collateral Manager pursuant to the Collateral Management Agreement (together with interest on any portion of any due and payable Senior Collateral Management Fee that was not paid on any previous Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily waived by the Collateral Manager), at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360));

(C)         to the payment of accrued and unpaid interest on the Class A-1 Notes;

(D)         to the payment of accrued and unpaid interest on the Class B-1 Notes;

(E)         on or after the Effective Date, if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C-1 Notes;

(G)         to the payment of any Deferred Interest on the Class C-1 Notes;

(H)         on or after the Effective Date, if either of the Class C-1 Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C-1Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (H);

(I)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D-1 Notes;

(J)         to the payment of any Deferred Interest on the Class D-1 Notes;

(K)         on or after the Effective Date, if either of the Class D-1 Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class D-1 Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (K);

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(L)         if, with respect to any Payment Date following the Effective Date, either (x) Moody’s has not yet confirmed its Initial Rating of the Secured Notes pursuant to Section 7.18(e) (unless the Issuer or the Collateral Manager has provided a Passing Report to Moody’s) or (y) S&P has not yet confirmed satisfaction of the S&P Rating Condition pursuant to Section 7.18(e), amounts available for distribution pursuant to this clause (L) shall be used for either (1) the purchase of Collateral Obligations until the Moody’s Rating Condition and/or the S&P Rating Condition, as applicable, is satisfied, or (2) application in accordance with the Note Payment Sequence on such Payment Date in an amount sufficient to satisfy the Moody’s Rating Condition and/or the S&P Rating Condition, as applicable;

(M)         following the Non-Call Period, to pay the amounts referred to in clause (J)(1)(ii) of Section 11.1(a)(ii), but only to the extent not paid in full thereunder;

(N)         on or after the Effective Date and during the Reinvestment Period, if the Interest Diversion Test is not satisfied on the related Determination Date, to the Collection Account as Principal Proceeds for the purchase of additional Collateral Obligations, an amount equal to the lesser of (1) the minimum amount that needs to be added to the Adjusted Collateral Principal Amount in order to cause the Interest Diversion Test to be satisfied and (2) 50% of the remaining Interest Proceeds;

(O)         to the payment of (1) first, the Subordinated Collateral Management Fee, if any, due and payable to the Collateral Manager pursuant to the Collateral Management Agreement (together with interest on any portion of any due and payable Subordinated Collateral Management Fee that was not paid on any previous Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360)); and (2) second, at the election of the Collateral Manager, to the payment of any previously deferred Subordinated Collateral Management Fees, the deferral of which has been rescinded by the Collateral Manager, until such amount has been paid in full (together with interest on such previously deferred Subordinated Collateral Management Fees (to the extent not voluntarily waived by the Collateral Manager), at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360));

(P)         to the payment (in the same manner and order of priority stated therein) of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

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(Q)         to the Supplemental Expense Reserve Account, an amount equal to the minimum amount necessary in order to cause the amount on deposit in the Supplemental Expense Reserve Account to equal the Supplemental Expense Reserve Amount (determined as of the related Determination Date);

(R)         to the payment of the Holders of the Subordinated Notes, on a pro rata basis, until such Holders have realized a Subordinated Notes Internal Rate of Return of 15%; and

(S)         any remaining Interest Proceeds shall be paid as follows: (1) 20% of such remaining Interest Proceeds to the Collateral Manager as the Incentive Collateral Management Fee, if the Incentive Collateral Management Fee is due and payable to the Collateral Manager pursuant to the Collateral Management Agreement and (2) 80% of such remaining Interest Proceeds to the Holders of the Subordinated Notes as interest, on a pro rata basis.

(ii)         On each Payment Date, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account, (ii) during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations or (iii) after the Reinvestment Period, Post-Reinvestment Principal Proceeds that have previously been reinvested in Post-Reinvestment Collateral Obligations) shall be applied in the following order of priority:

(A)         to pay the amounts referred to in clauses (A) through (D) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; provided that the aggregate amount of Administrative Expenses paid from the Supplemental Expense Reserve Account (together with any Administrative Expenses paid pursuant to Section 11.1(a)(i)(A), this Section 11.1(a)(ii)(A) and Section 11.1(a)(iii)(A)) on any four consecutive Payment Dates shall not exceed the Administrative Expense Cap in the aggregate for such four consecutive Payment Dates;

(B)         to pay the amounts referred to in Section 11.1(a)(i)(E) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class A-1 Notes and the Class B-1 Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

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(C)         to pay the amounts referred to in Section 11.1(a)(i)(F) to the extent not paid in full thereunder, only to the extent that the Class C-1 Notes are the Controlling Class;

(D)         to pay the amounts referred to in Section 11.1(a)(i)(G) to the extent not paid in full thereunder, only to the extent that the Class C-1 Notes are the Controlling Class;

(E)         to pay the amounts referred to in Section 11.1(a)(i)(H) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class C-1 Notes to be met as of the related Determination Date;

(F)         to pay the amounts referred to in Section 11.1(a)(i)(I) to the extent not paid in full thereunder, only to the extent that the Class D-1 Notes are the Controlling Class;

(G)         to pay the amounts referred to in Section 11.1(a)(i)(J) to the extent not paid in full thereunder, only to the extent that the Class D-1 Notes are the Controlling Class;

(H)         to pay the amounts referred to in Section 11.1(a)(i)(K) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class D-1 Notes to be met as of the related Determination Date;

(I)         with respect to any Payment Date following the Effective Date, if after the application of amounts referred to in Section 11.1(a)(i)(L) either (x) Moody’s has not yet confirmed its Initial Rating of the Secured Notes pursuant to Section 7.18(e) (unless the Issuer or the Collateral Manager has provided a Passing Report to Moody’s) or (y) S&P has not yet confirmed satisfaction of the S&P Rating Condition pursuant to Section 7.18(e), amounts available for distribution pursuant to this clause (I) shall be used for application in accordance with the Note Payment Sequence on such Payment Date in an amount sufficient to satisfy the Moody’s Rating Condition and/or the S&P Rating Condition, as applicable;

(J)         (1) if such Payment Date is a Redemption Date, (i) first, to make payments in accordance with the Note Payment Sequence and (ii) second, to pay any Make-Whole Payment due and payable in connection therewith, and (2) on any other Payment Date, to make payments in the amount of the Special Redemption Amount, if any, at the election of the Collateral Manager, in accordance with the Note Payment Sequence;

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(K)         (1) during the Reinvestment Period, at the discretion of the Collateral Manager, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations and (2) after the Reinvestment Period, in the case of Post-Reinvestment Principal Proceeds, at the discretion of the Collateral Manager, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of Post-Reinvestment Collateral Obligations) and/or to the purchase of Post-Reinvestment Collateral Obligations;

(L)         after the Reinvestment Period, to make payments in accordance with the Note Payment Sequence;

(M)         after the Reinvestment Period, to pay the amounts referred to in Section 11.1(a)(i)(O) only to the extent not already paid (in the same manner and order of priority stated therein);

(N)         after the Reinvestment Period, to pay the amounts referred to in Section 11.1(a)(i)(P) only to the extent not already paid (in the same manner and order of priority stated therein);

(O)         after the Reinvestment Period, to the payment of the Holders of the Subordinated Notes, on a pro rata basis, until such Holders have realized a Subordinated Notes Internal Rate of Return of 15%;

(P)         after the Reinvestment Period, any remaining Principal Proceeds shall be paid as follows: (1) 20% of such remaining Principal Proceeds to the Collateral Manager as the Incentive Collateral Management Fee, if the Incentive Collateral Management Fee is due and payable to the Collateral Manager pursuant to the Collateral Management Agreement and (2) 80% of such remaining Principal Proceeds to the Holders of the Subordinated Notes, on a pro rata basis, until the Aggregate Outstanding Amount of the Subordinated Notes is reduced to zero; and

(Q)         to pay the balance to the Issuer.

On the Stated Maturity of the Notes, the Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Collateral Management Fees, and interest and principal on the Secured Notes, to the Holders of the Subordinated Notes in final payment of such Subordinated Notes (such payments to be made in accordance with the priority set forth in Section 11.1(a)(iii)).

(iii)        Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), if the maturity of the Notes has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (an “Enforcement Event”), pursuant to Section 5.7, proceeds in respect of the Assets will be applied on a Payment Date in the following order of priority:

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(A)         (1) first, to the payment of Taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap; provided that the aggregate amount of Administrative Expenses paid from the Supplemental Expense Reserve Account (together with any Administrative Expenses paid pursuant to Section 11.1(a)(i)(A), Section 11.1(a)(ii)(A) and this Section 11.1(a)(iii)(A)) on any four consecutive Payment Dates shall not exceed the Administrative Expense Cap in the aggregate for such four consecutive Payment Dates;

(B)         to the payment of the Senior Collateral Management Fee, if any, due and payable to the Collateral Manager pursuant to the Collateral Management Agreement (together with interest on any portion of any due and payable Senior Collateral Management Fee that was not paid on any previous Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily waived by the Collateral Manager), at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360));

(C)         to the payment of (1) first, accrued and unpaid interest on the Class A-1 Notes and (2) second, any Make-Whole Payment due and payable on the Class A-1 Notes;

(D)         to the payment of principal of the Class A-1 Notes, until the Class A-1 Notes have been paid in full;

(E)         to the payment of accrued and unpaid interest on the Class B-1 Notes;

(F)         to the payment of principal of the Class B-1 Notes, until the Class B-1 Notes have been paid in full;

(G)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class C-1 Notes;

(H)         to the payment of Deferred Interest on the Class C-1 Notes;

(I)         to the payment of principal of the Class C-1 Notes, until the Class C-1 Notes have been paid in full;

(J)         to the payment of accrued and unpaid interest (excluding Deferred Interest but including interest on Deferred Interest) on the Class D-1 Notes;

(K)         to the payment of Deferred Interest on the Class D-1 Notes;

(L)         to the payment of principal of the Class D-1 Notes, until the Class D-1 Notes have been paid in full;

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(M)         to the payment of (1) first, the Subordinated Collateral Management Fee, if any, due and payable to the Collateral Manager pursuant to the Collateral Management Agreement (together with interest on any portion of any due and payable Subordinated Collateral Management Fee that was not paid on any previous Payment Date due to insufficient Interest Proceeds or Principal Proceeds (and such fee was not voluntarily deferred or waived by the Collateral Manager), at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360)); and (2) second, at the election of the Collateral Manager, to the payment of any previously deferred Subordinated Collateral Management Fees, the deferral of which has been rescinded by the Collateral Manager, until such amount has been paid in full (together with interest on such previously deferred Subordinated Collateral Management Fees (to the extent not voluntarily waived by the Collateral Manager), at the rate of LIBOR per annum (calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360));

(N)         to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(O)         to the payment of the Holders of the Subordinated Notes, on a pro rata basis, until such Holders have realized a Subordinated Notes Internal Rate of Return of 15%;

(P)         any remaining proceeds shall be paid as follows: (1) 20% of such remaining proceeds to the Collateral Manager as the Incentive Collateral Management Fee, if the Incentive Collateral Management Fee is due and payable to the Collateral Manager pursuant to the Collateral Management Agreement and (2) 80% of such remaining proceeds to the Holders of the Subordinated Notes, on a pro rata basis, until the Aggregate Outstanding Amount of the Subordinated Notes is reduced to zero; and

(Q)         to pay the balance to the Issuer.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with the Section 11.1(a)(i) or (ii), as applicable.

(b)          If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

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(c)          In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d)          The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8(c) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;

PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1         Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.4, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager, such sale meets the requirements of any one of paragraphs (a) through (h) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) and provided that if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(e), Section 12.1(f) or Section 12.1(g)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a)          Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b)          Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation either:

(i)          at any time if (A) the Sale Proceeds from such sale are at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Credit Improved Obligation or (B) after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than the Reinvestment Target Par Balance; or

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(ii)         solely during the Reinvestment Period, if the Collateral Manager reasonably believes prior to such sale that either (A) after giving effect to such sale and subsequent reinvestment, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance, or (B) it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Credit Improved Obligation within 20 Business Days of such sale.

(c)          Defaulted Obligations. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time without restriction. With respect to each Defaulted Obligation that has not been sold or terminated within three years after becoming a Defaulted Obligation, the Market Value, Principal Balance and outstanding principal balance of such Defaulted Obligation shall be deemed to be zero.

(d)          Equity Securities. The Collateral Manager may direct the Trustee to sell any Equity Security at any time without restriction, and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price (except that any sale to an Affiliate shall be made at fair market value in accordance with applicable law); provided that any such sale of an Equity Security to an Affiliate is to be evidenced by a certificate of a Responsible Officer of the Collateral Manager delivered to the Trustee describing the Equity Securities, the sales price thereof and certifying that such sale price is the fair market value of such Equity Securities:

(i)          within three years after receipt, if such Equity Security is (A) received upon the conversion of a Defaulted Obligation, or (B) received in an exchange initiated by the Obligor to avoid bankruptcy; and

(ii)         within 45 days after receipt, if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law.

(e)          Optional Redemption. After the Issuer has notified the Trustee of an Optional Redemption of the Notes in accordance with Section 9.2, if necessary to effect such Optional Redemption, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

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(f)          Tax Redemption. After a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Issuer (or the Collateral Manager on its behalf), if necessary to effect such Tax Redemption, may at any time effect the sale (which sale may be through participation or other arrangement) of all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g)          Discretionary Sales. The Collateral Manager may direct the Trustee to sell any Collateral Obligation at any time other than during a Restricted Trading Period if (i)(A) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(g) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 20% of the Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be), it being understood that the foregoing limitation shall not apply to any optional or mandatory substitutions or repurchases effected by the Originator pursuant to the Master Loan Sale Agreement and this Indenture, and (B) such Collateral Obligation is to be sold to an Affiliate of the Collateral Manager or the Issuer, the Collateral Manager obtains either (x) bids for such Collateral Obligation from three unaffiliated loan market participants (or, if the Collateral Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Collateral Manager can obtain bids using efforts consistent with the Collateral Manager Standard), or (y) if the Collateral Manager is unable to obtain any bids for such Collateral Obligation from an unaffiliated loan market participant, a Valuation of the Collateral Obligation (the highest bid provided by an unaffiliated loan market participant described in clause (x) or the fair market value established by the Valuation described in clause (y), (the “Applicable Qualified Valuation”)), and such Affiliate acquires such Collateral Obligation for a price equal to the price established by such Applicable Qualified Valuation; and (ii) either:

(A)         solely during the Reinvestment Period, the Collateral Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an Aggregate Principal Balance at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Collateral Obligation within 30 days after such sale; or

(B)         after giving effect to such sale, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the anticipated net proceeds of such sale) will be greater than the Reinvestment Target Par Balance.

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(h)          Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any Collateral Obligation that (i) no longer meets the criteria described in clause (xiv) of the definition of “Collateral Obligation”, within 18 months after the failure of such Collateral Obligation to meet any such criteria and (ii) no longer meets the criteria described in clause (vi) of the definition of “Collateral Obligation” within 45 days after the failure of such Collateral Obligation to meet either such criteria.

Section 12.2         Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period (and after the Reinvestment Period, subject to certain limitations specified in Section 12.2(a)(ii), with respect to Post-Reinvestment Principal Proceeds), the Collateral Manager on behalf of the Issuer may, subject to the other requirements in the Indenture, direct the Trustee to invest Principal Proceeds, proceeds of additional Notes issued in accordance with Section 2.13 and Section 3.2, amounts on deposit in the Ramp-Up Account and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction; provided that, for the avoidance of doubt, with respect to any Collateral Obligations for which the trade date has occurred during the Reinvestment Period but which settle after the last day of the Reinvestment Period, the purchase of such Collateral Obligations shall be treated as a purchase made during the Reinvestment Period for purposes of the Indenture and the Issuer shall not be limited to making such purchases with Post-Reinvestment Principal Proceeds. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer (except for Post-Reinvestment Principal Proceeds, subject to certain limitations specified in Section 12.2(a)(ii)); provided that in accordance with Section 12.2(f), Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested in Eligible Investments following the Reinvestment Period. Any acquisition of any Collateral Obligation must satisfy the Portfolio Acquisition and Disposition Requirements.

(a)          Investment Criteria. No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (i)(C) and (i)(D) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date (the “Investment Criteria”):

(i)          If such commitment to purchase occurs during the Reinvestment Period:

(A)         such obligation is a Collateral Obligation;

(B)         if the commitment to make such purchase occurs on or after the Effective Date, each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved;

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(C)         (I) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (a) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (b) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (c) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance and (II) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (a) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (b) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance;

(D)         either (I) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the S&P CDO Monitor Test) will be satisfied or (II) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment; and

(ii)         If such commitment to purchase occurs after the Reinvestment Period, any Post-Reinvestment Principal Proceeds may, in the sole discretion of the Collateral Manager (with notice to the Trustee and the Collateral Administrator), be reinvested in additional Collateral Obligations (“Post-Reinvestment Collateral Obligations”) subject to the satisfaction of the following conditions:

(A)         the Aggregate Principal Balance of the Post-Reinvestment Collateral Obligations plus any remaining Post-Reinvestment Principal Proceeds equals or exceeds the Aggregate Principal Balance of the related Prepaid/Sold Post-Reinvestment Collateral Obligations;

(B)         the remaining term to maturity of the Post-Reinvestment Collateral Obligation is equal to or shorter than the remaining term to maturity of the related Prepaid/Sold Post-Reinvestment Collateral Obligation;

(C)         the Weighted Average Life Test will be satisfied immediately following the acquisition of such Post-Reinvestment Collateral Obligation;

(D)         the Maximum Moody’s Weighted Average Rating Factor Test and clauses (vi) and (vii) of the definition of Concentration Limitations will be satisfied immediately following the acquisition of such Post-Reinvestment Collateral Obligation;

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(E)         the Assigned Moody’s Rating of the Post-Reinvestment Collateral Obligation is equal to or better than the Assigned Moody’s Rating of the related Prepaid/Sold Post-Reinvestment Collateral Obligation;

(F)         the S&P Rating of each Post-Reinvestment Collateral Obligation is equal to or better than the S&P Rating of the related Prepaid/Sold Post-Reinvestment Collateral Obligation;

(G)         each Coverage Test will be satisfied immediately following the acquisition of such Post-Reinvestment Collateral Obligation;

(H)         a Restricted Trading Period is not then in effect; and

(I)         either (x) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except the Weighted Average Life Test, the S&P CDO Monitor Test, the Maximum Moody’s Weighted Average Rating Factor Test and clauses (vi) and (vii) of the definition of Concentration Limitations) will be satisfied immediately following the acquisition of such Post-Reinvestment Collateral Obligation or (y) if any such requirement or test was not satisfied immediately prior to the receipt of the Post-Reinvestment Principal Proceeds, such requirement or test will be maintained or improved immediately following the acquisition of such Post-Reinvestment Collateral Obligation.

(b)          After the Reinvestment Period, all Principal Proceeds (other than (i) Principal Proceeds applied to settle purchases of Collateral Obligations with respect to which the commitment to purchase such Collateral Obligation was made, but such transaction did not settle, prior to the end of the Reinvestment Period and (ii) Post-Reinvestment Principal Proceeds applied to settle purchases of Post-Reinvestment Collateral Obligations) will be distributed in accordance with the Priority of Payments.

(c)          Trading Plan Period. For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, each proposed investment identified by the Collateral Manager will be calculated on a pro forma basis after giving effect to all sales and purchases, based on outstanding Issuer orders, confirmations or executed assignments; provided, that such requirements need not be satisfied with respect to one single reinvestment if they are satisfied on an aggregate basis for a series of reinvestments (on a traded basis) occurring within a ten Business Day period (such period, the “Trading Plan Period”) (including, without limitation, sales or purchases substituted for sales or purchases originally proposed during such period) so long as (i) the Collateral Manager identifies to the Trustee the sales and purchases (the “identified reinvestments”) subject to this proviso; (ii) no more than one series of identified reinvestments may be in effect at any time during a Trading Plan Period; (iii) the aggregate principal amount of such identified reinvestments does not exceed 5% of the Collateral Principal Amount as of the day such series is identified; (iv) the Collateral Manager reasonably believes that the Investment Criteria will be satisfied on an aggregate basis for such identified reinvestments; (v) no Trading Plan Period may include a Determination Date related to a Payment Date; and (vi) if the Investment Criteria are not satisfied with respect to any such identified reinvestment, notice will be provided to each Rating Agency and the Issuer shall satisfy the S&P Rating Condition for each subsequent reliance on this proviso until a subsequent use of this proviso (for which such S&P Rating Condition has been previously satisfied) is successfully completed.

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(d)          Maturity Amendments. Neither the Issuer nor the Collateral Manager on behalf of the Issuer shall agree to any Maturity Amendment if, immediately following such Maturity Amendment, (i) more than 3.0% of the Collateral Principal Amount will consist of Long Dated Obligations (or, if more than 3.0% of the Collateral Principal Amount consisted of Long Dated Obligations immediately prior to such Maturity Amendment, the percentage of the Collateral Principal Amount consisting of Long Dated Obligations immediately following such Maturity Amendment is greater than the percentage of the Collateral Principal Amount consisting of Long Dated Obligations immediately prior to such Maturity Amendment) or (ii)(A) at any time during the Reinvestment Period, the Weighted Average Life Test would not be satisfied (or if the Weighted Average Life Test was not satisfied immediately prior to such Maturity Amendment, the level of compliance with the Weighted Average Life Test would not be maintained or improved immediately following such Maturity Amendment) or (B) at any time after the Reinvestment Period, the Weighted Average Life Test would not be satisfied.

(e)          Certification by Collateral Manager. Not later than the Delivery Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manger shall deliver by e-mail or other electronic transmission to the Trustee and the Collateral Administrator an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.3 (provided that the Collateral Manager shall be deemed to have made such certifications upon delivery to the Trustee of a trade ticket in respect of such Collateral Obligations that is signed by a Responsible Officer of the Collateral Manager). Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall deliver an Officer’s certificate to the Trustee stating that sufficient Principal Proceeds are available (including for this purpose, Cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations.

(f)          Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and Custodial Account) may be invested at any time in Eligible Investments in accordance with Article X.

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Section 12.3         Optional Repurchase or Substitution of Collateral Obligations.

(a)          Optional Substitutions.

(i)          With respect to any Collateral Obligation as to which a Substitution Event has occurred, subject to the limitations set forth in this Section 12.3, the Originator may (but shall not be obligated to) either (x) convey to the Depositor and cause the Depositor to contemporaneously convey to the Issuer one or more Collateral Obligations in exchange for such Collateral Obligation or (y) deposit into the Principal Collection Subaccount the Transfer Deposit Amount with respect to such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Depositor and cause the Depositor to convey to the Issuer one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(ii)         Any substitution pursuant to this Section 12.3(a) shall be initiated by delivery of written notice in the form of Exhibit G hereto (a “Notice of Substitution”) by the Originator to the Trustee, the Depositor, the Issuer and the Collateral Manager that the Originator intends to substitute a Collateral Obligation pursuant to this Section 12.3(a) and shall be completed prior to the earliest of: (x) the expiration of 90 days after delivery of such notice; (y) delivery of written notice to the Trustee from the Originator stating that the Originator does not intend to convey any additional Substitute Collateral Obligations to the Issuer in exchange for any remaining amounts deposited in the Principal Collection Subaccount under Section 12.3(a)(i)(y); or (z) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in this clause (ii)(x), (y) or (z), as applicable, being the “Substitution Period”).

(iii)        Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with Section 12.3(a)(i)(y) which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto shall be deemed to constitute Principal Proceeds; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary with respect thereto. The price paid (or deemed paid in the case of a contemporaneous conveyance of a Substitute Collateral Obligation pursuant to Section 12.3(a)(i)(x)) by the Issuer for any Substitute Collateral Obligation shall be an amount equal to the value thereof, as determined by the KCAP Investment Committee in accordance with the 1940 Act (but in no event less than the fair market value thereof). To the extent any cash or other property received by the Issuer in connection with a Substitute Collateral Obligation exceeds the fair market value thereof, such excess shall be deemed a capital contribution from the Originator to the Depositor and from the Depositor to the Issuer.

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(iv)        The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution).

(v)         Prior to any substitution of a Collateral Obligation, the Collateral Manager must provide written notice thereof to the Rating Agencies. The Collateral Manager on behalf of the Issuer will present each Substitute Collateral Obligation proposed to be included in the Assets to Moody’s within 10 Business Days of the acquisition thereof so that Moody’s may provide a rating and a recovery rate with respect to such Collateral Obligation; provided that (a) such Collateral Obligation may become a part of the Assets prior to the Collateral Manager’s presentment of the Collateral Obligation to Moody’s as described herein, (b) the Collateral Manager’s failure to present a Collateral Obligation to Moody’s as described herein shall not constitute an independent breach of, or default under, any Transaction Document, and (c) the Collateral Manager shall have no obligation to present a Substitute Collateral Obligation to Moody’s if (1) a Moody’s Rating for such Collateral Obligation has been determined by reference to Moody’s RiskCalc or (2) such Collateral Obligation has a public rating from Moody’s. The Collateral Manager and the Issuer hereby agree that each substitution of Collateral Obligations will be undertaken in accordance with the Portfolio Acquisition and Disposition Requirements.

(b)          Repurchases. In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Originator shall have the right, but not the obligation, to repurchase any such Collateral Obligation subject to the Repurchase and Substitution Limit; provided, that for any Collateral Obligation that the Originator sells to the Depositor and the Depositor sells to the Issuer, the Originator shall have no right to repurchase such Collateral Obligation pursuant to this Section 12.3(b) unless at the time of such repurchase, such Collateral Obligation is a Defaulted Obligation under at least one of the provisions of clauses (a) through (f), (h) or (i) of the definition of “Defaulted Obligation”. In the event of such a repurchase, the Originator shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase. The Issuer and, at the written direction of the Issuer, the Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Collateral Manager in order to effect the transfer and release of any of the Issuer’s interests in the Collateral Obligations that are being repurchased. The Collateral Manager and the Issuer hereby agree that each repurchase of Collateral Obligations will be undertaken in accordance with the Portfolio Acquisition and Disposition Requirements.

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(c)          Repurchase and Substitution Limit. At all times, (i) the Aggregate Principal Balance of all Collateral Obligations that are Substitute Collateral Obligations (excluding substitutions occurring as a result of a Substitution Event pursuant to clause (v) of the definition thereof) plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Originator pursuant to its right of optional repurchase or substitution (other than a substitution occurring as a result of a Substitution Event pursuant to clause (v) of the definition thereof) and not subsequently applied to purchase a Substitute Collateral Obligation or a new Collateral Obligation with the proceeds thereof, may not exceed an amount equal to 20% of the Net Purchased Loan Balance; provided that clause (ii) above shall not include (A) the principal balance related to any Collateral Obligation that is repurchased by the Originator in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Originator certifies in writing to the Collateral Manager and the Trustee that such purchase is, in the commercially reasonable business judgment of the Originator, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation, and (y) the Collateral Manager certifies in writing to the Trustee that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of this Indenture or the Collateral Management Agreement or (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by the Issuer to the Originator as described in Section 12.1. The foregoing provisions in this paragraph constitute the “Repurchase and Substitution Limit”.

(d)          Third Party Beneficiaries. The Issuer and the Trustee agree that each of the Depositor and Originator shall be a third party beneficiary of this Indenture solely for purposes of this Section 12.3, and shall be entitled to rely upon and enforce such provisions of this Section 12.3 to the same extent as if it were a party hereto.

Section 12.4         Conditions Applicable to All Sale and Purchase Transactions.

(a)          Any transaction effected under this Article XII or in connection with the acquisition of any Asset (other than Equity Securities) shall be conducted on an arm’s length basis and, if effected with an Affiliate, shall be sold at a price not less than the fair market value thereof; provided that that Assets sold to the Originator in connection with its rights or obligations to repurchase or substitute such Assets pursuant to the Master Loan Sale Agreement and Section 12.3 shall be sold or transferred at a price equal to the Transfer Deposit Amount. To the extent the Transfer Deposit Amount exceeds the fair market value of any such Asset, such excess amount shall be deemed to be a capital contribution from the Originator to the Depositor and from the Depositor to the Issuer; provided, further, that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)          Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(h) and certifying that such acquisition satisfies the requirements of this Article XII; provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by a Responsible Officer of the Collateral Manager.

(c)          Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation (1) in connection with the exercise by the Originator of its repurchase and/or substitution rights or obligations pursuant to and in accordance with the Master Loan Sale Agreement (provided that no such optional repurchase or substitution rights may be exercised by the Originator without the consent of 100% of the Aggregate Outstanding Amount of each Class of Notes after an acceleration of the Notes which has not been rescinded in accordance with this Indenture) or (2)(x) that has been consented to by Noteholders evidencing at least (i) with respect to purchases during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Notes and (ii) with respect to purchases after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Notes and (y) of which each Rating Agency and the Trustee has been notified.

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(d)          Any acquisition (whether by purchase or substitution) or disposition of a Collateral Obligation shall satisfy the Portfolio Acquisition and Disposition Requirements.

(e)          The purchase price paid by the Issuer for any Collateral Obligation acquired by the Issuer (i) from the Originator or one of its subsidiaries, shall be the value thereof as determined by the KCAP Investment Committee in accordance with the 1940 Act (but in no event at less than fair market value) or (ii) from a Person other than the Originator or a subsidiary thereof, shall be the purchase price (expressed as a percentage of par) paid by the Issuer for such Collateral Obligation multiplied by the outstanding principal amount thereof, as applicable.

ARTICLE XIII

Noteholders’ Relations

Section 13.1         Subordination.

(a)          Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments.

(b)          The Holders of each Class of Notes agree, for the benefit of all Holders of each Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Depositor until the payment in full of all Notes and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

Section 13.2         Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

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ARTICLE XIV

MISCELLANEOUS

Section 14.1         Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall also be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

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Section 14.2         Acts of Holders.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

(c)          The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person’s holding the same, shall be proved by the Register or shall be provided by certification by such Holder.

(d)          Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3         Notices, etc., to Trustee, the Issuer, the Collateral Manager, Guggenheim Securities, the Collateral Administrator, the Paying Agent and each Rating Agency.

(a)          Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i)          the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile to the Trustee addressed to it at the Corporate Trust Office, facsimile No. (855) 225-6612, Email: KCAP.Senior.Funding@usbank.com, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to U.S. Bank National Association (in any capacity hereunder) will be deemed effective only upon receipt thereof by U.S. Bank National Association;

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(ii)         the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Issuer addressed to it at 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Daniel Gilligan, facsimile No. (212) 983-7654, Email: Gilligan@kcapinc.com, or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii)        the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Collateral Manager addressed to it at 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Daniel Gilligan, facsimile No. (212) 983-7654, Email: Gilligan@kcapinc.com or at any other address previously furnished in writing to the parties hereto;

(iv)        Guggenheim Securities shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, addressed to it at 330 Madison Avenue, New York, NY 10017, Attention: Paul M. Friedman, facsimile No. (212) 644-2869, Email: Paul.Friedman@guggenheimpartners.com, sguggenheim@bloomberg.net, and Links@bloomberg.net or at any other address previously furnished in writing to the Issuer and the Trustee by Guggenheim Securities;

(v)         the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Collateral Administrator addressed to it at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, Attention: Corporate Trust Services – KCAP Senior Funding I, LLC, facsimile No. (855) 225-6612, Email: KCAP.Senior.Funding@usbank.com, or at any other address previously furnished in writing to the parties hereto; and

(vi)        the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service to each Rating Agency addressed to it at Moody’s Investors Service, Inc., 7 World Trade Center, New York, New York 10007, Attention: CBO/CLO Monitoring or by email to cdomonitoring@moodys.com and Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041-0003 or by facsimile in legible form to facsimile no. (212) 438 2655, Attention: Asset Backed-CBO/CLO Surveillance or by electronic copy to CDO_Surveillance@sandp.com; provided that (x) in respect of any request to S&P for a confirmation of its Initial Ratings of the Secured Notes pursuant to Section 7.18(e), such request must be submitted by email to CDOEffectiveDatePortfolios@sandp.com and (y) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to CreditEstimates@standardandpoors.com.

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(b)          If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c)          Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information (with the exception of any letter or report provided by the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager).

(d)          The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Trustee an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(e)          The parties hereto agree that all 17g-5 Information provided to any of the Rating Agencies, or any of their respective officers, directors or employees, to be given or provided to such Rating Agencies pursuant to, in connection with or related, directly or indirectly, to this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, any transaction document relating hereto, the Assets or the Notes, shall be in each case furnished directly to the Rating Agencies at the address set forth in Section 14.3(a)(vi) with a prior copy to the Issuer or the Information Agent, as provided in Section 3 of the Collateral Administration Agreement (for forwarding in accordance with the Collateral Administration Agreement). The parties hereto further agree to so provide the 17g-5 Information, to the Information Agent by noon (New York time) on the date when such 17g-5 Information is required to be delivered (or is in fact delivered, whichever is earlier) to the Rating Agencies pursuant to this Indenture. The Issuer also shall furnish such other information regarding the Issuer or the Assets as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Indenture.

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Section 14.4         Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a)          such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service, to each Holder affected by such event, at the address of such Holder as it appears in the Register or such Beneficial Owner as provided in writing by such Beneficial Owner to the Trustee, the Issuer and the Collateral Manager, as applicable, in each case not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(b)          such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5         Effect of Headings and Table of Contents.

The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

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Section 14.6         Successors and Assigns. All covenants and agreements herein by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7         Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8         Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Notes and (to the extent provided herein) the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9         Provision or Notices, Reports and Other Information to Initial Purchaser. Notwithstanding anything to the contrary set forth herein, the parties hereto hereby acknowledge and agree that the Initial Purchaser shall be entitled to receive any and all notices, reports, requests, consent solicitations and other information and communications provided or delivered to (or required to be provided or delivered to) any Noteholder pursuant to any Transaction Document in the same manner (including via the Trustee’s internet website) as such notices, reports, requests, consent solicitations and other information and communications are provided or delivered to (or required to be provided or delivered to) such Noteholder.

Section 14.10         Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11         Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

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Section 14.12         WAIVER OF JURY TRIAL. EACH OF THE ISSUER, HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13         Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.14         Acts of Issuer. Any reports, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

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Section 14.15         Confidential Information.

(a)          The Trustee, the Collateral Administrator and each Holder of Notes will not use or disclose any Confidential Information other than in accordance with this Section 14.15, and will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person that are reasonably designed to assure the protection of Confidential Information delivered or disclosed to such Person; provided that such Person may deliver or disclose Confidential Information: (i) to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes, to such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15; (ii) to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Notes, to such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15; (iii) to any other Holder, or any of the other parties to the Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) to any Person of the type that would be, to such Person’s knowledge, permitted to acquire Notes in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (v) to any other Person from which such former Person offers to purchase any security of the Issuer (if such other Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14.15); (vi) to any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) to the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii) to Moody’s or S&P; (ix) to any other Person with the consent of the Issuer and the Collateral Manager; or (x) to any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice to the Issuer (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law) or (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15. Each Holder of Notes will, by its acceptance of its Note, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Notes or administering its investment in the Notes; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder will, by its acceptance of its Note, be deemed to have agreed to use commercially reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(d)).

(b)          For the purposes of this Section 14.15, “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Notes by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

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(c)          Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16         Communications with Rating Agencies. If the Issuer or the Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, each of the Issuer and the Trustee agree to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. Each of the Issuer and the Trustee agree to coordinate with the Collateral Manager with respect to any communication to a Rating Agency and further agree that in no event shall it engage in any oral communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager; provided that nothing in this Section 14.16 shall prohibit the Trustee from making available on its internet website or sending to the Rating Agencies pursuant to this Indenture the Monthly Reports, Distribution Reports and other notices or documentation relating to the Notes or this Indenture.

Section 14.17         17g-5 Information.

(a)          The Issuer shall comply with its obligation under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by posting on the Issuer’s Website, no later than the time such information is provided to the Rating Agencies, all information that the Issuer or other parties on their behalf, including the Trustee and the Collateral Manager, provide to the Rating Agencies pursuant to this Indenture (the “17g-5 Information”). For the avoidance of doubt, such information excludes any letter or report provided by the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. At all times while any Secured Notes are rated by any Rating Agency, the Issuer shall engage a third-party to post 17g-5 Information to the Issuer’s Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to forward certain of the 17g-5 Information in accordance with the Collateral Administration Agreement.

(b)          To the extent the Issuer, the Trustee or the Collateral Manager are engaged in oral communications with any Rating Agency, for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes, the party communicating with such Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be delivered to the Information Agent in accordance with the Collateral Administration Agreement or (y) summarized in writing and the summary to be delivered to the Information Agent in accordance with the Collateral Administration Agreement.

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(c)          Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications with any Rating Agency or any of their respective officers, directors or employees.

(d)          The Trustee, the Collateral Administrator or the Information Agent shall not be responsible for maintaining the Issuer’s Website, posting any 17g-5 Information to the Issuer’s Website or assuring that the Issuer’s Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Trustee, the Collateral Administrator or the Information Agent be deemed to make any representation in respect of the content of the Issuer’s Website or compliance of the Issuer’s Website with this Indenture, Rule 17g-5, or any other law or regulation.

(e)          The Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the Issuer’s Website, including by the Issuer, the Rating Agencies, the NRSROs, any of their agents or any other party. The Trustee shall not be liable for the use of any information posted on the Issuer’s Website, whether by the Issuer, the Rating Agencies, the NRSROs or any other third party that may gain access to the Issuer’s Website or the information posted thereon.

(f)          Notwithstanding anything herein to the contrary, the maintenance by the Trustee of the website described in Section 10.6(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

ARTICLE XV

Assignment Of Certain Agreements

Section 15.1         Assignment of Collateral Management Agreement.

(a)          The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.

(b)          The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

200

(c)          Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)          The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e)          The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f)          The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)          The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii)         The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Noteholders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii)        The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv)        Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement without satisfaction of the Global Rating Agency Condition and obtaining the consent of a Majority of the Controlling Class; provided that the Collateral Management Agreement may be amended to (i) correct inconsistencies, typographical or other errors, defects or ambiguities or (ii) conform the Collateral Management Agreement to the final Offering Circular, the Collateral Administration Agreement or this Indenture, in each case without obtaining the consent of the Majority of the Controlling Class and without satisfaction of the Global Rating Agency Condition.

201

(v)         Except as otherwise set forth herein and therein (including pursuant to Section 8(d) of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)        Except with respect to transactions contemplated by Section 5 of the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Note and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice briefly describing such conflict and the action it proposes to take to the Trustee, who shall promptly forward such notice to the relevant Holder. The provisions of this clause (vi) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

(vii)       On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g)          The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h)          Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify Moody’s and the Holders (as their names appear in the Register) or as otherwise notified by such Holder in writing to the Trustee.

[Signature Pages Follow]

202

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

KCAP SENIOR FUNDING I, LLC,
as Issuer

By:	KCAP Financial, Inc., its designated manager

By
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Name:
Title:

KCAP Senior Funding I, LLC

Indenture

Schedule 1

List of Collateral Obligations

Schedule 2

Moody’s Industry Classification Group List

CORP - Aerospace & Defense	1
CORP - Automotive	2
CORP - Banking, Finance, Insurance & Real Estate	3
CORP - Beverage, Food & Tobacco	4
CORP - Capital Equipment	5
CORP - Chemicals, Plastics, & Rubber	6
CORP - Construction & Building	7
CORP - Consumer goods: Durable	8
CORP - Consumer goods: Non-durable	9
CORP - Containers, Packaging & Glass	10
CORP - Energy: Electricity	11
CORP - Energy: Oil & Gas	12
CORP - Environmental Industries	13
CORP - Forest Products & Paper	14
CORP - Healthcare & Pharmaceuticals	15
CORP - High Tech Industries	16
CORP - Hotel, Gaming & Leisure	17
CORP - Media: Advertising, Printing & Publishing	18
CORP - Media: Broadcasting & Subscription	19
CORP - Media: Diversified & Production	20
CORP - Metals & Mining	21
CORP - Retail	22
CORP - Services: Business	23
CORP - Services: Consumer	24
CORP - Sovereign & Public Finance	25
CORP - Telecommunications	26
CORP - Transportation: Cargo	27
CORP - Transportation: Consumer	28
CORP - Utilities: Electric	29
CORP - Utilities: Oil & Gas	30
CORP - Utilities: Water	31
CORP - Wholesale	32

S-2-1

Schedule 3
S&P Industry Classifications

Asset Code	Asset Description
1	Aerospace & Defense
2	Air transport
3	Automotive
4	Beverage & Tobacco
5	Radio & Television
6
7	Building & Development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
29
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications
39	Utilities
43	Life Insurance
44	Health Insurance
45	Property & Casualty Insurance
46	Diversified Insurance

S-3-1

Schedule 4

Diversity Score Calculation

The Diversity Score is calculated as follows:

(a)	An “Issuer Par Amount” is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b)	An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)	An “Equivalent Unit Score” is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)	An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s industry classification groups, shown on Schedule 2, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e)	An “Industry Diversity Score” is then established for each Moody’s industry classification group, shown on Schedule 2, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900

S-4-1

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody’s industry classification group shown on Schedule 2.

(g)	For purposes of calculating the Diversity Score, affiliated issuers in the same Industry are deemed to be a single issuer except as otherwise agreed to by Moody’s.

S-4-2

Schedule 5

Moody’s Rating Definitions

“Assigned Moody’s Rating”: The monitored publicly available rating or the estimated rating expressly assigned to a debt obligation by Moody’s (including, without limitation, any such estimated rating based on Moody’s RiskCalc; provided that such Collateral Obligation is eligible for a rating based on Moody’s RiskCalc in accordance with terms thereof) that addresses the full amount of the principal and interest promised; provided that so long as the Issuer (or the Collateral Manager on its behalf) applies for a new estimated rating, or renewal of an estimated rating, in a timely manner and provides the information required to obtain such estimate or renewal, as applicable, then pending receipt of such estimate or renewal, as applicable, (A) in the case of a request for a new estimated rating, (i) for a period of 90 days, such debt obligation will have a Moody’s Rating of “B3” for purposes of this definition if the Collateral Manager certifies to the Trustee that the Collateral Manager believes that such estimated rating will be at least “B3” and (ii) thereafter, such debt obligation will have a Moody’s Rating of “Caa3”, (B) in the case of an annual request for a renewal of an estimated rating, (i) the Issuer for a period of 30 days will continue using the previous estimated rating assigned by Moody’s with respect to such debt obligation until such time as Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation, (ii) after the expiration of such 30-day period, for a period of 60 days thereafter, such prior estimated rating assigned by Moody’s will be adjusted down one subcategory until such time as Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation and (iii) at all times after the expiration of such 60-day period, but before Moody’s renews such estimated rating or assigns a new estimated rating, such debt obligation will be deemed to have a Moody’s rating of “Caa3” and (C) in the case of a request for a renewal of an estimated rating following a material deterioration in the creditworthiness of the Obligor or a Specified Amendment, the Issuer will continue using the previous estimated rating assigned by Moody’s until such time as (x) Moody’s renews such estimated rating or assigns a new estimated rating for such debt obligation or (y) the criteria specified in clause (A) in connection with an annual request for a renewal of an estimated rating becomes applicable in respect of such debt obligation. The Issuer will request a renewal of any such estimated rating from Moody’s (x) annually or (y) sooner, following any material deterioration in the creditworthiness of the Obligor or a Specified Amendment to a Collateral Obligation that has an estimated rating, as determined by the Collateral Manager in its reasonable business judgment. Notwithstanding the foregoing, with respect to Collateral Obligations the Assigned Moody’s Rating of which is determined through application of Moody’s RiskCalc, (i) such Collateral Obligations, at all times prior to the end of the Reinvestment Period, shall not represent more than 20% of the Collateral Principal Amount and (ii) such Collateral Obligations shall not represent, after the end of the Reinvestment Period, the greater of (x) 20% of the Collateral Principal Amount and (y) the Aggregate Principal Balance of Collateral Obligations included in the Assets which have an Assigned Moody’s Rating previously determined through application of Moody’s RiskCalc; provided that the Collateral Manager shall redetermine and report to Moody’s the Assigned Moody’s Rating for each Collateral Obligation determined through application of Moody’s RiskCalc within 30 days after receipt of the annual audited financial statements from the related Obligor.

S-5-1

“Corporate Family Rating”: Moody’s corporate family rating, the successor equivalent rating thereto (or the estimated rating expressly assigned to an obligor by Moody’s) or, if a corporate family rating has not yet been assigned, the senior implied rating; provided that pending receipt from Moody’s of any such estimate, the Corporate Family Rating will be “B3” so long as the Collateral Manager has certified to the Trustee in writing that application for such estimate is pending and such estimate is expected to be at least “B3”; provided further, that the Aggregate Principal Balance of Collateral Obligations having a Moody’s Rating by reason of the preceding proviso may not exceed 10% of the Collateral Principal Amount; provided further that, for the avoidance of doubt, if any Obligor itself does not have a Corporate Family Rating from Moody’s, but an entity in such Obligor’s corporate family (within Moody’s criteria) has a Corporate Family Rating from Moody’s, then the Corporate Family Rating with respect to such Obligor shall be the Corporate Family Rating of such entity.

“Moody’s Default Probability Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following, in the following order of priority:

(i)          if the Obligor has a Corporate Family Rating from Moody’s, such Corporate Family Rating; and

(ii)         if the preceding clause does not apply, the Moody’s Equivalent Senior Unsecured Rating of the Collateral Obligation.

Notwithstanding the foregoing, for purposes of the Moody’s Default Probability Rating used in determining the Moody’s Rating Factor of a Collateral Obligation, if such Moody’s rating or S&P rating used to determine the Moody’s Default Probability Rating is on review for possible downgrade or upgrade by Moody’s or S&P, respectively, such rating will be adjusted (i) down two subcategories (if on review for possible downgrade) or one subcategory (if negative outlook) or (ii) up one subcategory (if on review for possible upgrade), in each case without duplication of any adjustments made pursuant to the definition of Moody’s Equivalent Senior Unsecured Rating.

“Moody's Equivalent Senior Unsecured Rating”: With respect to any Collateral Obligation and the Obligor thereof as of any date of determination, is the rating determined in accordance with the following, in the following order of priority:

(i)          if the Obligor has a senior unsecured obligation with an Assigned Moody's Rating (based on a monitored publicly available rating from Moody’s), such Assigned Moody's Rating;

(ii)         if the preceding clause does not apply, but the Obligor has a senior secured obligation with an Assigned Moody's Rating (based on a monitored publicly available rating from Moody’s), then the Moody's Equivalent Senior Unsecured Rating shall be the rating which is one subcategory below such Assigned Moody's Rating;

(iii)        if the preceding clauses do not apply, but such Collateral Obligation has an Assigned Moody’s Rating based on an estimated rating expressly assigned to such Collateral Obligation by Moody’s within the last 15 months (including, without limitation, any such estimated rating based on Moody’s RiskCalc; provided that such Collateral Obligation is eligible for a rating based on Moody’s RiskCalc in accordance with terms thereof), such Assigned Moody’s Rating;

S-5-2

(iv)        if the preceding clauses do not apply, but the Obligor has a senior unsecured obligation (other than a loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Moody's Equivalent Senior Unsecured Rating shall be:

(A)         one rating subcategory below the Moody's equivalent of such S&P rating if it is “BBB-“ or higher, or

(B)         two rating subcategories below the Moody's equivalent of such S&P rating if it is “BB+” or lower;

(v)         if the preceding clauses do not apply, but the Obligor has a subordinated obligation (other than a loan) with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), the Assigned Moody's Rating shall be deemed to be:

(A)         one rating subcategory below the Moody's equivalent of such S&P rating if it is “BBB-“ or higher; or

(B)         two rating subcategories below the Moody's equivalent of such S&P rating if it is “BB+” or lower, and the Moody's Equivalent Senior Unsecured Rating shall be determined pursuant to clause (iii) above;

(vi)        if the preceding clauses do not apply, but the Obligor has a senior secured obligation with a monitored public rating from S&P (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), the Assigned Moody's Rating shall be deemed to be:

(A)         one rating subcategory below the Moody's equivalent of such S&P rating if it is “BBB-“ or higher; or

(B)         two rating subcategories below the Moody's equivalent of such S&P rating if it is “BB+” or lower, and the Moody's Equivalent Senior Unsecured Rating shall be determined pursuant to clause (iv) above; and

(vii)       if the preceding clauses do not apply, the Moody's Equivalent Senior Unsecured Rating will be “Caa3.”

Notwithstanding the foregoing, no more than 10% of the Collateral Obligations, by Aggregate Principal Balance, may be given a Moody's Equivalent Senior Unsecured Rating based on a rating given by S&P as provided in clauses (iv), (v) and (vi) above.

S-5-3

“Moody's Obligation Rating”: With respect to any Collateral Obligation as of any date of determination, is the rating determined in accordance with the following, in the following order of priority:

(i)          any Collateral Obligation that is a first-lien senior secured loan:

(A)         if it has an Assigned Moody's Rating, such Assigned Moody's Rating;

(B)         if the preceding clause does not apply, the rating that is one rating subcategory above its Corporate Family Rating;

(C)         if the preceding clauses do not apply, the rating that is two rating subcategories above the Moody's Equivalent Senior Unsecured Rating; or

(D)         if the preceding clauses do not apply, the Moody's Obligation Rating will be “Caa3”; and

(ii)         with respect to any Collateral Obligation other than a first-lien senior secured loan:

(A)         if it has an Assigned Moody's Rating, such Assigned Moody's Rating; or

(B)         if the preceding clause does not apply, the Moody's Equivalent Senior Unsecured Rating; and

(C)         if the preceding clauses do not apply, the rating that is one rating subcategory above its Corporate Family Rating;

(D)         if the preceding clauses do not apply, but the Obligor has a subordinated obligation with an Assigned Moody’s Rating, then, the Moody’s Obligation Rating shall be the rating which is one rating subcategory higher than such Assigned Moody’s Rating; or

(E)         if the preceding clauses do not apply, the Moody's Obligation Rating will be “Caa3.”

“Moody's Rating”: The Moody's Default Probability Rating; provided, that, with respect to the Collateral Obligations generally, if at any time Moody's or any successor to it ceases to provide rating services, references to rating categories of Moody's shall be deemed instead to be references to the equivalent categories of any other nationally recognized investment rating agency designated in writing by the Collateral Manager on behalf of the Issuer (with a copy to the Trustee), as of the most recent date on which such other rating agency and Moody's published ratings for the type of security in respect of which such alternative rating agency is used. To the extent that the Issuer relies upon a credit estimate for purposes of the Moody's Rating of any Collateral Obligation, the Collateral Manager (on behalf of the Issuer) will apply for renewal of such credit estimate on an annual basis.

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For purposes of the definitions of “Moody’s Default Probability Rating”, “Moody’s Obligation Rating”, “Moody’s Equivalent Senior Unsecured Rating” and “Moody’s Rating”, any credit estimate assigned by Moody’s and any Moody’s RiskCalc rating obtained by the Issuer or the Collateral Manager shall expire one year from the date such estimate was issued; provided that, for purposes of any calculation under the Indenture, if Moody’s fails to renew for any reason a credit estimate for a previously acquired Collateral Obligation thereunder on or before such one-year anniversary (which may be extended at Moody’s option to the extent the annual audited financial statements for the Obligor have not yet been received), after the Issuer, the Collateral Manager on the Issuer’s behalf or any affiliate of the Collateral Manager has submitted to Moody’s all information required to provide such renewal, (1) the Issuer for a period of 60 days will continue using the previous credit estimate assigned by Moody’s with respect to such Collateral Obligation until such time as Moody’s renews the credit estimate for such Collateral Obligation and (2) after 60 days but before Moody’s renews the credit estimate for such Collateral Obligation, the Collateral Obligation will be deemed to have a Moody’s rating of “Caa1”.

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Schedule 6

S&P RECOVERY RATE TABLES

Section 1.

(a)          (i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

S&P Recovery Rating of a Collateral Obligation	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	75%	85%	88%	90%	92%	95%
1	65%	75%	80%	85%	90%	95%
2	50%	60%	66%	73%	79%	85%
3	30%	40%	46%	53%	59%	65%
4	20%	26%	33%	39%	43%	45%
5	5%	10%	15%	20%	23%	25%
6	2%	4%	6%	8%	10%	10%
	Recovery rate

(ii)	If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Loan (a “Senior Secured Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

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For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	16%	18%	21%	24%	27%	29%
1	16%	18%	21%	24%	27%	29%
2	16%	18%	21%	24%	27%	29%
3	10%	13%	15%	18%	19%	20%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

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For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(iii)	If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A, B and C

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

(b)          If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

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Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans (not Cov-Lite Loans or Bonds)[3]
Group A	50%	55%	59%	63%	75%	79%
Group B	45%	49%	53%	58%	70%	74%
Group C	39%	42%	46%	49%	60%	63%
Group D	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans and Bonds)
Group A	41%	46%	49%	53%	63%	67%
Group B	37%	41%	44%	49%	59%	62%
Group C	32%	35%	39%	41%	50%	53%
Group D	17%	19%	27%	29%	31%	34%
Second Lien Loans and senior Unsecured Loans (including First-Lien-Last-Out Loans)[4]
Group A	18%	20%	23%	26%	29%	31%
Group B	16%	18%	21%	24%	27%	29%
Group C	13%	16%	18%	21%	23%	25%
Group D	10%	12%	14%	16%	18%	20%
Subordinated Loans
Group A	8%	8%	8%	8%	8%	8%
Group B	10%	10%	10%	10%	10%	10%
Group C	9%	9%	9%	9%	9%	9%
Group D	5%	5%	5%	5%	5%	5%
	Recovery rate

Group A: Australia, Denmark, Finland, Hong Kong, Ireland, The Netherlands, New Zealand, Norway, Singapore, Sweden, U.K.

Group B: Austria, Belgium, Canada, Germany, Israel, Japan, Luxembourg, Portugal, South Africa, Switzerland, U.S.

Group C: Argentina, Brazil, Chile, France, Greece, Italy, Mexico, South Korea, Spain, Taiwan, Turkey, United Arab Emirates.

Group D: Kazakhstan, Russia, Ukraine, others.

[3]	For purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan that is not a Cov-Lite Loan solely because it contains a cross-default provision to, or is pari passu with, another Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation of the underlying obligor forming part of the same loan facility that requires the underlying obligor to comply with a financial covenant during each reporting period regardless to whether it has taken any specified actions, such Collateral Obligation shall be deemed to be a “Cov-Lite Loan”.

[4]	Second Lien Loans and senior Unsecured Loans (including First-Lien-Last-Out Loans) with an aggregate principal balance in excess of 15% of the Collateral Principal Amount shall use the “Subordinated loans” Priority Category for the purpose of determining their S&P Recovery Rate.

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Section 2.

S&P CDO Monitor

Liability Rating	“AAA”	“AA”	“A”	“BBB”
Weighted Average S&P Recovery Rate	As of any Measurement Date, the Required Weighted Average S&P Recovery Rate for the Class A-1 Notes, as of such Measurement Date.	As of any Measurement Date, the Required Weighted Average S&P Recovery Rate for the Class B-1 Notes, as of such Measurement Date.	As of any Measurement Date, the Required Weighted Average S&P Recovery Rate for the Class C-1 Notes, as of such Measurement Date.	As of any Measurement Date, the Required Weighted Average S&P Recovery Rate for the Class D-1 Notes, as of such Measurement Date.

Weighted Average Floating Spread	As of any Measurement Date, the applicable Minimum Weighted Average Spread that must be maintained or exceeded to satisfy the Minimum Weighted Average Spread Test on such Measurement Date.

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Schedule 7

Moody’s RiskCalc Calculation

“.EDF” means, with respect to any Collateral Obligation, the lowest of (A) the lowest of the 1-year, 2-year, 3-year, 4-year and 5-year expected default frequencies for such Collateral Obligation as determined by running the current version of Moody’s RiskCalc in the Credit Cycle Adjusted (“CCA”) mode for the current year and each of the previous four years and (B) the 5-year expected default frequency for such Collateral Obligation as determined by running the current version of Moody’s RiskCalc in the Financial Statement Only (“FSO”) mode.

“Moody’s Industries” means any one of the Moody’s industrial classification groups as published by Moody’s from time to time.

“Pre-Qualifying Conditions” means, with respect to any Collateral Obligation, conditions that will be satisfied if the Obligor with respect to the applicable Collateral Obligation satisfies the following criteria:

1.          the independent accountants of such Obligor shall have issued a signed, unqualified audit opinion with respect to the most recent fiscal year financial statements, including no explanatory paragraph addressing “going concern” or other issues;

2.          the Obligor’s EBITDA is equal to or greater than $5,000,000;

3.          the Obligor’s annual sales are equal to or greater than $10,000,000;

4.          the Obligor’s book assets are equal to or greater than $10,000,000;

5.          the Obligor represents not more than 3.0% of the Collateral Principal Amount;

6.          the Obligor is a private company with no public rating from Moody’s;

7.          for the current and prior fiscal year, such Obligor’s:

(a)          EBIT/interest expense ratio is greater than 1.0:1.0 and 1.25:1.00 with respect to retail (adjusted for rent expense); and

(b)          debt/EBITDA ratio is less than 6.0:1.0;

8.          no greater than 25% of the Obligor’s revenue is generated from any one customer of the Obligor;

9.          no financial covenants in the Underlying Documents have been modified or waived within the immediately preceding three month period;

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10.         none of the original terms of the Underlying Documents have been modified or waived within the immediately preceding three month period; and

11.         the Obligor is a for-profit operating company in any one of the Moody’s Industries with the exception of (i) Buildings and Real Estate (Moody’s industrial classification group #5), (ii) Finance (Moody’s industrial classification group #14), and (iii) Insurance (Moody’s industrial classification group #20).

1.	The Collateral Manager shall calculate the .EDF for each of the Collateral Obligations to be rated pursuant to this Schedule 7. The Collateral Manager shall also provide Moody’s with the .EDF and the information necessary to calculate such .EDF upon request from Moody’s. Moody’s shall have the right (in its sole discretion) to (i) amend or modify any of the information utilized to calculate the .EDF and recalculate the ..EDF based upon such revised information, in which case such .EDF shall be determined using the table in paragraph 2 below in order to determine the applicable Moody’s Rating, or (ii) have a Moody’s credit analyst provide a rating estimate for any Collateral Obligation rated pursuant to this Schedule 7, in which case such rating estimate provided by such credit analyst shall be the applicable Moody’s Rating.

2.	The Moody’s Rating for each Collateral Obligation that satisfies the Pre-Qualifying Conditions shall be the lower of (i) the Collateral Manager’s internal rating or (ii) the rating based on the .EDF for such Collateral Obligation, as determined in accordance with the table below:

Lowest .EDF	Moody’s Rating
less than or equal to .baa	Ba3
.ba1, .ba2, .ba3 or .b1	B2
.b2 or.b3	B3
.caa	Caa1

provided that the Moody’s Rating determined pursuant the chart above will be reduced by an additional one-half rating subcategory for Collateral Obligations originated in connection with leveraged buyout transactions.

3.	The Moody’s Recovery Rate for each Collateral Obligation that meets the Pre-Qualifying Conditions shall be the lower of (i) the Collateral Manager’s internal recovery rate or (ii) the recovery rate as determined in accordance with the table below:

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Type of Collateral Obligation	Moody’s Recovery Rate
senior secured, first priority, first lien and first out	50%
all other Collateral Obligations	25%

provided that Moody’s shall have the right (in its sole discretion) to issue a recovery rate assigned by one of its credit analysts, in which case such recovery rate provided by such credit analyst shall be the applicable Moody’s Recovery Rate.

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